EXHIBIT 2.1

















                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           MOUNTAIN ACQUISITION CORP.

                          THE SHAREHOLDERS NAMED HEREIN

                                  MIKASA, INC.

                                       AND

                          J. G. DURAND INDUSTRIES, S.A.




                               September 10, 2000



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                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I THE MERGER...........................................................2
    SECTION 1.01   Issuance of Preference Shares...............................2
    SECTION 1.02   The Merger .................................................2
    SECTION 1.03   Effective Time; Closing.....................................2
    SECTION 1.04   Effect of the Merger........................................3
    SECTION 1.05   Certificate of Incorporation; By-laws.......................3
    SECTION 1.06   Directors and Officers......................................3
    SECTION 1.07   Additional Actions..........................................3

ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; DEPOSIT.........4
    SECTION 2.01   Effect on Capital Stock.  ..................................4
    SECTION 2.02   Exchange of Certificates....................................5
    SECTION 2.03   Company Stock Options; Plans................................7
    SECTION 2.04   Shares of Dissenting Stockholders...........................8
    SECTION 2.05   Adjustment of Merger Consideration..........................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................9
    SECTION 3.01   Organization and Qualification; Subsidiaries................9
    SECTION 3.02   Certificate of Incorporation and By-laws...................10
    SECTION 3.03   Capitalization.............................................10
    SECTION 3.04   Authority Relative to this Agreement.......................11
    SECTION 3.05   No Conflict; Required Filings and Consents.................11
    SECTION 3.06   SEC Filings; Financial Statements; Undisclosed Liabilities.12
    SECTION 3.07   Absence of Certain Changes or Events.......................13
    SECTION 3.08   Absence of Litigation......................................15
    SECTION 3.09   Stockholder Vote Required..................................15
    SECTION 3.10   Opinion of Financial Advisor...............................15
    SECTION 3.11   Brokers ...................................................15
    SECTION 3.12   Company Action.............................................15
    SECTION 3.13   Information Supplied.......................................16
    SECTION 3.14   Environmental and Safety Matters...........................16
    SECTION 3.15   Real Property..............................................16
    SECTION 3.16   Personal Property..........................................17
    SECTION 3.17   Contracts .................................................17
    SECTION 3.18   Insurance Policies.........................................18
    SECTION 3.19   Compliance with Laws.......................................18
    SECTION 3.20   Tax Matters................................................18
    SECTION 3.21   Employment Agreements......................................20
    SECTION 3.22   Change of Control Provisions...............................20
    SECTION 3.23   Permits ...................................................20
    SECTION 3.24   Employee Benefit Plans.....................................20
    SECTION 3.25   Intellectual Property Rights...............................22
    SECTION 3.26   Unions ....................................................22
    SECTION 3.27   Affiliated Transactions....................................23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT............23
    SECTION 4.01   Organization and Qualification; Subsidiaries...............23
    SECTION 4.02   Charter Documents and By-laws..............................24
    SECTION 4.03   Authority Relative to this Agreement.......................24
    SECTION 4.04   No Conflict; Required Filings and Consents.................24
    SECTION 4.05   Interim Operations of Merger Sub...........................25
    SECTION 4.06   Information Supplied.......................................25
    SECTION 4.07   Brokers ...................................................25
    SECTION 4.08   Litigation ................................................25
    SECTION 4.09   Capitalization of Merger Sub...............................25
    SECTION 4.10   Capitalization of Surviving Corporation....................26
    SECTION 4.11   Financing .................................................26
    SECTION 4.12   Share Ownership............................................26
    SECTION 4.13   Arrangements with Shareholders.............................26
    SECTION 4.14   Ownership of VCA...........................................26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..................26
    SECTION 5.01   No Conflict; Required Filings and Consents.................26
    SECTION 5.02   Ownership of Shares........................................27

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER.............................27
    SECTION 6.01   Conduct of Business by the Company Pending the Merger......27

ARTICLE VII ADDITIONAL AGREEMENTS.............................................30
    SECTION 7.01   Shareholders' Meeting......................................30
    SECTION 7.02   Preparation of Proxy Statement.............................31
    SECTION 7.03   Appropriate Action; Consents; Filings; Further Assurances..32
    SECTION 7.04   Access to Information; Confidentiality.....................33
    SECTION 7.05   No Solicitation............................................34
    SECTION 7.06   Indemnification and Insurance..............................36
    SECTION 7.07   Notification of Certain Matters............................37
    SECTION 7.08   Public Announcements.......................................38
    SECTION 7.09   Employment Agreements......................................38
    SECTION 7.10   Certain Assistance.........................................39
    SECTION 7.11   Exchange Act and NYSE Filings..............................39
    SECTION 7.12   Representations............................................40
    SECTION 7.13   Support Agreement..........................................40
    SECTION 7.14   Incentive Compensation Plan; Employee Benefits.............40
    SECTION 7.15   Application of Section 16(a) of the Exchange Act...........41
    SECTION 7.16   Performance by Merger Sub..................................41

ARTICLE VIII CONDITIONS TO THE MERGER.........................................41
    SECTION 8.01   Conditions to the Obligations of Each Party................41
    SECTION 8.02   Conditions to the Obligations of Parent and Merger Sub.....42
    SECTION 8.03   Conditions to the Obligations of the Company and the
                   Shareholders...............................................42
    SECTION 8.04   Conditions to the Obligations of the Shareholders..........43

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..................................43
    SECTION 9.01    Termination...............................................43
    SECTION 9.02    Method of Termination; Effect of Termination..............45
    SECTION 9.03    Fees and Expenses.........................................45
    SECTION 9.04    Amendment ................................................46
    SECTION 9.05    Waiver ...................................................46

ARTICLE X GENERAL PROVISIONS..................................................46
    SECTION 10.01   Non-Survival of Representations, Warranties and
                    Agreements................................................46
    SECTION 10.02   Notices ..................................................46
    SECTION 10.03   Certain Definitions.......................................48
    SECTION 10.04   Accounting Terms..........................................50
    SECTION 10.05   Severability..............................................50
    SECTION 10.06   Entire Agreement; Assignment..............................51
    SECTION 10.07   Parties in Interest.......................................51
    SECTION 10.08   Specific Performance......................................51
    SECTION 10.09   Governing Law.............................................51
    SECTION 10.10   Headings .................................................52
    SECTION 10.11   Counterparts..............................................52
    SECTION 10.12   Construction..............................................52
    SECTION 10.13   Capacity .................................................52
    SECTION 10.14   Company Disclosure Statement..............................52


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Exhibits

Exhibit A  The Preference Amendment
Exhibit B  Conversion of Common Stock into New Preference Stock
Exhibit C  Employment Agreements
Exhibit D  Stockholders' Agreement
Exhibit E  Incentive Compensation Plan
Exhibit F  Support Agreement


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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER dated September 10, 2000 (this "Agreement") is by and among Mountain Acquisition CORP., a Delaware corporation, ("Merger Sub"), Mikasa, Inc., a Delaware corporation (the "Company"), for purposes of Articles I, V, VIII and X and Sections 7.03, 7.05, 7.07, 7.08, 7.09, 7.12, 7.13, 9.04 and 9.05 only, Alfred Blake, Raymond Dingman, The Raymond Burnett Dingman Separate Property Trust, Anthony Santarelli, George Aratani and the George T. Aratani and Sakaye I. Aratani Revocable Living Trust (collectively, the "Shareholders"), and J. G. Durand Industries, S.A., a societe anonyme organized under the laws of France ("Parent");

         WHEREAS, Merger Sub is a new corporation formed by Parent for the purpose of entering into this Agreement and consummating the transactions contemplated hereby;

         WHEREAS, the Board of Directors of the Company has deemed it advisable in connection with the transactions contemplated by this Agreement and subject to the terms and conditions hereof that the Company amend its Certificate of Incorporation or adopt a Certificate of Designation (the "Preference Amendment") to provide for the authorization to create and issue up to 500,000 shares of Preferred Stock, par value $0.01 per share (the "New Preference Stock"), of the Company having the terms set forth on Exhibit A;

         WHEREAS, immediately prior to the Effective Time (as defined below), the Shareholders shall convert the number of shares of their Common Stock, par value $0.01, of the Company (the "Company Common Stock") into New Preference Stock in the amounts set forth on Exhibit B;

         WHEREAS, immediately prior to the Effective Time, Parent shall (i) make a capital contribution in cash into Merger Sub in an amount equal to the aggregate Merger Consideration to be paid hereunder and (ii) if necessary, repay any indebtedness of the Company required to be repaid as a result of the Merger;

         WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable a merger (the "Merger") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement, with the Company surviving the Merger as the surviving corporation (the "Surviving Corporation"), and the Board of Directors of the Company has recommended that the holders of shares of Company Common Stock approve the Merger and the other transactions contemplated by this Agreement upon the terms of this Agreement;

         WHEREAS, the Merger is subject to the affirmative vote of at least a majority of the outstanding shares of Company Common Stock and the satisfaction of certain other conditions described in this Agreement; and

         WHEREAS, the Boards of Directors of Merger Sub and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders.

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         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01 Issuance of Preference Shares.

         (a) Authorization. Upon the terms and subject to the conditions set forth in this Agreement, prior to the Effective Time, the Company shall have amended its Certificate of Incorporation or adopted a Certificate of Designation in the form of Exhibit A hereto to authorize the creation, issuance and sale of 500,000 shares of New Preference Stock.

         (b) Conversion of Company Common Stock into Preference Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Shareholders agree to convert immediately prior to the Effective Time, shares of Company Common Stock into New Preference Stock (the "Preference Exchange") in the amounts set forth on Exhibit B hereto.

         (c) Capital Contribution. Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, Parent shall make an aggregate capital contribution of $244,936,705 in cash into Merger Sub in exchange for 244,936.705 shares of common stock, par value $.01 per share, of Merger Sub (the "Capital Contribution").

         SECTION 1.02 The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall be the Surviving Corporation of the Merger.

         SECTION 1.03 Effective Time; Closing. As promptly as practicable, and in no event later than two business days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that can only be satisfied on the Closing Date (as defined below)), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York 10022 (or such other place as the parties may agree). The date on which such Closing takes place shall be referred to herein as the "Closing Date".

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         SECTION 1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL.
Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, immunities, privileges, powers, franchises and licenses of the Company and Merger Sub shall vest in the Surviving Corporation, without further act or deed, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

         SECTION 1.05 Certificate of Incorporation; By-laws.

         (a) Certificate of Incorporation. From and after the Effective Time, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL and this Agreement, except that, as of the Effective Time, Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is Mikasa, Inc.

         (b) Bylaws. From and after the Effective Time, the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL and the Certificate of Incorporation of the Surviving Corporation.

         SECTION 1.06 Directors and Officers.

         (a) Directors. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

         (b) Officers. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

         SECTION 1.07 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Company or its subsidiaries, or (b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to

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vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company to take any and all such action.

                                   ARTICLE II
           CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; DEPOSIT

         SECTION 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Common Stock or any shares of capital stock of Merger Sub:

         (a) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of New Preference Stock.

         (b) Cancellation of Company Owned Stock. All shares of Company Common Stock and New Preference Stock (if any) that are held in the treasury of the Company or by any wholly owned subsidiary of the Company shall be canceled and retired and shall cease to exist without any consideration payable therefor.

         (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of the Company Common Stock referred to in Section 2.01(b)) shall be converted into (as provided in and subject to the limitations set forth in this Article II) the right to receive from the Surviving Corporation in cash, $16.50 (the "Merger Consideration") without interest thereon upon surrender of the certificate previously representing such share of Company Common Stock as provided in Section 2.02(c). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the cash into which their shares of Company Common Stock have been converted by the Merger as provided in this Section 2.01(c).

         (d) Conversion of New Preference Stock. Each share of New Preference Stock issued and outstanding immediately after the Effective Time (other than shares of New Preference Stock to be canceled pursuant to Section 2.01(b)) shall be converted into (as provided in and subject to the limitations set forth in this Article II) and become one fully paid and nonassessable share of Common Stock, par value $0.01, of the Surviving Corporation (the "Surviving Corporation Common Stock"), upon the surrender of the certificate previously representing such shares of New Preference Stock, and all such shares of New Preference Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of New Preference Stock shall cease to have any rights with respect thereto, except the right to receive the Surviving Corporation Common Stock into which

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     their shares of New Preference Stock have been converted by the Merger as provided in this Section 2.01(d).

         (e) Further Amendment. Notwithstanding any provision to the contrary, the parties agree to amend this Agreement prior to Closing to permit shares of Company Common Stock and/or Company Stock Options (as defined below) owned by certain employees or directors of the Company as mutually agreed by the Company and Merger Sub to be converted into shares of New Preference Stock with corresponding adjustments to be made to this Section 2.01 and the related definitions.

         SECTION 2.02 Exchange of Certificates.

         (a) Paying Agent. Prior to the Effective Time, Merger Sub shall, with the approval of the Company, designate a bank or trust company to act as paying agent in the Merger (the "Paying Agent").

         (b) At the Closing, Merger Sub shall deliver:

                  (i) to each person (who has been identified on a list to be provided to Merger Sub by the Company not later than five business days before the Closing) who has surrendered to the Company prior to the Closing one or more certificates which immediately prior to the Effective Time represented shares of Company Common Stock (such certificates, the "Certificates") by wire transfer of immediately available funds, the amount of cash into which the shares of Company Common Stock represented by the Certificates so surrendered have been converted pursuant to the provisions of this Article II;

                  (ii) to the Shareholders who shall have surrendered to the Merger Sub at the Closing the certificates which, immediately prior to the Effective Time, represented shares of outstanding New Preference Stock, the securities of the Surviving Corporation into which the shares of New Preference Stock represented by such certificates have been converted pursuant to the provisions of this Article II; and

                  (iii) to the Paying Agent, for the benefit of the holders of Company Common Stock not so listed as provided in clause (i) above, funds in the aggregate amount into which such shares of Company Common Stock shall have been converted pursuant to the provisions of this
         Article II.

         (c) Exchange Procedure. Promptly after the Effective Time, the Surviving Corporation shall mail to each holder of record of Certificates not surrendered pursuant to Section 2.02(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the address specified therein) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive promptly in

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     exchange therefor from the Paying Agent the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of the shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to
     Section 2.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation will pay in exchange for such lost, stolen or destroyed Certificate, the cash payable in respect of the shares represented by such Certificate as determined in accordance with this
     Article II, except that when authorizing such payment, the Board of Directors of the Surviving Corporation, may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to such Certificate.

         (d) Withholding. Merger Sub, Surviving Corporation and Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable or issuable pursuant to this Agreement to any holder of Company Common Stock such amount as is required to be deducted and withheld with respect to such payment or issuance under any provision of U.S. federal, state or local tax law or any foreign tax law applicable because of the residence or citizenship of the holder. To the extent that amounts are so withheld, such withheld amounts shall promptly be paid to the appropriate governmental authority and shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made.

         (e) Closing of Stock Transfer Books. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

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         (f) No Liability. At any time following the expiration of twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to any applicable abandoned property, escheat or similar law) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon; provided, however, with respect to any Certificates which shall not have been surrendered prior to five years after the Closing Date, the unclaimed cash payable in exchange for such Certificates shall, to the extent permitted by applicable abandoned property, escheat or similar law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto. Notwithstanding the foregoing, none of Merger Sub, the Shareholders, the Company, the Paying Agent or Parent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 2.03 Company Stock Options; Plans.

         (a) Option Consideration. Except as set forth in this Section 2.03 and except to the extent that Merger Sub and the holder of any option otherwise agree in writing prior to or contemporaneously with the Effective Time:

                  (i) At the Effective Time, each outstanding option to purchase Company Common Stock (a "Company Stock Option") granted pursuant to the Company's Long-Term Incentive Plan, 1998 Long-Term Stock Incentive Plan or Non-Employee Directors Stock Option Plan (collectively, the "Company Stock Option Plans") shall become 100% vested and immediately exercisable;

                  (ii) Each holder of a Company Stock Option outstanding as of the Effective Time shall be entitled to receive, and shall be paid in full satisfaction of such Company Stock Option, a cash payment in an amount in respect thereof equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price of each such Company Stock Option, and (y) the number of shares of Company Common Stock subject to the Company Stock Option immediately prior to the Effective Time, less any income or employment tax withholding required under any provision of U.S. federal, state or local tax law or any foreign tax law applicable because of the residence or citizenship of the holder (the "Option Consideration"). To the extent that amounts are so withheld by the Surviving Corporation and paid to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Stock Option. Upon delivery of the related Option Consideration, the Company Stock Option shall be canceled. The acceptance by the holder of a Company Stock Option of the related Option Consideration shall be deemed to be a release of all rights the holder had or may have had in respect of that Company Stock Option; and

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                  (iii) Prior to the Effective Time, the Board of Directors of
         the Company and/or the appropriate committee of the Board of Directors shall determine that each Company Stock Option shall be exercisable at and following the Effective Time at its then existing exercise price for the Merger Consideration, less any income or employment tax withholding required under any provision of U.S. federal, state, local or foreign tax law. Each Company Stock Option, the obligations under which have not been satisfied in accordance with the provisions of this
         Section 2.03(a), shall be exercisable following the Effective Time in accordance with such determination.

         (b) No Other Rights. Except as may otherwise be agreed in writing by Merger Sub and the Company, following the Effective Time, no holder of Company Stock Options or any participant in the Company Stock Option Plans shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

         (c) Termination of Other Plans and Programs. Except as may otherwise be agreed in writing by Merger Sub and the Company, all other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries shall terminate as of the Effective Time, and no participant in any such plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

         SECTION 2.04 Shares of Dissenting Stockholders.

         (a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly exercised his or her appraisal rights (the "Dissenting Shares") under the DGCL, shall not be converted into the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If, after the Effective Time, any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest or dividends thereon, the consideration provided for in this Article II.

         (b) The Company shall give Merger Sub and Parent (i) prompt notice of any notices or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without prior written consent of Merger Sub and Parent, make any payments with respect to, or settle, offer to settle or otherwise negotiate, with respect to any such demands.

         (c) Dissenting Shares, if any, after payments of fair value in respect thereto have been made to the holders thereof pursuant to the DGCL, shall be canceled.

         SECTION 2.05 Adjustment of Merger Consideration. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares of a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in a separate disclosure schedule referring to the Sections contained in this Agreement, which has been delivered by the Company to Merger Sub prior to the execution of this Agreement (the "Company Disclosure Statement"), the Company hereby represents and warrants to Merger Sub that:

         SECTION 3.01 Organization and Qualification; Subsidiaries.

         (a) Each of the Company and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite organizational power and authority and all necessary governmental approvals to own, lease and operate the properties and assets it currently owns, operates or holds under lease and to carry on its business as it is now being conducted, except where the failure to be organized, existing or in good standing or to have such organizational power and authority or approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Except as set forth in Section 3.01(a) of the Company Disclosure Statement, each of the Company and its subsidiaries is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means, when used in connection with the Company, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to timely perform its obligations under this Agreement, other than effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industries in which such person operates or (C) the announcement or expectation of this Agreement or the Transactions.

         (b) Except as set forth in Section 3.01 of the Company Disclosure Statement, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. All outstanding equity interests of each such subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of any Liens, and there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, obligating any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional equity interests in such subsidiary or any securities or obligations convertible or exchangeable for such equity interests or to grant, extend or enter into any such option, warrants, convertible security, call, right, commitment, preemptive right or agreement, in each case except as provided by applicable law.

         SECTION 3.02 Certificate of Incorporation and By-laws. The Company has heretofore made available to merger Sub complete and correct copies of its Certificate of Incorporation and By-laws, each as amended to the date hereof. Such Certificate of Incorporation and By-laws are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or By-laws.

         SECTION 3.03 Capitalization. The authorized capital stock of the Company consists of (i) 80,000,000 shares of Company Common Stock and (ii) 2,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of the date hereof, there are 16,985,445 shares of Company Common Stock issued and outstanding, no shares of Preferred Stock outstanding (and after the Preference Amendment and the Preference Exchange pursuant to Section 1.01(b) but prior to the Effective Time, there shall be 44,101.20 shares of New Preference Stock issued and outstanding). Section 3.03 of the Company Disclosure Statement sets forth the number of shares of Company Common Stock to be received upon exercise or conversion and the exercise or conversion price of each outstanding Company Stock Option. Except for the Company Stock Options granted under the Company Stock Option Plans or as expressly contemplated by this Agreement or as set forth in Section 3.03 of the Company Disclosure Statement, there are no existing options, warrants, convertible securities, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell, or caused to be issued, transferred or sold, contingently or otherwise, any shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for or purchase any such shares. Except as identified and described in Section 3.03 of the Company Disclosure Statement, there are no outstanding stock appreciation rights or similar phantom equity securities issued by the Company with respect to the capital stock of the Company. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto. All shares of New Preference Stock to be issued to (i) the Shareholders pursuant to the Preference Exchange and (ii) Parent in connection with the Capital Contribution, shall, when issued in accordance with the terms of this Agreement and other applicable agreements, be duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

         SECTION 3.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary Governmental Approvals, the adoption of this Agreement and the Preference Amendment by the requisite holders of the shares of Company Common Stock and the filing and recordation of appropriate merger documents and the Preference Amendment under applicable Law, to perform its obligations hereunder and to consummate the Merger and the other Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than obtaining the necessary Governmental Approvals, the adoption of this Agreement and, if required, the Preference Amendment by the holders of the requisite majority of the shares of Company Common Stock and the filing and recordation of appropriate merger documents and the Preference Amendment as required by applicable Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         SECTION 3.05 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Transactions will not (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree of any Governmental Authority (collectively, "Laws") applicable to the Company, its subsidiaries or by which any of its properties or assets is bound or affected, except for such conflicts or violations that, individually or in the aggregate, would not have a Company Material Adverse Effect, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or its subsidiaries is a party or by which the Company, its subsidiaries or any of its properties or assets is bound or affected, except as disclosed in Section 3.05(a) of the Company Disclosure Statement and except for any such violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect and will not prevent or materially delay the consummation of the Transactions.

         (b) Except as disclosed in Section 3.05(b) of the Company Disclosure Statement, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (collectively, "Governmental Approvals"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the rules of the New York Stock Exchange ("NYSE"), state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and filing and recordation of appropriate merger and amendment documents as required by the DGCL, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not have a Company Material Adverse Effect.

         SECTION 3.06 SEC Filings; Financial Statements; Undisclosed
                      Liabilities.

         (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1997 and has made available to the Merger Sub all registration statements filed by the Company with the SEC, including all exhibits filed in connection therewith (on all forms applicable to the registration of securities) since December 31, 1997 and prior to the date of this Agreement (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports (and giving effect to any amendments thereof) (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company will notify Merger Sub promptly after any Company SEC Reports filed subsequent to the date hereof and prior to the Effective Time become publicly available.

         (b) Each of the financial statements (including, in each case, any notes and schedules thereto) contained in the Company SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented in all material respects the consolidated financial position, results of operations or cash flows, as the case may be, of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP, subject, in the case of unaudited statements (the "Interim Financial Statements"), to the absence of footnotes and to normal and recurring year-end adjustments none of which would, individually or in the aggregate, have a Company Material Adverse Effect.

         (c) Neither the Company nor its subsidiaries have any liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for taxes) material to the Company and its subsidiaries taken as a whole other than such liabilities or obligations (i) disclosed in Section 3.06(c) of the Company Disclosure Statement, (ii) disclosed or reserved against in the most recent consolidated balance sheet of the Company filed with the SEC,

     (iii) incurred in the ordinary course of business consistent with past practice (none of which is a liability arising from breach of contract, breach of warranty, tort or claim for infringement) since the date of the most recent audited consolidated balance sheet of the Company filed with the SEC, (iv) under the Contracts (none of which is a liability for breach of contract), or (v) that are not required by GAAP to have been included in the most recent consolidated balance sheet of the Company filed with the SEC.

         SECTION 3.07 Absence of Certain Changes or Events. Except as disclosed in Section 3.07 of the Company Disclosure Statement or the Company SEC Reports or as contemplated by this Agreement, since January 1, 2000, neither the Company nor its subsidiaries have, directly or indirectly:

         (a) redeemed, purchased, otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any shares of capital stock of the Company, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than between the Company and a wholly-owned subsidiary thereof);

         (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell, deliver or grant any shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or its subsidiaries, other than pursuant to and in accordance with (i) the Company Stock Option Plans or (ii) the terms of the agreements listed in Section 3.03 of the Company Disclosure Statement;

         (c) except in the ordinary course of business (i) created or incurred any indebtedness for borrowed money in excess of $1,000,000, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation in excess of $1,000,000, (iii) incurred any liabilities except for liabilities which, individually and in the aggregate, would not have a Company Material Adverse Effect; or (iv) mortgaged, pledged or subjected to any material lien or encumbrance, any asset having a book or market value in excess of $1,000,000;

         (d) instituted any material change in its accounting methods, principles or practices except as required by GAAP;

         (e) revalued any of its assets in any material respect, including without limitation, writing down the value of inventory or writing off notes or accounts receivables except for (i) amounts previously reserved as reflected in the Company's December 31, 1999 audited consolidated balance sheet, or (ii) revaluations and write downs of the value of inventory in the ordinary course of business;

         (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually and in the aggregate, have a Company Material Adverse Effect;

         (g) suffered any adverse change, or any development involving a prospective adverse change, except for those changes or prospective changes which, individually and in the aggregate, would not have a Company Material Adverse Effect;

         (h) granted any material increase in the base compensation of, or made any other material change in the employment terms for, any of its directors, officers and employees, except for increases or changes reflecting or based upon changed responsibilities or duties and increases or changes made in the ordinary course of business consistent with past practice;

         (i) adopted, modified or terminated any bonus, profit-sharing, incentive, severance or other plan or contract for the benefit of any of its directors, officers and employees other than such adoptions, modifications and terminations which do not materially increase the aggregate cost of such plan or contract;

         (j) except for provision of services or sales in the ordinary course of business (i) sold, leased, licensed, assigned, transferred or otherwise disposed of any of its assets or property having a book or market value, in excess of $1,000,000 or (ii) entered into, or consented to the entering into of, any agreement granting a preferential right to sell, lease, license, assign, transfer or otherwise dispose of any of such assets;

         (k) entered into any new line of business that is substantially and materially different from the Company's business as of December 31, 1999, or incurred or committed to incur any capital expenditures, obligations or liabilities in connection therewith in excess of $5,000,000 in the aggregate;

         (l) acquired or agreed to acquire by merging or consolidating with, or agreed to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business of any other person;

         (m) made any cancellation or waiver of (i) any right material to the operation of the business of the Company or its subsidiaries, or (ii) any material debts or claims against any affiliate of the Company;

         (n) made any disposition of, or failed to enforce, maintain or keep in effect any patent, trademark, service mark, trade name, copyright or trade secret of the Company or its subsidiaries or any registration or application for registration thereof or right or interest therein, to the extent material to the Company and its subsidiaries taken as a whole;

         (o) to the knowledge of the Company, entered into any agreement, arrangement or transaction with any affiliate of the Company;

         (p) entered into any agreement, arrangement or transaction to purchase any real property to the extent material to the Company and its subsidiaries taken as a whole; or

         (q) agreed to (i) do any of the things described in the preceding clauses (a) through (p) other than as contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article III untrue or incorrect.

         SECTION 3.08 Absence of Litigation. Except as disclosed in Section 3.08 of the Company Disclosure Statement, as of the date hereof there is no claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company, its subsidiaries, or any of its properties or assets, before any court, arbitrator or Governmental Authority, which, individually or in the aggregate, would have a Company Material Adverse Effect. Except as disclosed on Section 3.08 of the Company Disclosure Statement as of the date hereof, neither the Company nor its subsidiaries nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award which would have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.09 Stockholder Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock held by all stockholders is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger, this Agreement, the Preference Amendment and the transactions contemplated hereby under the DGCL and the Company's Certificate of Incorporation.

         SECTION 3.10 Opinion of Financial Advisor. The special committee of the Company's Board of Directors (the "Special Committee") has received the opinion, dated as of the date hereof, of CIBC World Markets (the "Special Committee Financial Advisor"), to the effect that, as of the date thereof, and subject to the qualifications and limitations set forth therein, the Merger Consideration is fair to the Company's stockholders (other than the Shareholders) from a financial point of view.

         SECTION 3.11 Brokers. Except as disclosed in Section 3.11 of the Company Disclosure Statement, no broker, finder or investment banker (other than the Special Committee Financial Advisor and UBS Warburg) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or which are to be paid by the Company. The Company has heretofore furnished to Merger Sub a complete and correct copy of all agreements between the Company and the Special Committee Financial Advisor or any other firms pursuant to which the Special Committee Financial Advisor or any such firms would be entitled to any payment relating to the Merger, and there have been no amendments to such agreements.

         SECTION 3.12 Company Action. The Company's Board of Directors (at a meeting duly called and held) has by requisite vote of directors (i) approved and adopted this Agreement and the Transactions, and such approval is sufficient to render inapplicable to this Agreement and the Transactions, the provisions of
Section 203 of the DGCL to the extent, if any, any such section is applicable to this Agreement and the Transactions and (ii) subject to Section 7.05 hereof, agreed to recommend that the stockholders of the Company approve and adopt this Agreement and the Transactions.

         SECTION 3.13 Information Supplied. The Proxy Statement (as defined below) and any other document to be filed by the Company with the SEC or any Governmental Authority in connection with the Transactions (the "Other Filings") will not, in the case of the Proxy Statement, at the time of mailing thereof to the Company's shareholders, or, in the case of all other such documents, at the respective times filed with the SEC or other Governmental Authority, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading; provided, that the Company makes no representation with respect to any information provided by Parent, Merger Sub or any Shareholder. The Proxy Statement (except for those portions relating to Parent or Merger Sub) at the time of the mailing thereof to the Company's shareholders will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         SECTION 3.14 Environmental and Safety Matters. Except as set forth in
Section 3.14 of the Company Disclosure Statement and except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are (i) in compliance with all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required under applicable Environmental Laws for the conduct of their respective businesses, and (iii) have not received notice of any actual or potential material liability for the investigation or remediation of any disposal or release of Hazardous Materials.

         SECTION 3.15 Real Property.

         (a) Except as set forth on Section 3.15 of the Company Disclosure Statement, (i) the Company and its Subsidiaries have good and marketable title to all Owned Real Property, in each case free and clear of any Liens, except for Permitted Encumbrances, and (ii) any Leased Real Property held by a Company or a Subsidiary of the Company is held under a valid, subsisting and enforceable Lease, with such exceptions as would not, individually or in the aggregate, have a Company Material Adverse Effect.

         (b) The term "Permitted Encumbrances" shall mean: (A) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such Real Property which are not due and payable as of the Closing Date; (B) mechanics liens and similar liens for labor, materials or supplies provided with respect to such Real Property incurred in the ordinary course of business for amounts which are not delinquent and which would not, individually or in the aggregate, have a Company Material Adverse Effect; (C) zoning, building codes and other land use Laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any Governmental Authority which are not violated by the current use or occupancy of such Real Property or the operation of the Company's business thereon in any material respect; and
     (D) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Real Property which do not or would not materially impair the current use or occupancy of such Real Property.

         (c) Except as set forth on Section 3.15 of the Company Disclosure Statement, to the Company's Knowledge, (A) all material permits, licenses and other approvals necessary to the current occupancy and use of the Real Property have been obtained, are in full force and effect had have not been violated by the Company in any material respect and (B) there exists no material violation by the Company of any material covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property that individually or in the aggregate would have a Company Material Adverse Effect. All facilities located on the Real Property are supplied with adequate utilities and other services necessary for the conduct of the Company's business as currently conducted. There is no pending or, to the Knowledge of the Company, threatened condemnation proceeding, or material lawsuit or administrative action affecting any portion of the Real Property to which the Company or its subsidiaries is a named party that could be material to the Company and its subsidiaries taken as a whole.

         SECTION 3.16 Personal Property.

         (a) Each of the Company and its subsidiaries has good title to all personalty of any kind or nature that is material to the Company and its subsidiaries which the Company or its subsidiaries purport to own, free and clear of all Liens, except for (i) Liens disclosed on Section 3.16 of the Company Disclosure Statement, (ii) Liens for non-delinquent taxes and non-delinquent statutory liens arising other than by reason of default,
     (iii) statutory Liens of landlords, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iv) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, (v) purchase money Liens, and
     (vi) Liens which do not materially detract from the value or use of said personalty. The Company and its subsidiaries, as lessees, have the right under valid and subsisting leases to use and possess all personalty that is material to the Company and its subsidiaries taken as a whole and is leased by the Company or its subsidiaries as now used or possessed by the Company or its subsidiaries, as applicable.

         (b) All machinery, equipment and other tangible assets currently being used by the Company or its subsidiaries which are owned or leased by the Company or its subsidiaries and that are material to the Company and its subsidiaries taken as a whole are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put, except where any other condition of any machinery, equipment or other tangible asset would not have a Company Material Adverse Effect.

         SECTION 3.17 Contracts. The Company has made available to Merger Sub true and correct copies of all written agreements of the Company or its subsidiaries (other than contracts or leases for the sale in the ordinary course of business of the Company's services or products) that are currently in effect and that are (i) material license agreements or franchise agreements with any person that provides services in the name of or on behalf of the Company; (ii) material leases, sales contracts and other agreements with respect to any personal property of the Company or its subsidiaries which provide for the receipt or expenditure by the Company or its subsidiaries after the date of this Agreement, of more than $1,000,000; (iii) contracts or commitments for capital expenditures or acquisitions in excess of $1,000,000 for one project or set of related projects; (iv) guarantees of third party obligations; (v) agreements (including non-competition agreements) which restrict the kinds of businesses in which the Company or its subsidiaries may engage or the geographical area in which any of them may conduct their business; (vi) indentures, mortgages, loan agreements or other agreements relating to the borrowing of money by the Company, the granting of Liens by the Company or lines of credit by the Company, in each case, involving an amount in excess of $1,000,000; (vii) collective bargaining agreements, if any; (viii) material licenses, agreements, assignments or contracts (whether as licensor or licensee, assignor or assignee) relating to any patent and trademark rights; (ix) brokerage or finder's agreements; (x) joint venture agreements, partnership agreements or similar agreements; or (xi) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements executed within the last five years, in each case, involving an amount in excess of $1,000,000; (all items so made available or required to be made available to Merger Sub being hereinafter referred to as "Contracts"). Except as disclosed in
Section 3.17 of the Company Disclosure Statement, (i) all Contracts are valid and subsisting and in full force and effect, and each of the Company and its subsidiaries has duly performed its obligations thereunder in all material respects to the extent such obligations have accrued, and (ii) there has not occurred thereunder any breach or default by the Company, its subsidiaries, or, to the Company's Knowledge, by any other party thereto that continues to exist, or any event which with the passage of time or the giving of notice, or both, would result in a breach or default or event of non-compliance thereunder by the Company, its subsidiaries, or, to the Knowledge of the Company, by any other party thereto, except for such failures to be in full force and effect, failures to perform, breaches or defaults that, individually or in the aggregate, would not be material to the Company and its subsidiaries taken as a whole.

         SECTION 3.18 Insurance Policies. The Company has made available to Merger Sub all material insurance policies of the Company and its subsidiaries, and each such policy is in full force and effect. No written notice of cancellation or termination has been received by the Company or its subsidiaries with respect to any such policy. To the Knowledge of the Company, there are no pending claims against such insurance by the Company or its subsidiaries as to which the insurers have denied coverage or otherwise reserved rights.

         SECTION 3.19 Compliance with Laws. Except as set forth in Section 3.19 of the Company Disclosure Statement, neither the Company nor its subsidiaries are in violation of or have violated or failed to comply with any Law or judgment applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, result in a Company Material Adverse Effect.

         SECTION 3.20 Tax Matters.

         (a) Except as disclosed on Section 3.20(a) of the Company Disclosure Statement, the Company and each subsidiary of the Company have filed all material Tax Returns that were required to be filed prior to the date hereof by any of them (taking into account all available extensions). All such Tax Returns were correct and complete in all material respects. All Taxes shown as due on such returns by any of the Company and each subsidiary of the Company have been paid. Except with respect to any of the Company's or its subsidiaries' Tax Returns for the 1999 tax year, none of the Company or any subsidiary of the Company currently is the beneficiary of any extension of time within which to file any Tax Return. To the Company's Knowledge, there are no material Liens on any of the assets of any of the Company or any subsidiary of the

     Company that arose in connection with any failure (or alleged failure) to pay any material Tax.

         (b) The Company and each subsidiary of the Company have withheld and paid all material Taxes required to have been withheld and paid by applicable Law.

         (c) To the Company's Knowledge, no material undisputed deficiencies for any Tax has been proposed in writing, asserted or assessed, in each case by any taxing authority, against the Company or any subsidiary of the Company.
     Section 3.20(c) of the Company Disclosure Statement lists all federal, state and foreign income Tax Returns filed with respect to any of the Company and any subsidiary of the Company for taxable periods ended on or after December 31, 1996, indicates those income Tax Returns (with respect to Taxes that are material to the Company and its Subsidiaries, taken as a whole) for such periods that have been audited, and indicates those income Tax Returns that currently are the subject of audit. The Company has made available to Merger Sub correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company or any subsidiary of the Company since December 31, 1996.

         (d) Neither the Company nor any subsidiary of the Company has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

         (e) Except as set forth on Section 3.20(e) of the Company Disclosure Statement or as contemplated by this Agreement, neither the Company nor any subsidiary of the Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G or Code ss.162(m). Neither the Company nor any subsidiary of the Company has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Neither the Company nor any subsidiary of the Company is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its subsidiaries has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return other than a group the common parent of which is the Company.

         (f) Neither the Company nor any subsidiary of the Company has any liability for any material Taxes of any person other than the Company and the subsidiaries of the Company (i) under Treas. Reg.ss.1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

         (g) Except as disclosed on Section 3.20(g) of the Company Disclosure Statement, neither the Company nor any subsidiary of the Company will be required to make any material adjustment to taxable income under Code ss.481 (or any similar provision of state, local, or foreign law) for any period ending on or after the Closing Date by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries on or prior to the Closing Date and neither the Internal Revenue

     Service nor any other governmental authority has initiated or proposed any such change in accounting method.

         (h) The Company shall not be required as a result of any "closing agreement," entered into on or prior to the date of this Agreement as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

         SECTION 3.21 Employment Agreements. Except as disclosed on Section 3.21 of the Company Disclosure Statement or as expressly contemplated by this Agreement, there are no employment, consulting, severance or indemnification agreements between the Company and any directors, officers, or other employees of the Company or any of its subsidiaries providing for (i) payments in excess of $200,000 per year, (ii) severance payments, or (iii) any bonus or special payment obligation of the Company or any of its subsidiaries payable in connection with the sale, acquisition, or change of control of the Company or any of its subsidiaries.

         SECTION 3.22 Change of Control Provisions. Except as disclosed on
Section 3.22 of the Company Disclosure Statement or with respect to any lease agreement, to the Company's Knowledge, none of the arrangements, agreements or understandings set forth in Article III hereof and none of the Company's employee benefit plans, programs or arrangements contain any provision that would become operative as a result of the Merger and that will result in payments by the Company or its subsidiaries in excess of $500,000, either individually or in the aggregate.

         SECTION 3.23 Permits. Except as set forth in Section 3.23 of the Company Disclosure Statement, each of the Company and its subsidiaries has all Permits, except for those Permits the failure to have would not, individually or in the aggregate, have a Company Material Adverse Effect (the "Material Permits"). Except as set forth in Section 3.23 of the Company Disclosure Statement, to the Knowledge of the Company, all Material Permits are in full force and effect except where the failure to be so in effect would not have a Company Material Adverse Effect. Except as set forth in Section 3.23 of the Company Disclosure Statement, no outstanding notice of cancellation or termination has been delivered to the Company or its subsidiaries in connection with any Material Permit nor, to the Knowledge of the Company, has any such cancellation or termination been threatened. Except as set forth in Section 3.23 of the Company Disclosure Statement, to the Knowledge of the Company, no application, action or proceeding for the modification of any such Material Permit is pending or threatened that may result in the revocation, modification, nonrenewal or suspension of any Material Permit.

         SECTION 3.24 Employee Benefit Plans.

         (a) Section 3.24 of the Company Disclosure Statement contains a list of each material employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other material plan, program, policy, practice, arrangement or contract (whether group or individual) providing for payments, deferred compensation or benefits or reimbursements to employees or former employees (or their beneficiaries or dependents) of the Company or with respect to which the Company has any material liability or potential material liability. For purposes of Section 3.25 of the Company Disclosure Statement, "Company" shall be deemed to include any entity required to be aggregated with the "Company" under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time. Each item listed in
     Section 3.25 of the Company Disclosure Statement is a "Benefit Plan."

         (b) Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a determination from the Internal Revenue Service (the "IRS") that such Benefit Plan is qualified under Section 401(a) of the Code, and, to the Knowledge of the Company, nothing has occurred since the date of such determination that would reasonably be expected to adversely affect the qualification of such Benefit Plan.

         (c) Except as disclosed on Section 3.24 of the Company Disclosure Statement, the Company does not have any material liability or potential material liability (including, but not limited to, withdrawal liability) with respect to (i) any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that is subject to Section 302 of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, or (ii) any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

         (d) Except as disclosed on Section 3.22 or 3.24 of the Company Disclosure Statement, none of the Benefit Plans obligates the Company to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of Section 280G of the Code.

         (e) Each Benefit Plan and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and in compliance in all material respects with all applicable laws and regulations, including, but not limited to, ERISA and the Code.

         (f) The Company has complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA") in all material respects.

         (g) With respect to each Benefit Plan, the Company has made available to Merger Sub true, complete and correct copies of (to the extent applicable) (i) all documents pursuant to which the Benefit Plan is maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the IRS (with applicable attachments), (iii) the most recent financial statement, (iv) the most recent summary plan description provided to participants, and (v) the most recent determination letter received from the IRS.

         (h) With respect to each Benefit Plan, all material payments, premiums, contributions or reimbursements for all periods (or partial periods) ending prior to or as of the Closing required to be made pursuant to any Benefit Plan shall have been made or properly accrued on the Company's most recent audited consolidated balance sheet filed with the SEC.

         (i) Except as set forth on Section 3.24 of the Company Disclosure Statement or as required by any Laws or any Governmental Authority, the Company does not maintain, contribute to or sponsor any material employee benefit plan, agreement or arrangement providing for payments, deferred compensation or benefits or reimbursements applicable to employees outside the United States (the "Foreign Plans"). Each Foreign Plan is in compliance in all material respects with all laws applicable thereto and the respective requirements of such Foreign Plan's governing documents.

         SECTION 3.25 Intellectual Property Rights. Except as disclosed in
Section 3.25 of the Company Disclosure Statement: (i) each of the Company and its subsidiaries owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all of the Intellectual Property Rights necessary for the operation of the business of the Company and its subsidiaries as currently conducted free and clear of all encumbrances, licenses or other restrictions that would materially interfere with the use of such Intellectual Property Rights as currently used, except for any such failure to own or possess that would not, individually or in the aggregate, have a Company Material Adverse Effect; (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights owned or used by the Company or its subsidiaries is pending or, to the Knowledge of the Company is threatened, and to the Knowledge of the Company, there are no grounds for the same, except for any such claim that would not, individually or in the aggregate, have a Company Material Adverse Effect; (iii) no loss or expiration of any Intellectual Property Right owned or used by the Company or its subsidiaries is threatened, pending or reasonably foreseeable which would have a Company Material Adverse Effect; (iv) neither the Company nor its subsidiaries have received any notices of, and, to the Company's Knowledge, there is no infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property Rights owned or used by the Company or its subsidiaries (including, without limitation, any demand or request that the Company or its subsidiaries license any rights from a third party), except for any such infringement, misappropriation or conflict that would not, individually or in the aggregate, have a Company Material Adverse Effect; (v) neither the Company nor its subsidiaries, to the Company's Knowledge, have infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third parties and, to the Company's Knowledge, there is no infringement, misappropriation or violation which will occur as a result of the continued operation of the business of the Company and its subsidiaries as currently conducted, except for any such infringement, misappropriation or violation that would not, individually or in the aggregate, have a Company Material Adverse Effect; and (vi) each of the Company and its subsidiaries has taken commercially reasonable steps to protect, maintain and safeguard the Intellectual Property Rights owned or used by the Company or its subsidiaries that are material to the Company and its subsidiaries taken as a whole.

         SECTION 3.26 Unions. Except as set forth on Section 3.26 of the Company Disclosure Statement, since January 1, 2000 no executive of the Company or any of its subsidiaries and no group of employees of the Company or any of its subsidiaries, has terminated, or to the Knowledge of the Company, plans to terminate, employment with the Company or any of its subsidiaries. Except as set forth on Section 3.26 of the Company

Disclosure Statement, there are no collective bargaining or other labor union agreements applicable to any employees or by which the Company or any of its subsidiaries is bound. As of the date hereof, no work stoppage, material grievance, material claim of unfair labor practice, or dispute against the Company or any of its subsidiaries has occurred within the past five (5) years, is pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company there is no basis for any of the foregoing. To the Knowledge of the Company, there is no organizational activity being made or threatened by or on behalf of any labor union with respect to any employees of Company or any of its subsidiaries.

         SECTION 3.27 Affiliated Transactions. Except as set forth in Section 3.17, Section 3.21 or Section 3.27 of the Company Disclosure Statement or in the
Schedule 14A filed with respect to the annual meeting of the Company's stockholders held on May 24, 2000, there are no agreements or contracts between the Company or any of its subsidiaries, on the one hand, and any person who is an officer, director or affiliate of the Company or any of its subsidiaries, or, to the knowledge of the Company, any immediate family member, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, on the other hand. Correct and complete copies of such documents have previously been made available to Merger Sub.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                              MERGER SUB AND PARENT

         Except as disclosed in a separate disclosure schedule referring to the Sections contained in this Agreement, which has been delivered by Merger Sub to the Company prior to the execution of this Agreement (the "Merger Sub Disclosure Schedule"), Merger Sub and Parent jointly and severally represent and warrant to the Company that:

         SECTION 4.01 Organization and Qualification; Subsidiaries. Each of Merger Sub and Parent is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Merger Sub and Parent is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, would not have a Merger Sub Material Adverse Effect. The term "Merger Sub Material Adverse Effect" means, when used in connection with the Merger Sub, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, value, properties, results of operations, prospects or condition (financial or otherwise) of Merger Sub or Parent or (ii) the ability of Merger Sub or Parent to timely perform its obligations under this Agreement, other than effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industries in which such person operates or (C) the announcement or expectation of this Agreement or the Transactions.

         SECTION 4.02 Charter Documents and By-laws. Merger Sub has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and By-laws, each as amended to date, of Merger Sub. Such charter documents are in full force and effect. Merger Sub is not in violation of any provision of its charter documents.

         SECTION 4.03 Authority Relative to this Agreement. Each of Merger Sub and Parent has all necessary organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Merger Sub or Parent and the consummation by Merger Sub or Parent of the Transactions have been duly and validly authorized by all necessary organizational action and no other organizational proceedings on the part of Merger Sub or Parent are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Merger Sub or Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub or Parent enforceable against Merger Sub or Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         SECTION 4.04 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by Merger Sub or Parent does not, and the consummation of the Transactions by Merger Sub or Parent will not (i) conflict with or violate the charter documents, By-laws or other organizational documents of Merger Sub or Parent, (ii) conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Merger Sub or Parent is bound or affected, except for such conflicts or violations which would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect, or (iii) result in a violation or any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub or Parent is a party or by which Merger Sub or Parent or any property or asset of Merger Sub or Parent is bound or affected, except for any such breaches or defaults which, individually or in the aggregate, would not have a Merger Sub Material Adverse Effect.

         (b) The execution and delivery of this Agreement by Merger Sub or Parent does not, and the consummation of this Agreement by Merger Sub or Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any government or subdivision thereof, or any administration, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational, except
     (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, the rules of any applicable stock exchange, state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL or any other applicable state law, and (ii) where the failure to obtain such other consents, approvals, authorizations, or permits, or to make such filings or notifications, individually or in the aggregate is not reasonably likely to have a Merger Sub Adverse Effect.

         SECTION 4.05 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities (other than those incident to its organization and the execution of this Agreement) and has conducted its operations only as contemplated hereby.

         SECTION 4.06 Information Supplied. None of the information supplied or to be supplied by Merger Sub or Parent specifically for inclusion or incorporation by reference in the Proxy Statement or the Other Filings, at the respective time filed with the SEC or such other Governmental Authority, and, in addition, in the case of the Proxy Statement, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined below), contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 4.07 Brokers. Except as disclosed in Section 4.07 of the Merger Sub Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Merger Sub or Parent.

         SECTION 4.08 Litigation. There is no (i) claim, action, suit or proceeding pending or, to the best knowledge of the Merger Sub and Parent, threatened against Merger Sub or Parent, before any court, arbitrator or Governmental Authority, or (ii) outstanding judgment, order, writ, injunction or decree of any court, arbitrator or Governmental Authority in a proceeding to which Merger Sub or any of its assets is subject except, in the case of clauses
(i) and (ii) above, such as would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect.

         SECTION 4.09 Capitalization of Merger Sub. Immediately prior to the Effective Time, the authorized capital stock of Merger Sub will consist solely of 300,000 shares of Common Stock, par value $0.01 per share ("Merger Sub Common Stock"). Immediately prior to the Effective Time, there will be 244,936.705 shares of Merger Sub Common Stock issued and outstanding all of which shall have been issued to Parent in exchange for an aggregate capital contribution by Parent of $244,936,705 in cash into Merger Sub), and no other shares of capital stock of Merger Sub will be issued or outstanding. Immediately prior to the Effective Time, each outstanding share of capital stock of Merger Sub will be owned by Parent. Except as provided in, or contemplated by, this Agreement, there are no authorized or outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which Merger Sub is a party or by which Merger Sub is bound, obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of Merger Sub or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right commitment, preemptive right or agreement.

         SECTION 4.10 Capitalization of Surviving Corporation. As of the Effective Time, the authorized capital stock of the Surviving Corporation will consist solely of 1,000,000 shares of Common Stock, par value $0.01 per share ("Surviving Corp. Common Stock"). As of the Effective Time, there will be 289,037.905 shares of Surviving Corp. Common Stock issued and outstanding, and no other shares of capital stock of the Surviving Corporation shall be issued or outstanding. Except as provided in, or contemplated by, this Agreement, as of the Effective Time there shall be no authorized or outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which the Surviving Corporation shall be a party or by which the Surviving Corporation shall be bound, or obligating the Surviving Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of the Surviving Corporation or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right commitment, preemptive right or agreement.

         SECTION 4.11 Financing. Parent has sufficient cash on hand to consummate the Capital Contribution, the Merger, the repayment of indebtedness of the Company, if any, required to be repaid as a result of the Merger, and the other transactions contemplated hereby to be consummated at the Effective Time. Such funds are, and at the Closing will be, available for such purposes.

         SECTION 4.12 Share Ownership. Parent does not beneficially own any Company Common Stock.

         SECTION 4.13 Arrangements with Shareholders. There are no agreements, arrangements or understandings between Parent and its affiliates, on the one hand, and the Shareholders and their affiliates (other than the Company), on the other hand, except as expressly referred to in this Agreement.

         SECTION 4.14 Ownership of VCA. Parent is the owner of 50% of the issued and outstanding shares of capital stock of Verrerie Cristallerie D'Arques.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder hereby severally but not jointly represents and warrants to the Company that:

         SECTION 5.01 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by such Shareholder and the consummation of the Transactions by such Shareholder will not, (i) violate any Law applicable to such Shareholder, (ii) prevent or materially delay the consummation of the Merger or (iii) result in a violation or any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Shareholder is a party.

         (b) The execution and delivery of this Agreement by such Shareholder does not, and the consummation of the Transactions by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, the rules of any applicable exchange, state takeover laws, the pre-merger notification requirements of the HSR Act, and filings and recordation of appropriate merger and amendment documents as required by the DGCL or any other applicable state law.

         SECTION 5.02 Ownership of Shares. All record and beneficial owners of the Owned Shares are listed on Exhibit B hereto, and such Owned Shares are owned free and clear of any liens or encumbrances and free of any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of the Owned Shares or any interest therein) except pursuant to this Agreement, the Support Agreement (as defined below) or applicable securities Laws. The Owned Shares indicated on such Schedule constitute all of the capital stock of the Company owned of record or beneficially owned by such Shareholder.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 6.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Statement or as otherwise expressly provided for in this Agreement, unless Merger Sub shall otherwise agree in writing (which will not be unreasonably withheld or delayed) the Company shall, and shall cause its subsidiaries to, conduct its business in the ordinary course and in a manner consistent in all material respects with past practice. The Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to (i) preserve intact its business organization, (ii) keep available the services of the current officers, key employees and consultants of the Company and its subsidiaries, (iii) preserve the current relationships of the Company and its subsidiaries with customers, franchisees, distributors, suppliers, licensors, licensees, contractors and other persons with which the Company or its subsidiaries has significant business relations, (iv) maintain all assets in good repair and condition (except for ordinary wear and tear) other than those disposed of in the ordinary course of business, (v) maintain all insurance necessary to the conduct of the Company's business as currently conducted, (vi) maintain its books of account and records in the usual, regular and ordinary manner, and
(vii) maintain, enforce and protect all of the material Intellectual Property Rights owned or used by the Company or its subsidiaries in a manner consistent in all material respects with past practice. By way of amplification and not limitation, except as contemplated by this Agreement, or as set forth in Section
6.01 of the Company Disclosure Statement, the Company shall not, and shall cause its subsidiaries not to, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Merger Sub (which shall not be unreasonably withheld or delayed).

         (a) amend or otherwise change its Certificate of Incorporation or By-laws, except to the extent contemplated by the Preference Amendment;

         (b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company (other than pursuant to and in accordance with the Company Stock Option Plans and other stock purchase plans, if any, and the agreements listed in Section 3.03 of the Company Disclosure Statement or in connection with the Preference Exchange or the Capital Contribution) or its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interests), of the Company or its subsidiaries or
     (ii) any assets of the Company or its subsidiaries, except for sales in the ordinary course of business consistent with past practice and other asset sales for consideration or having a fair market value aggregating not more than $500,000;

         (c) except any regular dividend paid in an amount and manner consistent with past practice, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than between any wholly-owned subsidiary of the Company and the Company);

         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than in connection with the Preference Exchange;

         (e) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) or agree to acquire any corporation, partnership, limited liability company, or other business organization or division thereof;

         (f) (i) incur or agree to incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances, or capital contributions to or investments in, any other person, except in an amount not in excess of $500,000; or (ii) authorize capital expenditures which are, in the aggregate, in excess of $5,000,000;

         (g) acquire, or agree to acquire, sell or dispose of any Real Property or other material assets, other than sales or other dispositions of fixed assets (other than Real Property) or sales or other dispositions of inventory and the purchase of supplies and equipment, in each case, in the ordinary course of business consistent with past practice;

         (h) enter into, establish, adopt, amend or renew any material employment, consulting, severance or similar agreement or arrangements with any director or executive officer or grant any salary or wage increase to any executive officer (other than in the ordinary course);

         (i) establish, adopt, amend, or materially increase benefits under, any material pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, welfare benefit contract, plan or arrangement (other than as may be required by applicable law), or terminate the Company's defined benefit pension plan or take any action in respect thereof;

         (j) except as required by Law, enter into any labor or collective bargaining agreement, memorandum of understanding, grievance settlement or any other agreement or commitment to or relating to any labor union;

         (k) discharge or satisfy any material Lien or pay or satisfy any material obligation or liability (fixed or contingent) except in the ordinary course of business consistent with past practice, or commence any voluntary petition, proceeding or action under any bankruptcy, insolvency or other similar law;

         (l) make or institute any change in accounting procedures or practices in its accounting procedures and practices unless mandated by GAAP;

         (m) enter into any material agreement or other arrangement with any director, executive officer, employee or stockholder of the Company or its subsidiaries or, to the Knowledge of the Company, any affiliate of the foregoing, except in the ordinary course of business;

         (n) enter into any agreement or other arrangement that is reasonably likely to be material to the business of the Company or its subsidiaries, except in the ordinary course of business consistent with past practice;

         (o) make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any material closing agreement, settle any material Tax claim or material assessment relating to the Company or its subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or material assessment relating to the Company or its subsidiaries, fail to timely file any Tax Return, take a position on a Tax Return not in keeping with prior practice or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of materially increasing the present or future Tax liability or materially decreasing any present or future Tax asset of the Company or its subsidiaries;

         (p) take any action or omit to take any action which would result in a violation of any applicable Law or would cause a breach of any agreement, contract or commitment, which violation or breach would have a Company Material Adverse Effect;

         (q) license, assign or otherwise transfer to any person or entity any rights to any material Intellectual Property Rights owned or used by the Company or its subsidiaries, except in the ordinary course of business consistent with past practice;

         (r) amend, extend, renew or terminate any Lease, and shall not enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, except in the ordinary course of business consistent with past practice, for which annual rental payments do not exceed $250,000 or for any real property used as a distribution center;

         (s) settle or enter into any agreement or arrangement related to the settlement of any action, suit, claim, controversy, investigation or pending litigation arising in connection with or related to the transactions contemplated by this Agreement;

         (t) fail to maintain, enforce or protect any material Intellectual Property Rights owned or used by the Company or its subsidiaries, except in the ordinary course of business consistent with past practice; or

         (u) authorize or propose, or agree to take, any of the foregoing actions prohibited under Section 6.01.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         SECTION 7.01 Shareholders' Meeting.

         (a) Subject to the provisions of Section 7.05 and Section 9.01, the Company shall, consistent with applicable law, call and hold a meeting of the holders of shares of Company Common Stock (the "Shareholders' Meeting") as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and the Transactions. The Company, through its Board of Directors or a committee thereof, shall recommend to its shareholders approval and adoption of this Agreement and the Transactions, which recommendation shall be contained in the Proxy Statement (as defined below); provided, however, that the Board of Directors of the Company or a committee thereof may fail to make its recommendation to the shareholders of the Company or may withdraw, modify or change its recommendation to the shareholders of the Company if the Board of Directors or the Special Committee determines in good faith, following consultation with its outside counsel as to legal matters, that its fiduciary duties require it to do so. The Company shall use reasonable best efforts to solicit from the holders of shares of Company Common Stock proxies in favor of the approval and adoption of the Merger, and shall take all other action reasonably necessary or advisable to secure the vote or consent of such holders required by the DGCL unless the Board of Directors or the Special Committee determines in good faith, following consultation with its outside counsel as to legal matters, that its fiduciary duties require otherwise

         (b) Each of Merger Sub, Parent and their subsidiaries shall vote (or consent with respect to) any shares of Company Common Stock beneficially owned by it, or with respect to which it has the power (by agreement, proxy or otherwise) or cause to be voted (or to provide a consent), in favor of the approval and adoption of this Agreement at any meeting of the shareholders of the Company at which this Agreement shall be submitted for approval and adoption and at all adjournments or postponements thereof (or, if applicable, by any action of the shareholders of the Company by consent in lieu of a meeting).

         SECTION 7.02 Preparation of Proxy Statement.

         (a) The Company shall, as soon as practicable (and if all other parties hereto comply with their obligations under this Section 7.02, within thirty
     (30) days after the date hereof), prepare and file (after providing Merger Sub with a reasonable opportunity to review and comment thereon) preliminary proxy materials (including, without limitation, a Schedule 13E-3 filing, if required to be filed under the Exchange Act) relating to the meeting of the holders of shares of Company Common Stock to be held in connection with the Transactions (together with any amendments thereof or supplements thereto, the "Proxy Statement") (or, if requested by Merger Sub and permitted by Law, an information statement in lieu of a proxy statement pursuant to Rule 14C under the Exchange Act, with all references herein to the Proxy Statement being deemed to refer to such information statement, to the extent applicable) with the SEC and shall use its commercially reasonable efforts to respond to any comments of the SEC (after providing Merger Sub with a reasonable opportunity to review and comment thereon) and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC staff. The Company shall notify Merger Sub promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Merger Sub with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. The Company will cause the Proxy Statement (other than portions relating to Parent or Merger Sub) to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Shareholders' Meeting (including any requirement to amend or supplement the Proxy Statement). Merger Sub and Parent shall cooperate with the Company in the preparation of the Proxy Statement, and without limiting the generality of the foregoing, each party shall furnish to the other such information relating to it and its affiliates and the Transactions and such further and supplemental information as may be reasonably requested by the other party and shall promptly notify the other party of any change in such information. If at any time prior to the Shareholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement; provided, that no such amendment or supplement to the Proxy Statement will be made by the Company without providing Merger Sub a reasonable opportunity to review and comment thereon.

         (b) Unless the Board of Directors or the Special Committee determines in good faith, following consultation with its outside counsel as to legal matters, that its fiduciary duties require otherwise, the Company agrees to include in the Proxy Statement the unanimous recommendation of the voting members of the Company's Board of Directors, subject to any modification, amendment or withdrawal thereof, and represents that the Special Committee Financial Advisor has, subject to the terms of its engagement letter with the Company, consented to the inclusion of references to its opinion in the Proxy Statement.

         SECTION 7.03 Appropriate Action; Consents; Filings; Further Assurances.

         (a) Subject to Section 7.05 hereof, the Company and Merger Sub shall use commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Transactions and make effective the Merger as promptly as practicable, (ii) obtain expeditiously from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Merger Sub, or the Company or any of its subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and any related governmental request thereunder and (C) any other applicable Law; provided, that Merger Sub and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing. From the date of this Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, proceeding or investigation by any Governmental Authority or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into cash pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit the right of Surviving Corporation to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries, which in either case would have a Company Material Adverse Effect prior to or after the Effective Time, or a Surviving Corporation Material Adverse Effect after the Effective Time. The term "Surviving Corporation Material Adverse Effect" means, when used in connection with the Surviving Corporation, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to the business, assets, liabilities, value, properties, results of operations, prospects or condition (financial or otherwise) of the Surviving Corporation or its subsidiaries, taken as a whole, other than effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industries in which such person operates or
     (C) the announcement or expectation of this Agreement or the Transactions.

         (b) The Company, the Shareholders, Parent and Merger Sub shall promptly furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the Transactions.

         (c) (i) Merger Sub, Parent and the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties and use, and cause its respective subsidiaries to use, their reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the Transactions, (B) disclosed or required to be disclosed in the Company Disclosure Statement or Merger Sub Disclosure

     Statement or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Surviving Corporation Material Adverse Effect from occurring after the Effective Time.

         (ii) In the event that Merger Sub, Parent or the Company shall fail to obtain any third party consent described in subsection (c)(i) above, it shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other parties, to minimize any adverse effect upon the Company, Parent and Merger Sub, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         (d) If any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the Transactions, the Company, Parent and Merger Sub will take all reasonable actions necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.

         (e) If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional documents, the proper officers and directors of each party to this Agreement (including the Shareholders) shall take all such reasonably necessary actions. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 7.04 Access to Information; Confidentiality.

         (a) The parties shall comply with, and shall cause their respective Representatives (as defined below) to comply with, to the extent permitted by applicable Law, all of their respective obligations under the Confidentiality Agreement dated December 10, 1999 (the "Confidentiality Agreement") between the Company and Parent.

         (b) Subject to the Confidentiality Agreement, from the date hereof to the Effective Time, the Company shall (and shall cause each of its subsidiaries to) provide to Merger Sub (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") reasonable access to all information and documents which Merger Sub may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company or its subsidiaries, except for attorney-client privilege information and information that is attorney work product.

         (c) From the date hereof to the Effective Time, the Company shall (and shall cause each of its subsidiaries to): (i) provide to Merger Sub and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and
     (ii) reasonably promptly furnish such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its subsidiaries as Merger Sub or its Representatives may reasonably request, except for attorney-client privilege information and information that is attorney work product.

         (d) No investigation by any party, whether prior to the execution of this Agreement or pursuant to this Section 7.04, shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         SECTION 7.05 No Solicitation.

         (a) The Company and the Shareholders (solely in their capacity as such) shall not, and the Company shall cause its subsidiaries not to, and the Company agrees that it shall not authorize any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries, discussions or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of any nature of a material portion of the assets (including stock of subsidiaries) of the Company and its subsidiaries taken as a whole or the capital stock of the Company (a "Competing Transaction") or negotiate or discuss a proposal with respect to a Competing Transaction with any person other than the Merger Sub and Parent and directors, officers, employees and representatives of Merger Sub, Parent and the Company; provided, however, that the Company and its directors, officers, employees, agents or representatives may, to the extent required by the fiduciary obligations of the Board of Directors or the Special Committee as determined in good faith, following consultation with its outside counsel as to legal matters, in response to an unsolicited proposal for or request to discuss a Competing Transaction from any person that was not solicited by the Company after the date hereof and that did not otherwise result from the breach of this Section 7.05, (w) furnish information with respect to the Company to such person pursuant to a customary confidentiality agreement (which need not contain any "standstill" provisions); (x) participate in discussions or negotiations with such person regarding any Competing Transaction; (y) conduct or participate in "due diligence" inquiries and (z) take all such other actions as the Company's Board of Directors or the Special Committee thereof determine are reasonably necessary in order to review or respond to the proposed Competing Transaction.

         (b) Neither the Company (or any of its subsidiaries) nor the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Merger Sub, the approval, adoption or recommendation by the Board of Directors of the Company or any such committee of this Agreement, the Merger or the other Transactions, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction,
     (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other relating to any Competing Transaction or propose or agree to do any of the foregoing, or
     (iv) submit any Competing Transaction at the Shareholder's Meeting for purposes of voting upon approval and adoption of the Competing Transaction; provided, however, that the Company may, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority vote of the Board of Directors of the Company or the Special Committee thereof following consultation with its outside counsel as to legal matters, and after compliance with Section 7.05(d), (A) terminate this Agreement pursuant to Section 9.01(g), (B) approve or recommend a Competing Transaction, (C) withdraw or modify its recommendation of the Merger, (D) submit a Competing Transaction to the stockholders of the Company or (E) take any other action consistent with its fiduciary duties. Notwithstanding the foregoing or Section 7.05(a), the Company and its Board of Directors at all times may take all such actions as are reasonably necessary pursuant to Rule 14d-9 or Rule 14e-2 under the Exchange Act. Notwithstanding anything in this Agreement to the contrary, nothing herein shall (x) prevent or restrict the Board of Directors or the Special Committee from withdrawing or modifying its recommendation of the Merger to the extent the Board of Directors or the Special Committee determines in good faith based upon advice of counsel that it is required to do so in order to satisfy its fiduciary duties under applicable Law, (y) limit the ability of the Board of Directors or the Special Committee to make any disclosure to the Company's stockholders that the Board of Directors or the Special Committee determines in good faith based upon advice of counsel is required to be made in order to satisfy its fiduciary duties under applicable Law or (z) limit the Company's ability to make any disclosure required by applicable Law.

         (c) Subject to the fiduciary obligations of the Board of Directors of the Company or a committee thereof, as determined in good faith by a majority vote of the Board of Directors of the Company or the Special Committee thereof following consultation with its outside counsel as to legal matters, the provisions of Sections 7.05(a) and (b) above and compliance with applicable securities laws, (a) the Company promptly (and in any event within 24 hours of the relevant event) shall advise Merger Sub orally and in writing of any Competing Transaction and the identity of the person making any such Competing Transaction, and, in each case, the material terms and conditions thereof, including any material amendment or other modifications to the terms of any such Competing Transaction or inquiry and (b) the Company shall keep Merger Sub reasonably apprised of the status of any proposal relating to a Competing Transaction on a current basis.

         (d) Prior to taking any action described in clauses (i), (ii), (iii) or
     (iv) of Section 7.05(b), the Company shall terminate this Agreement under
     Section 9.01(g), and pay the Merger Sub all amounts as provided in Section 9.03(c).

         SECTION 7.06 Indemnification and Insurance.

         (a) Merger Sub and the Company agree that for six years from and after the Effective Time, the indemnification obligations set forth in the Company's or any subsidiary's Certificate of Incorporation and the Company's By-Laws, as amended, or other organizational documents, in each case as of the date of this Agreement, shall survive the Merger as continuing obligations of the Surviving Corporation and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to indemnification thereunder with respect to matters occurring prior to the Effective Time. In addition, Merger Sub and the Company agree that the indemnification obligations of the Company or any Subsidiary as set forth in other indemnification agreements to which it is a party shall be continuing obligations of the Surviving Corporation and shall not be amended, repealed or otherwise modified after the Effective Time, except as permitted by the terms and provisions of those agreements.

         (b) The Surviving Corporation and the Company shall maintain in effect, for six years or until the applicable statute of limitations expires, from and after the Effective Time, directors' and officers' liability insurance policies covering the persons who are currently covered in their capacities as directors and officers (the "Covered Parties") by the Company's current directors' and officers' policies and on terms not materially less favorable than the existing insurance coverage with respect to matters occurring prior to the Effective Time; provided, however, in the event the annual premium for such coverage exceeds an amount equal to 200% of the last annual premium paid immediately prior to the date hereof by the Company for such coverage, the Surviving Corporation shall notify the Covered Parties who shall then elect as a group either (i) to allow the Surviving Corporation to obtain as much comparable insurance as possible for an annual premium equal to 200% of the last annual premium paid immediately prior to the date hereof by the Company, or (ii) to seek coverage from another carrier, in which event the Surviving Corporation shall reimburse the Covered Parties the cost of such alternate coverage up to an amount equal to 200% of the last annual premium paid immediately prior to the date hereof by the Company for such coverage.

         (c) In addition to, and not in lieu of the foregoing, the Merger Sub agrees that Surviving Corporation shall indemnify, defend (with mutually acceptable counsel) and hold harmless all current and former officers and directors of the Company and its subsidiaries (the "Indemnified Parties") to the fullest extent permitted by the DGCL and in the Certificate of Incorporation and By-laws of the Company, as in effect as of the date hereof, from and against all liabilities, costs, expenses and claims (including without limitation reasonable legal fees and disbursements, which shall be paid, reimbursed or advanced by the Surviving Corporation in a manner consistent with applicable provisions of the Company's By-laws as in effect on the date hereof) arising out of actions taken prior to the Effective Time in performance of their duties as directors or officers of the Company or any subsidiary, in connection with the Merger and the other Transactions contemplated hereby, which may be asserted against the Indemnified Parties from and after the date of this Agreement other than in respect of any Company Common Stock or

     Company Stock Options held by directors or officers prior to or after the Effective Time; provided, however, that the Surviving Corporation's obligations to the Indemnified Parties under this Section 7.06(c) shall not be effective until consummation of the Merger; provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if the indemnification of such Indemnified Party in the manner contemplated hereby is determined pursuant to a final non-appealable judgment rendered by a court of competent jurisdiction to be prohibited by applicable Law or if the indemnification of the Indemnified Party is not within the power of the Surviving Corporation under the DGCL.

         (d) In the event that any action, suit, proceeding or investigation relating thereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

         (e) Following the Effective Time Parent shall cause Merger Sub and the Surviving Corporation to perform their obligations under this Section 7.06.

         SECTION 7.07 Notification of Certain Matters. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto of:

         (a) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause any (i) representation or warranty contained in this Agreement to be untrue or inaccurate in any respect or (ii) any covenant or any condition to the obligations of any party to effect the Merger not to be complied with or satisfied;

         (b) the failure of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement;

         (c) the receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;

         (d) the receipt of any notice or other communication from any Governmental Authority in connection with the Transactions; and

         (e) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the party, threatened against, relating to or involving or otherwise affecting the Company or Merger Sub, which relates to the consummation of the Transactions;

in each case, to the extent such event or circumstance is or becomes known to the party required to give such notice; provided, however, that the delivery of any notice pursuant to this Section 7.07 shall not be deemed to be an amendment of this Agreement or any Section in the Company Disclosure Statement or the Merger Sub Disclosure Statement, as the case may be, and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement.

         SECTION 7.08 Public Announcements. Merger Sub, the Company and the Shareholders shall use reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions. Prior to the Closing, Merger Sub, Parent, the Company and the Shareholders shall not issue any such press release or make any such public statement without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as may be required by Law or any listing agreement with the New York Stock Exchange or any national securities exchange to which Merger Sub or the Company is a party and, in such case, shall use reasonable efforts to consult with all the parties hereto prior to such release or statement being issued. The parties shall agree on the text of a joint press release by which Merger Sub and the Company will announce the execution of this Agreement. Such initial press release announcing the execution of this Agreement, which press release shall be issued in the manner that is customary for issuing a press release for a transaction such as the Merger and consistent with the past practices of the Company, may include the following language and the inclusion of such language shall not be a breach of any provision of this Agreement and shall not constitute solicitation of a Competing Transaction or a proposal therefor:

                     "Notwithstanding its recommendation and
                    consistent with the terms of the Merger Agreement, the Special Committee of the Company's Board of Directors has requested that the Special Committee's financial advisor, CIBC World Markets, be available to receive unsolicited inquiries from any other parties interested in the possible acquisition of the Company. If the Special Committee of the Company's Board of Directors concludes that the failure to provide information to, or engage in discussions or negotiations with, such parties would be inconsistent with its fiduciary duties to the Company's stockholders, CIBC World Markets, in conjunction with the Special Committee of the Company's Board of Directors, may provide information to and engage in discussions and negotiations with such parties in connection with any such indicated interest. Under specified circumstances, the Company has the right to terminate the merger agreement and to enter into an agreement with a party proposing a competing transaction. The obligation of certain shareholders to support the merger agreement would also terminate upon the termination of the merger agreement. The full text of the merger agreement, which describes the obligations of the Company under such circumstances, as well as the shareholder support agreement, will be timely filed by the Company with the SEC and should be available at no cost from the SEC's web site, www.sec.gov."

         SECTION 7.09 Employment Agreements; Stockholders' Agreement.

         (a) Simultaneously herewith, the Company is entering into employment agreements with each of Messrs. Blake, Dingman, Santarelli and Aratani (collectively, the "Employment Agreements") in the forms of Exhibit C-1, Exhibit C-2, Exhibit C-3 and Exhibit C-4, respectively, attached hereto. From and after the Effective Time, Merger Sub and the Surviving Corporation shall have no obligation to Alfred J. Blake under that certain Employment and Consulting Agreement dated August 6, 1996 by and between Alfred J. Blake, American Commercial Incorporated and the Company, and such agreement shall be hereby terminated and of no further force or effect at and as of the Effective Time.

         (b) Simultaneously herewith, the Company, Parent and the Shareholders are entering into a Stockholders' Agreement in the form attached as Exhibit D hereto (the "Stockholders' Agreement").

         SECTION 7.10 Certain Assistance.

         (a) At or prior to Closing, the Company shall, and shall cause its subsidiaries to, take such commercially reasonable steps as may be requested by Merger Sub in connection with the following:

                           (i) At Merger Sub's reasonable request, with respect
                  to any material parcel of leased real property, the Company shall use reasonable efforts to deliver to Merger Sub a nondisturbance agreement, a consent and waiver and/or an estoppel letter executed by the landlord, lessor, and/or licensor of such leased real property, in each case, in form and substance reasonably acceptable to Merger Sub;

                           (ii) At Merger Sub's reasonable request, the Company
                  shall furnish such financial statements as may be reasonably requested by Merger Sub in connection with the financing of the Transactions; and

                           (iii) At Merger Sub's reasonable request, the Company
                  shall take or cause to be taken any other reasonable actions reasonably necessary to arrange financing for the Company or obtain amendments or waivers to contracts and agreements relating to indebtedness of the Company existing as of the date of this Agreement.

         (b) No actions taken at the direction of Merger Sub by or on behalf of the Company in connection with its obligations under this Section 7.10 or arising as a result of the taking of such action shall constitute a breach of any representation or warranty of the Company contained in this Agreement for any purpose hereunder. Notwithstanding anything to the contrary set forth herein, the effectiveness of any such actions by the Company shall be conditioned upon the consummation of the Merger. Nothing contained in this Section 7.10 shall be deemed to constitute a condition to any obligation of Parent or Merger Sub hereunder that Parent or Merger Sub receive any financing in connection with the Transaction.

         SECTION 7.11 Exchange Act and NYSE Filings. Unless an exemption shall be expressly applicable, or unless Merger Sub or the Company, as the case may be, agrees otherwise in writing, the Company and Merger Sub and their respective affiliates will timely file with the SEC and the NYSE all reports required to be filed by it pursuant to the rules and regulations of the SEC and NYSE (including, without limitation, all required financial statements). Such reports and other information shall comply in all material respects with all of the requirements of the SEC and NYSE rules and regulations, and when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 7.12 Representations. Subject to the terms and conditions hereof, each of the Company and the Merger Sub, except as required by Law, (a) will use reasonable efforts to take all action necessary to render true and correct as of the Closing its respective representations and warranties contained in this Agreement to the extent necessary to satisfy any applicable condition set forth in Article VIII hereof, (b) will refrain from taking any action that would render any such representation or warranty untrue or incorrect as of such time if such action would cause any applicable condition in Article VIII hereof and fail to be satisfied and (c) will perform or cause to be satisfied each agreement, covenant or condition to be performed or satisfied by it to the extent necessary to satisfy any applicable condition set forth in
Article VIII hereof.

         SECTION 7.13 Support Agreement. Each of the Shareholders and Merger Sub shall comply with all of their respective obligations under the Support Agreement.

         SECTION 7.14 Incentive Compensation Plan; Employee Benefits.

         (a) The Company has adopted the Mikasa, Inc. Incentive Compensation Plan in the form attached as Exhibit E hereto ("Incentive Compensation Plan"), with effect from and after the Effective Time.

         (b) From the Effective Time and until at least December 31, 2003, Parent shall, or shall cause the Surviving Corporation or its subsidiaries to, either maintain the Benefit Plans or provide benefits to current and former employees of the Company and its subsidiaries (together, "Company Employees") that are in the aggregate comparable to the benefits provided under such Benefit Plans immediately prior to the Effective Time (other than equity based benefits). Without limiting the generality of the foregoing, from the Effective Time and until at least December 31, 2003, Parent shall, or shall cause the Surviving Corporation or its subsidiaries to: (i) except as otherwise provided therein, maintain the Incentive Compensation Plan and (ii) assume and honor any obligations of the Company under any individual or group severance plans, programs or agreements for Company Employees set forth on Section 7.14 of the Company Disclosure Statement, as such plans, programs and agreements exist and are effective as of the Effective Time.

         (c) With respect to any employee benefit plans of Parent which become applicable to Company Employees ("Parent Plans"), Parent shall, or shall cause the Surviving Corporation or its subsidiaries to: (i) waive all pre-existing conditions, exclusions, and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any Parent Plans in which such employees may be eligible to participate after the Effective Time; (ii) provide each Company

     Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any Parent Plans in which such employees may be eligible to participate after the Effective Time; and (iii) recognize all service of the Company Employees with the Company or any of its subsidiaries for purposes of eligibility and vesting in any Parent Plan in which the Company Employees may be eligible to participate after the Effective Time; provided, that the foregoing shall not apply to the extent it would result in duplication of benefits.

         SECTION 7.15 Application of Section 16(a) of the Exchange Act. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) and acquisitions of New Preference Stock (including derivative securities with respect to New Preference Stock) by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         SECTION 7.16 Performance by Merger Sub. Parent shall cause Merger Sub to perform its obligations hereunder.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

         SECTION 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Merger Sub and the Shareholders to consummate the Merger are subject to the satisfaction (or, if permitted by applicable Law, waiver by the party for whose benefit such condition exist) of the following conditions:

         (a) this Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock, in accordance with the DGCL and the Company's Certificate of Incorporation;

         (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

         (c) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority or a court of competent jurisdiction which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or of limiting or restricting the Surviving Corporation's or Merger Sub's conduct or operation of the business of the Company after the Merger; and

         (d) all other necessary and material governmental and regulatory clearances, consents, or approvals shall have been received.

         SECTION 8.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Merger Sub to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver by Merger Sub of the following further conditions:

         (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties of the Company contained in this Agreement shall, in the aggregate, be true and correct in all respects material to the Company and its subsidiaries taken as a whole on and as of the Closing Date as if made at and as of such time, except for representations and warranties expressly made as of a specified date, which shall (when taken together with all other representations and warranties of the Company) have been true and correct in all respects material to the Company and its subsidiaries taken as a whole as of such specified date; and (iii) Merger Sub shall have received a certificate signed by an executive officer of the Company as to compliance with the conditions set forth in this paragraph 8.02(a);

         (b) Since the date of this Agreement, no event shall have occurred and be continuing which constitutes a Company Material Adverse Effect;

         (c) The Company shall have amended its Certificate of Incorporation to provide for the Preference Amendment or filed an appropriate Certificate of Designation to provide for the Preference Stock;

         (d) The Preference Exchange shall have been completed on the terms set forth in this Agreement;

         (e) The Company shall have obtained all consents, authorizations, approvals and waivers from third parties, in form reasonably acceptable to Merger Sub, which are necessary in order to enable (i) the consummation of the Transactions by the Company, and (ii) the Surviving Corporation to conduct its business in all material respects after the Closing Date on the same basis as conducted prior to the date hereof, in each case, except for those failure of which to obtain would not have a Company Material Adverse Effect; and

         (f) Not more than seven percent (7.0%) of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

         SECTION 8.03 Conditions to the Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company or the Shareholders, as the case may be, of the following further conditions:

         (a) (i) Merger Sub and Parent shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time; (ii) each of the representations and warranties of Merger Sub and Parent contained in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as if made at and as of such time; and (iii) the Company and Shareholders shall have received a certificate signed by an executive officer of

     Merger Sub and by an executive officer of Parent as to compliance with the conditions set forth in this paragraph 8.03(a); and

         (b) Parent shall have made the Capital Contribution in exchange for common stock of Merger Sub.

         SECTION 8.04 Conditions to the Obligations of the Shareholders. The obligations of the Shareholders to consummate the Preference Exchange are subject to the satisfaction, or if, permitted by applicable Law, waiver by the Shareholders, of the following conditions:

         (a) the conditions set forth in Section 8.01 of this Agreement;

         (b) the conditions set forth in paragraph (c) of Section 8.02; and

         (c) the conditions set forth in paragraphs (a) (other than clause
     (iii)) and (b) of Section 8.03.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the Company:

         (a) by written consent of the Company and Merger Sub;

         (b) by Merger Sub or the Company if (i) the waiting period applicable to the consummation of the Merger under the HSR Act shall not have expired or been terminated prior to March 31, 2001, (ii) any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order (other than a temporary restraining order), decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the Merger (provided, however, that neither party may terminate this Agreement pursuant to this Section 9.01(b)(ii) prior to March 31, 2001 if the party subject to such order, decree or ruling is using its reasonable efforts to have such order, decree or ruling removed, unless such order, decree or ruling shall have become final and non-appealable), or (iii) the Effective Time shall not have occurred on or before March 31, 2001; provided, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;

         (c) by Merger Sub or the Company, if the Shareholders' Meeting shall have been held and the holders of outstanding shares of Company Common Stock shall have failed to approve and adopt this Agreement at such meeting (including any adjournment or postponement thereof in accordance with applicable Law); provided, that subject to Section 7.05, the right to terminate this Agreement under this Section 9.01(c) shall not be available to the Company if its breach of any material obligation under this Agreement has been the cause of or resulted in the failure to obtain such shareholder approval; provided, further, that, if such breach is curable by the Company through the exercise of its best efforts, and the Company continues to exercise such best efforts, Merger Sub may not terminate this Agreement under this Section 9.01(c) unless such breach continues for a period of 30 days from the date on which Merger Sub delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such breach; and provided, further, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to Merger Sub unless it shall have used its commercially reasonable efforts to enforce its rights to vote, or to cause the Shareholders to vote, in favor of the Merger;

         (d) by Merger Sub if the Board of Directors of the Company or any committee thereof (i) shall withdraw, modify in a manner adverse to Merger Sub, or refrain from giving its approval or recommendation of this Agreement or any of the Transactions or (ii) recommends a Competing Transaction with respect to the Company to the Company's stockholders pursuant to Section 7.05;

         (e) by the Company, upon a material breach of any representation, warranty, or agreement set forth in this Agreement such that the condition set forth in Section 8.03(a) would not be satisfied; provided, however, that, if such breach is curable by Merger Sub through the exercise of its best efforts and Merger Sub continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 9.01(e) unless such breach continues for a period of 30 days from the date on which the Company delivers to Merger Sub written notice setting forth in reasonable detail the circumstances giving rise to such breach;

         (f) by Merger Sub, upon (i) a material breach of any representation, warranty, or agreement set forth in this Agreement such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied; provided, however, that, if such breach is curable by the Company or the Shareholders, as the case may be, through the exercise of their best efforts and the Company or the Shareholders, as the case may be, continues to exercise such best efforts, Merger Sub may not terminate this Agreement under this Section 9.01(f)(i) unless such breach continues for a period of 30 days from the date on which Merger Sub delivers to the Company or the Shareholders, as the case may be, written notice setting forth in reasonable detail the circumstances giving rise to such breach, or (ii) the occurrence of any change, effect, event, occurrence, condition or development which (individually or in the aggregate) constitutes a Company Material Adverse Effect; provided, however, that, if such Company Material Adverse Effect is curable by the Company or the Shareholders, as the case may be, through the exercise of their best efforts and the Company or the Shareholders, as the case may be, continues to exercise such best efforts, Merger Sub may not terminate this Agreement under this Section 9.01(f)(ii) unless such Company Material Adverse Effect continues for a period of 30 days from the date on which Merger Sub delivers to the Company or the Shareholders, as the case may be, written notice setting forth in reasonable detail the circumstances giving rise to such Company Material Adverse Effect; or

         (g) by the Company in accordance with Section 7.05(d).

         SECTION 9.02 Method of Termination; Effect of Termination.

         (a) Any such right of termination hereunder shall be exercised by advance written notice of termination given by the terminating party to the other parties hereto in the manner hereinafter provided in Section 10.02. Any such right of termination shall not be an exclusive remedy hereunder but shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting party hereto arising out of any default hereunder by any other party hereto.

         (b) Except as provided in Section 10.01, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any of the parties hereto or any of their respective officers or directors and all rights and obligations of any party hereto shall cease, except for (i) fraud and (ii) as set forth in
     Section 9.03; provided, however, that nothing herein shall relieve any party from liability for, or be deemed to waive any rights of specific performance of this Agreement available to a party by reason of, any intentional breach by the other party or parties of this Agreement.

         SECTION 9.03 Fees and Expenses

         (a) In the event that it is judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to the remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective reasonable costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as reasonable fees and expenses incident to the negotiation, preparation and execution of this Agreement and the attempted consummation of the Transactions, the related documentation and the shareholders' meetings and consents ("Costs").

         (b) In the event that this Agreement is terminated (i) pursuant to paragraph 9.01(f) of Section 9.01 due to the intentional breach by the Company or any Shareholder of any representation, warranty, covenant or agreement contained herein, or (ii) pursuant to paragraph (c) of Section 9.01, the Company shall, within five business days of such termination, pay Merger Sub by wire transfer of immediately available funds to an account specified by Merger Sub an amount in cash equal to $1,445,000; provided, however, that the Merger Sub shall have no right to receive any amount pursuant to this Section 9.03(c) if Merger Sub's or Parent's material failure to fulfill any obligation or breach of any representation, warranty or covenant under this Agreement caused or resulted in the termination of this Agreement.

         (c) In the event that this Agreement is terminated by Merger Sub or the Company pursuant to paragraphs (d) or (g) of Section 9.01, the Company shall, within five business days after such termination, pay the Merger Sub by wire transfer of immediately available funds to an account specified by the Merger Sub a payment in an amount equal to $7,225,000; provided, however, that the Merger Sub shall have no right to receive any amount pursuant to this Section 9.03(c) if Merger Sub's or Parent's material failure to fulfill any obligation or breach of any representation, warranty or covenant under this Agreement caused or resulted in the termination of this Agreement.

         (d) Except as provided in this Section 9.03, all expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, however, that (i) the Company shall bear all expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, and (ii) Merger Sub and the Company shall bear equally all expenses incurred by the parties hereto and their respective affiliates, if applicable, in connection with any filing under the HSR Act due to the transactions contemplated herein.

         SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, that after the approval and adoption of this Agreement by the stockholders of the Company as contemplated in Section 8.01(a), no amendment may be made which would (a) change the amount or the type of Merger Consideration to be received by the shareholders of the Company pursuant to the Merger, (b) change any other term or condition of the Agreement if such change would materially and adversely affect the Company or the holders of shares of Company Common Stock or New Preference Stock or (c) without the vote of the stockholders entitled to vote on the matter, change any term of the Certificate of Incorporation of the Company. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

         SECTION 9.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered by the other party pursuant hereto and (c) waive compliance with any agreement or condition to its obligations (other than the conditions set forth in paragraphs (a) and (b) of Section 8.01) contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                    ARTICLE X
                               GENERAL PROVISIONS

         SECTION 10.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 7.03(e), 7.06, 7.09, 7.10, 7.12, 7.14, 7.15 and 7.16 shall survive the Effective Time indefinitely, and those set forth in Sections 7.05(d), 7.08, 9.02 and 9.03 and this Article X shall survive termination indefinitely.

         SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                     if to Parent or Merger Sub:

                     c/o J. G. Durand Industries
                     38 rue Adrien Danvers
                     62510 Arques, France
                     Telecopy: 33 3 21 95 4774
                     Attention:  Mr. Paul Fontaine

                     with copies to:

                     Kirkland & Ellis
                     Citigroup Center
                     153 East 53rd Street
                     New York, New York  10022
                     Telecopy: (212) 446-4900
                     Attention:  Frederick Tanne, Esq.

                     if to the Company or any Shareholder:

                     Mikasa, Inc.
                     One Mikasa Drive
                     Secaucus, New Jersey 07096
                     Telecopy: (201) 867-2385
                     Attention:  General Counsel

                     with a copy to:

                     Dewey Ballantine LLP
                     1301 Avenue of the Americas
                     New York, NY 10019
                     Telecopy: (212) 259-6333
                     Attention:  Frederick W. Kanner
                                 and Richard D. Pritz

                     and to

                     Cleary, Gottlieb, Steen & Hamilton
                     One Liberty Plaza
                     New York, NY 10006
                     Telecopy:  (212) 225-3999
                     Attention:  Victor I. Lewkow, Esq.
                                 David Leinwand, Esq.

         SECTION 10.03 Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

         (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares which such person beneficially owns, as defined in Rule 13d-3 under the Exchange Act;

         (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York;

         (d) "Code" means the Internal Revenue Code of 1986, as amended;

         (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

         (f) "Environmental Laws" means any federal, state or local law, statute, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA");

         (g) "Governmental Authority" means any United States (federal, state or local), foreign or supra-national Government, or governmental, regulatory or administrative authority, agency or commission;

         (h) "Hazardous Materials" shall mean every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is specifically defined or identified as hazardous or toxic under Environmental Laws or the release of which is specifically regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; and "chemical substance or mixture" as defined in TSCA;

         (i) "Indebtedness" means any liability or obligation of the Company or any of its subsidiaries, whether primary or secondary, absolute or contingent for (i) borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, or (iii) secured by Liens on any assets of the Company or any of its subsidiaries;

         (j) "Intellectual Property Rights" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all mask works; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related information, marketing materials and all other proprietary rights;

         (k) "Knowledge" with respect to the Company, means the actual knowledge, after reasonable investigation, of Alfred Blake, Raymond Dingman, Anthony Santarelli, Amy Tunis, and Brenda Flores;

         (l) "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary that is material to the Company and its subsidiaries taken as a whole;

         (m) "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder;

         (n) "Lien" shall mean, with respect to any property or asset, any mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset;

         (o) "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Subsidiary that is material to the Company and its subsidiaries taken as a whole;

         (p) "Owned Shares" means the aggregate shares of Company Common Stock owned beneficially and of record by the Shareholders as of the date hereof (as such number may be reduced as a result of the conversion of shares into New Preference Stock as contemplated by this Agreement);

         (q) "Permits" shall mean all franchises, licenses, authorizations, approvals, permits, consents or other rights granted by any Governmental Authority and all certificates of convenience or necessity, immunities, privileges, licenses, concessions, consents, grants, ordinances and other rights, of every character whatsoever required for the conduct of business and the use of properties by the Company as currently conducted or used;

         (r) "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

         (s) "Real Property" means, with respect to the Company or any subsidiary, as applicable, all of the Owned Real Property and Leased Real Property which is used by any such person in connection with the operation of its business;

         (t) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

         (u) "Support Agreement" means that certain Support Agreement, dated as of the date hereof, by and among Merger Sub and the Shareholders in the form of Exhibit F hereto;

         (v) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security (or similar), severance, stamp, unemployment, disability, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not;

         (w) "Tax Return" means any declaration, report, claim for refund, return, information report or filing with respect to Taxes, including any schedules or attachments thereto and including any amendments thereof; and

         (x) "Transactions" means the Merger, the Preference Amendment and the other transactions contemplated by this Agreement.

         SECTION 10.04 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

         SECTION 10.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.06 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Merger Sub Disclosure Schedule and the Company Disclosure Statement, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Support Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, which shall not be unreasonably withheld, except that Merger Sub may assign all or any of its rights and obligations hereunder to any affiliate of Parent or Merger Sub; provided, that no such assignment shall change the amount or nature of the Merger Consideration or relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 10.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

         SECTION 10.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the vent any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 10.09 Governing Law. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any mater arising out of, this Agreement may be brought in the United States District Court for the District of Delaware or any other Delaware State court (and in the appropriate appellate courts), and each of the parties hereby (a) consents to the jurisdiction of such courts in any such suit, action or proceeding, (b) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum and (c) agrees not to bring any action related to this agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts). Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided for notices in Section 10.02 shall be deemed effective service of process on such party. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         SECTION 10.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.12 Construction. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

         SECTION 10.13 Capacity. No Shareholder shall be deemed to make any agreement or understanding hereunder in his capacity as a director, employee or officer of the Company. Each Shareholder has executed this Agreement solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's shares of Company Common Stock, and no obligation of a Shareholder set forth herein shall limit or affect any actions taken by, or require that any action be taken by, such Shareholder in his capacity as an officer, employee or director of the Company.

         SECTION 10.14 Company Disclosure Statement. The Company Disclosure Statement is qualified in its entirety by reference to the specific provisions of this Agreement, and the matters set forth therein are not intended to constitute, and shall not be construed to constitute, representations or warranties of the Company, except and to the extent provided in this Agreement. Inclusion of information in the Company Disclosure Statement shall not be construed as an admission that such information is material to the Company. Matters disclosed in any numbered section of the Company Disclosure Statement shall be deemed to be disclosed for purposes of all other numbered sections of the Company Disclosure to the extent that it is reasonably apparent that such matter is applicable to such other numbered sections.

                                    * * * * *

         IN WITNESS WHEREOF, Merger Sub, the Shareholders, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     J. G. DURAND INDUSTRIES

                                     By: /s/  A. Ibled
                                        --------------------------------------
                                        Name:  A. Ibled
                                        Title:  President

                                     MOUNTAIN ACQUISITION CORP.

                                     By: /s/  P. Durand
                                        ---------------------------------------
                                        Name:  P. Durand
                                        Title: Authorized Representative

                                     MIKASA, INC.

                                     By: /s/ Amy Tunis
                                        ---------------------------------------
                                        Name:  Amy Tunis
                                        Title: Secretary

                                     FOR PURPOSES OF ARTICLES I, V, VIII AND X
                                     AND SECTIONS 7.03, 7.05, 7.07, 7.08, 7.09,
                                     7.12, 7.13, 9.04 AND 9.05 ONLY


                                    SHAREHOLDERS


                                     RAYMOND B. DINGMAN, on behalf of
                                         himself, and

                                     THE RAYMOND BURNETT DINGMAN
                                         SEPARATE PROPERTY TRUST


                                     /s/ Raymond B. Dingman
                                     ------------------------------------------
                                     Address:  c/o One Mikasa Drive, Secaucus
                                               New Jersey  07096-1549



                                     ALFRED J. BLAKE


                                     /s/ Alfred J. Blake
                                     ------------------------------------------
                                     Address:  c/o One Mikasa Drive, Secaucus
                                               New Jersey  07096-1549


                                     ANTHONY F. SANTARELLI


                                     /s/ Anthony F. Santarelli
                                     ------------------------------------------
                                     Address:  c/o One Mikasa Drive, Secaucus
                                               New Jersey  07096-1549

                                     GEORGE T. ARATANI, on behalf of
                                          himself, and

                                     THE GEORGE T. ARATANI AND
                                          SAKAYE I. ARATANI
                                          REVOCABLE LIVING  TRUST


                                     /s/ George T. Aratani
                                     ------------------------------------------
                                     Address:  c/o One Mikasa Drive, Secaucus
                                               New Jersey  07096-1549

                                                                       Exhibit A






                           CERTIFICATE OF DESIGNATIONS
                                       of
                            SERIES A PREFERRED STOCK
                                       of
                                  MIKASA, INC.
                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                                 --------------

     Mikasa, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the General Corporation Law of the State of Delaware:

     FURTHER RESOLVED, that, effective upon the filing of a Certificate of Designations with the office of the Secretary of State of the State of Delaware, pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

                  Series A Preferred Stock:

                            I. Designation and Amount
                               ----------------------
     The designation of this series of shares shall be "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 500,000. Shares of Series A Preferred Stock shall be issued by the Corporation, as required by the Agreement and Plan of Merger (the "Merger Agreement"), among the Corporation, J.D. Durand Industries, S.A., Mountain Acquisition Corp. and certain shareholders of the Corporation, dated September 10, 2000, by a resolution or resolutions of the Board of Directors. The number of shares of the Series A Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the sum of the aggregate number of shares of the Series A Preferred Stock then outstanding and the number of shares of the Series A Preferred Stock that the Corporation may be obligated to issue pursuant to the Merger Agreement.

                                    II. Rank
                                        ----

     A. With respect to dividend rights, the Series A Preferred Stock shall rank pari passu with the Common Stock.

     B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Preferred Stock shall rank pari passu with the Common Stock.

                                 III. Dividends
                                      ---------

     So long as any shares of the Series A Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Common Stock or make any distribution in respect of the Common Stock, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property without also making the same dividend, payment or distribution in respect of the Series A Preferred Stock, upon all the same terms and at the same times, as if each share of Series A Preferred Stock were a share of Common Stock; provided, however, that, if the Corporation shall pay a dividend or make a distribution to holders of shares of Common Stock in shares of Common Stock, then in any such case the Corporation shall pay an equivalent dividend or make an equivalent distribution to the holders of shares of Series A Preferred Stock in additional shares of Series A Preferred Stock.

     Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends on the Series A Preferred Stock shall not be cumulative.

                           IV. Liquidation Preference
                               ----------------------

     In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of then-outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the amount per share payable with respect to the Common Stock in connection with such liquidation, dissolution or winding up.

                                V. Voting Rights
                                   -------------

     A. The holders of shares of Series A Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

     B. So long as any shares of the Series A Preferred Stock are outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, and the holders of shares of Series A Preferred Stock shall vote together with holders of shares of Common Stock as a single class. With respect to any such vote, each share of Series A Preferred Stock shall entitle its holder to a number of votes equal to the number of votes to which a holder of a share of Common Stock is entitled.

     C. The Corporation shall not, from and after the date of the original issuance of the Series A Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

                          VI. Exchange for Common Stock
                              -------------------------

     Each share of Series A Preferred Stock shall be exchanged for one share of Common Stock as and when required pursuant to the Merger Agreement.

                               VII. Miscellaneous
                                    -------------

     A. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series A Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     B. Enforcement. Any registered holder of shares of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     C. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock or other securities or property issued on account of shares of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series A Preferred Stock on account of which such securities were issued were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf
of the Corporation by its [officer] and attested by its [officer], this [      ]
day of [       ], 2000.

                                     MIKASA, INC.


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


[Corporate Seal]

ATTEST:


----------------------------------------

                                                                       EXHIBIT B


                                  MIKASA, INC.
                     Schedule of Rollover and Common Shares
                            As of September 10, 2000


                                                   Owned          Number of Shares      Number of New
Shareholder                                   Common Shares*     to be Rolled over    Preference Shares
-----------                                   --------------     -----------------    -----------------
Alfred J. Blake                                  3,956,353            1,186,500             19,577.25

Raymond B. Dingman
  Raymond Burnett Dingman and Susan
  Vogel Dingman Community Property
  Trust                                            109,845                    0                  0

  Raymond Burnett Dingman Separate
  Property Trust                                 1,184,192              388,200              6,405.30


Anthony F. Santarelli                            1,587,038              476,100              7,855.65

George T. Aratani
  George T. Aratani and Sakaye I. Aratani
  Revocable Living Trust                         2,488,469              622,000             10,263.00
                                                 ---------           ----------             ---------

Total                                            9,325,897            2,672,800             44,101.20


* Does not include shares of Common Stock that may be deemed to be beneficially owned by reason of ownership of options to purchase shares of Common Stock exercisable within 60 days as follows: Mr. Blake, 172,500 shares; Mr. Dingman, 422,500 shares; and Mr. Santarelli, 165,000 shares.

Prior to September 24, 2000, a certain other holder of Common Stock may exchange up to 318,000 shares of Common Stock for shares of New Preference Stock. In such event, the parties agree equitably to amend the Agreement to reduce the Capital Contribution by Parent by the value of such shares.

                                                                     EXHIBIT C-1

                              EMPLOYMENT AGREEMENT
                              --------------------

         AGREEMENT, dated this 10th day of September, 2000 (the "Agreement"), between Mikasa, Inc., a Delaware corporation, and any successor thereto (the "Employer") and Alfred J. Blake (the "Employee").

         WHEREAS, the Employer, J.G. Durand Industries, S.A. ("JGD"), the Employee, Mountain Acquisition CORP., ("Merger Sub") and certain other parties, have entered into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Employer, with the Employer as the surviving corporation (the "Merger");

         WHEREAS, this Agreement is made in connection with the Merger Agreement, pursuant to which the Employee will receive significant benefits;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment, Duties and Agreements.
            ---------------------------------

         (a) Subject to the terms and conditions set forth herein, the Employer hereby agrees to employ the Employee, and the Employee hereby accepts the employment of, and agrees to serve, the Employer during the employment period as determined pursuant to Section 3 hereof (the "Employment Period") in such position and with such title as may be mutually agreed upon by the Employer and the Employee. The Employee's authority, duties and responsibilities shall be such authority, duties and responsibilities as the Employer (acting through its Board of Directors (the "Board of Directors") or other authorized person) may reasonably determine from time to time as are generally consistent with the mutually agreed upon position and title and as such authority, duties and responsibilities exist as of the Closing (as such term is defined in the Merger Agreement) or as may be otherwise agreed between the Employer and the Employee. The Employee shall report to the Board of Directors. In rendering his employment hereunder, the Employee shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Employer and all applicable policies and rules of the Employer.

         (b) During the Employment Period, the Board of Directors may request that the Employee serve as a member of the Board of Directors or as a member of any management committee or board of directors of any subsidiary of the Employer, and, if so requested, the Employee agrees to serve as a member of the Board of Directors or as a member of any other such management committee or board of directors. The Employer agrees to indemnify the Employee against all liabilities, costs, charges and expenses whatsoever incurred by the Employee in connection with any threatened, pending or completed action, suit or proceeding to which the Employee may be made a party or may be threatened to be made a party by reason of the Employee's having served on the Board of Directors or as a member of any management committee or board of directors of any subsidiary of the Employer to the fullest extent permitted by applicable law and by the by-laws and certificate of incorporation of the Employer.

         (c) During the Employment Period and as long as the Employer shall not be in default of a material obligation hereunder or under the Stockholders' Agreement between the Employee, the Employer, JGD and certain other parties named therein, dated the date hereof (the "Stockholders' Agreement"), the Employee shall devote his full business time and energy, attention, skills and ability to the performance of his obligations hereunder on an exclusive basis, shall faithfully and diligently endeavor to promote the business and best interests of the Employer, and shall make available to the Employer all knowledge possessed by him relating to any aspect of his duties and responsibilities hereunder.

         (d) During the Employment Period and so long as the Employer shall not be in default of a material obligation hereunder or under the Stockholders' Agreement, the Employee may not, except as provided in this Agreement, without the prior written consent of the Employer operate, participate in the management, operations or control of, or act as an employee, officer or director of, any type of business or service (other than as an employee of the Employer); provided that (i) the Employee may invest in any publicly traded companies where the Employee's investment is less than 5% of the outstanding stock of such company, (ii) the Employee may not serve on the Board of Directors of any Competitor (as defined below) and may serve on the board of directors of any other company with the prior written consent of the Board of Directors (which consent shall not be unreasonably withheld) and (iii) the Employee may engage on behalf of the Employer in industry activities relating to the business of the Employer such as industry trade groups.

         2. Compensation.
            ------------

         (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder, during the Employment Period, the Employer shall pay the Employee, not less than once a month, an annual base salary at the rate of US$350,000 per annum ("Annual Base Salary"). The Employee's Annual Base Salary shall be reviewed each year by the Board of Directors on the first day of each January during the Employment Period; provided that the Annual Base Salary may not be reduced.

         (b) In addition to the Annual Base Salary, the Employee shall be entitled to annual cash bonus compensation ("Annual Bonus") during the Employment Period in the discretion of the Board of Directors; provided that the Annual Bonus with respect to any fiscal year shall be no less than the annual cash bonus compensation received by the Employee from the Employer with respect to fiscal year 1999 so long as Net Income (as defined below) for such fiscal year is at least equal to Net Income recorded in the Employer's financial statements for fiscal year 1999, subject to reasonable adjustment as mutually agreed by the Employer and the Employee in the event any transaction or corporate event occurs which affects the Employer's capitalization or any other transaction or corporate event (other than the Merger), including without limitation any other transactions with JGD or any of its affiliates, outside of the ordinary course of business occurs which could reasonably be expected to have a substantial impact on the Employer's Net Income; and provided, further that, during the Employment Period, the Employee shall not be entitled to receive any annual cash bonus compensation pursuant to any plan, program or arrangement of the Employer other than this Agreement and the Incentive Compensation Plan (as defined below). Any Annual Bonus shall be paid as soon as reasonably determinable but no later than March 15th of the fiscal year following the fiscal year to which such Annual Bonus relates. For purposes of this Agreement, "Net Income" means, with respect to any fiscal year of the Employer, the net after-tax income of the Employer (excluding (i) the amortization of any pushed-down goodwill resulting from the Merger, (ii) any ongoing financing or interest charges (including any fees associated therewith) incurred as a result of a change in the Employer's pre-Merger capital structure resulting from the Merger and any one time or extraordinary charges resulting from the Merger, (iii) any one time or extraordinary charges resulting from any acquisition or disposition of a business, Person (as defined in the Merger Agreement) or assets by the Employer or any of its subsidiaries or any merger, consolidation or other business combination involving the Employer after the Effective Time (as defined in the Merger Agreement) other than acquisition or disposition of assets in the ordinary course of business consistent with past practice, (iv) the impact of any change in the Employer's accounting policies or procedures and (v) any expense related to the Incentive Compensation Plan).

         (c) The Employee shall be entitled to participate in the Mikasa, Inc. Incentive Compensation Plan, as adopted on the date hereof (the "Incentive Compensation Plan").

         (d) During the Employment Period, the Employee shall be entitled to receive benefits and perquisites from the Employer, including without limitation, reimbursement of customary business expenses, reasonable reimbursement for gasoline expenses incurred for business purposes, vacation, life, short-term disability and long-term disability insurance, medical and dental insurance, 401(k) and pension benefits, which are no less favorable in the aggregate than those benefits and perquisites received by the Employee prior to the Closing (the "Benefits").

         (e) The Employee's principal work location shall be at the offices of the Employer in Secaucus, New Jersey, but the Employee will undertake such reasonable travel as may from time to time be required in connection with the performance of his obligations hereunder.

         3. Employment Period.
            -----------------

         The Employment Period shall commence on the date of the Closing and shall terminate on December 31, 2002 (the "Scheduled Termination Date"); provided, however, that the Employment Period shall terminate prior to the Scheduled Termination Date upon the earliest to occur of the following events:

         (a) The Employee's death, in which event the Employment Period shall terminate as of the date his death occurs. In the event of the termination of the Employment Period pursuant to this Section 3(a), the Employer shall promptly pay to the Employee's estate a lump sum in cash equal to the sum of (i) any earned but unpaid Annual Base Salary; (ii) any earned but unpaid Annual Bonus to which the Employee is entitled for a fiscal year completed prior to such termination (the amounts in clauses (i) and (ii), collectively, the "Accrued Obligations"); and (iii) the amount equal to the product of (x) his Annual Base Salary at the time of such termination and (y) a fraction, the numerator of which is the number of days from the date of termination to and including the Scheduled Termination Date and the denominator of which is 365 (the amount in clause (iii), the "Termination Payment").

         (b) The physical disability or mental incapacity of the Employee which entitles him to benefits under a long-term disability plan of the Employer or which would entitle the Employee to benefits if he were a participant in such plan or which would otherwise qualify the Employee for social security disability insurance benefits, in which event the Employment Period shall terminate as of the first date that the Employee would be able to receive benefits under such plan or receive such social security disability insurance benefits. In the event of the termination of the Employment Period pursuant to this Section 3(b), the Employer shall promptly pay to the Employee a lump sum in cash equal to the sum of (i) the Accrued Obligations; and (ii) the Termination Payment.

         (c) Termination by the Employer of the Employment Period for Cause (as defined below), in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(c), the Employer shall promptly pay to the Employee a lump sum in cash equal to the Accrued Obligations. For purposes of this Agreement, "Cause" means (i) any willful violation by the Employee of this Agreement or the Stockholders' Agreement that has a material adverse effect on the Employer or its affiliates; (ii) any willful engaging by the Employee, in the Employee's capacity as an employee of the Employer, in gross misconduct that has, or is intended to have, a material adverse effect on the Employer or its affiliates; or (iii) any conviction of the Employee of a felony or other serious crime involving moral turpitude; provided that any act or failure to act of the Employee shall not be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Employer.

         (d) Termination by the Employer of the Employment Period without Cause, in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(d), the Employer shall promptly pay to the Employee a lump sum in cash equal to the sum of (i) the Accrued Obligations; and (ii) the Termination Payment.

         (e) Termination by the Employee of the Employment Period for Good Reason (as defined below), in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(e), the Employer shall promptly pay to the Employee a lump sum in cash equal to the sum of (i) the Accrued Obligations; and (ii) the Termination Payment. For purposes of the Incentive Compensation Plan, the termination by the Employee of the Employment Period for Good Reason pursuant to this Section 3(e) shall be treated under the Incentive Compensation Plan as a termination of employment by the Employer without Cause. For purposes of this Agreement, "Good Reason" means (w) the assignment to the Employer of any duties or responsibilities which are materially inconsistent with the Employer's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated hereby, or any other action by the Employer which results in a material diminution in such position, authority, duties or responsibilities; (x) a significant reduction by the Employer in the compensation (including salary and bonuses) and/or benefits provided to the Employee hereunder; (y) any material breach or violation of any material provision of this Agreement or the Stockholders' Agreement by the Employer or JGD which is not cured promptly after receipt by the Employer or JGD of written notice from the Employee setting forth the specific breach or violation; or (z) the Employer's requiring the Employee to be based at any office or location outside of northern New Jersey.

         (f) Termination by the Employee of the Employment Period without Good Reason, in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(f), the Employer shall promptly pay to the Employee a lump sum in cash equal to the Accrued Obligations.

         (g) Following any termination of the Employment Period pursuant to
Section 3(a), 3(b), 3(d) or 3(e) of this Agreement, the Employer shall continue to provide the Benefits to the Employee and his eligible dependents until the Scheduled Termination Date as if his employment had not terminated; provided that the Employee's or his eligible dependent's continued participation in the plans, programs and arrangements pursuant to which the Benefits are provided is possible under the general terms and provisions of such plans, programs and arrangements. In the event that the Employee's participation in any such plan, program or arrangement is prohibited, the Employer shall arrange to provide the Employee and his eligible dependents with benefits substantially similar to those which the Employee and his eligible dependents are entitled to receive under such plans, programs or arrangements for such period.

         (h) Following the termination of his employment with the Employer at any time for any reason, the Employee and his spouse will each continue to receive until he or she, respectively, reaches age 65 or dies at the Employer's expense medical and dental insurance benefits substantially similar to those benefits received during the Employment Period.

         (i) The Employee shall not be obligated to seek or accept any future employment or in any way mitigate damages as a condition to the receipt of any payments required to be made to the Employee hereunder and the Employer shall not be entitled to offset any amounts against any such payments.

         (j) Nothing in this Agreement shall impair the rights of the Employee to any benefits to which he may be or become entitled pursuant to the terms of any employee benefit plan, program or arrangement of the Employer.

         4. Restrictive Covenants.
            ---------------------

         (a) During the 18-month period following the termination of his employment with the Employer at any time for any reason (whether during or after the Employment Period), and so long as the Employer is not in default of a material obligation hereunder or under the Stockholders' Agreement, the Employee agrees not to engage in any aspect of the Company Business (as hereinafter defined) in the United States. The Employee shall be deemed to be engaging in Company Business if he directly or indirectly, whether or not for compensation, participates in the ownership, management, operation or control of any Competitor (as hereinafter defined) or is employed by or performs consulting services for any Competitor; provided, however, that if such Competitor renders substantial services other than Company Business, the Employee shall not be prohibited from engaging in any such activities solely in connection with such other services; and provided, further, that the Employee may make passive investments in publicly traded companies that engage in Company Business in the United States where Employee's investment is less than 5% of the outstanding stock of such company.

         (b) During the 18-month period following the termination of his employment with the Employer at any time for any reason (whether during or after the Employment Period), and so long as the Employer is not in default of a material obligation hereunder or under the Stockholders' Agreement, the Employee agrees not to solicit any existing employee of the Employer or its affiliates to be employed by a Competitor in the United States.

         (c) For purposes of Section 4:

                  (i) The "Company Business" is the manufacture and sale of ceramic dinnerware, crystal and glassware products.

                  (ii) A "Competitor" is any corporation, firm, partnership, proprietorship or other entity which engages in any Company Business and which is a competitor of the Employer with respect to such Company Business.

         (d) The Employee hereby agrees that:

                  (i) Each of the covenants contained in Sections 4(a) and 4(b) hereof shall be construed as a separate covenant.

                  (ii) If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants of Section 4(a) or 4(b) hereof, then such unenforceable covenant shall be deemed limited under this Agreement to the smallest extent permissible under applicable law for the purpose of such proceeding or any other judicial proceeding to the extent necessary to permit the provisions of Sections 4(a) and 4(b) hereof to be enforced to the fullest extent permissible under applicable law.

         (e) The Employee agrees to deliver promptly to the Employer upon the termination of his employment hereunder for any reason, or at any other time that the Employer may so request, all proprietary or confidential documents (and all copies thereof) relating to the Company Business and all other property associated therewith, which he may then possess or have under his control.

         (f) The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the Employer by reason of a failure by the Employee to perform any of his obligations under this Agreement and, in particular, under this Section 4. Accordingly, if the Employer institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, the Employee hereby waives the claim or defense that the Employer has an adequate remedy at law, and the Employee shall not urge in any such action or proceeding the claim or defense that any such remedy at law exists.

         (g) The restrictions in this Section 4 shall be in addition to any restrictions imposed on the Employee by statute or at common law.

         5. Attorneys' Fees.
            ---------------

         If the Employee prevails in any litigation or arbitration commenced (including any proceedings in a bankruptcy court) between the parties hereto concerning any provision of this Agreement or the rights and duties of any party hereunder, in addition to such other relief as may be granted, the Employer shall reimburse the Employee for his attorneys' fees and court costs incurred by reason of such litigation or arbitration.

         6. Miscellaneous.
            -------------

         (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to the Employer:

         Mikasa, Inc.
         One Mikasa Drive
         Secaucus, NJ  07096-1549
         Attention:  Chief Executive Officer
                     General Counsel

         If to the Employee:

         Alfred J. Blake
         c/o Mikasa, Inc.
         One Mikasa Drive
         Secaucus, NJ  07096-1549

         Copy to:

         J.G. Durand Industries, S.A.
         38 rue Adrien Danvers
         62510 Arques, France
         Attention:  Mr. Paul Fontaine

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

         (b) This Agreement constitutes the entire agreement among the parties hereto with respect to the matters addressed herein, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the subject matter hereof, including without limitation, the Employment and Consulting Agreement dated August 6, 1996, between Alfred J. Blake and American Commercial, Incorporated and Mikasa, Inc. and the Stock Purchase Agreement dated August 6, 1996, between Alfred J. Blake and Mikasa, Inc.

         (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

         (d) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employer or by the Employee.

         (e) If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

         (f) The Employer may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to its principles of conflicts of law.

         (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (i) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

         (j) Other than this Section 6(j), which shall be effective upon execution of this Agreement, the other provisions of this Agreement shall become effective immediately following the Effective Time and shall not be in full force or effect prior thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.





                                     MIKASA, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:





                                     ALFRED J. BLAKE



                                     ------------------------------------------

                                                                     EXHIBIT C-2

                              EMPLOYMENT AGREEMENT
                              --------------------

         AGREEMENT, dated this 10th day of September, 2000 (the "Agreement"), between Mikasa, Inc., a Delaware corporation, and any successor thereto (the "Employer") and Raymond B. Dingman (the "Employee").

         WHEREAS, the Employer, J.G. Durand Industries, S.A. ("JGD"), the Employee, Mountain Acquisition CORP., ("Merger Sub") and certain other parties, have entered into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Employer, with the Employer as the surviving corporation (the "Merger");

         WHEREAS, this Agreement is made in connection with the Merger Agreement, pursuant to which the Employee will receive significant benefits;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment, Duties and Agreements.
            ---------------------------------

         (a) Subject to the terms and conditions set forth herein, the Employer hereby agrees to employ the Employee as Chief Executive Officer, President and Chief Operating Officer of the Employer and the Employee hereby accepts the employment of, and agrees to serve, the Employer in such capacity during the employment period as determined pursuant to Section 3 hereof (the "Employment Period"). The Employee's authority, duties and responsibilities shall be such authority, duties and responsibilities as the Employer (acting through its Board of Directors (the "Board of Directors") or other authorized person) may reasonably determine from time to time as are generally consistent with the above job title as they exist as of the Closing (as such term is defined in the Merger Agreement) or as may be otherwise agreed between the Employer and the Employee. The Employee shall report to the Board of Directors. In rendering his employment hereunder, the Employee shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Employer and all applicable policies and rules of the Employer.

         (b) During the Employment Period, the Board of Directors may request that the Employee serve as a member of the Board of Directors or as a member of any management committee or board of directors of any subsidiary of the Employer, and, if so requested, the Employee agrees to serve as a member of the Board of Directors or as a member of any other such management committee or board of directors. The Employer agrees to indemnify the Employee against all liabilities, costs, charges and expenses whatsoever incurred by the Employee in connection with any threatened, pending or completed action, suit or proceeding to which the Employee may be made a party or may be threatened to be made a party by reason of the Employee's having served on the Board of Directors or as a member of any management committee or board of directors of any subsidiary of the Employer to the fullest extent permitted by applicable law and by the by-laws and certificate of incorporation of the Employer.

         (c) During the Employment Period and as long as the Employer shall not be in default of a material obligation hereunder or under the Stockholders' Agreement between the Employee, the Employer, JGD and certain other parties named therein, dated the date hereof (the "Stockholders' Agreement"), the Employee shall devote his full business time and energy, attention, skills and ability to the performance of his obligations hereunder on an exclusive basis, shall faithfully and diligently endeavor to promote the business and best interests of the Employer, and shall make available to the Employer all knowledge possessed by him relating to any aspect of his duties and responsibilities hereunder.

         (d) During the Employment Period and so long as the Employer shall not be in default of a material obligation hereunder or under the Stockholders' Agreement, the Employee may not, except as provided in this Agreement, without the prior written consent of the Employer operate, participate in the management, operations or control of, or act as an employee, officer or director of, any type of business or service (other than as an employee of the Employer); provided that (i) the Employee may invest in any publicly traded companies where the Employee's investment is less than 5% of the outstanding stock of such company, (ii) the Employee may not serve on the Board of Directors of any Competitor (as defined below) and may serve on the board of directors of any other company with the prior written consent of the Board of Directors (which consent shall not be unreasonably withheld) and (iii) the Employee may engage on behalf of the Employer in industry activities relating to the business of the Employer such as industry trade groups.

         2. Compensation.
            ------------

         (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder, during the Employment Period, the Employer shall pay the Employee, not less than once a month, an annual base salary at the rate of US$350,000 per annum ("Annual Base Salary"). The Employee's Annual Base Salary shall be reviewed each year by the Board of Directors on the first day of each January during the Employment Period; provided that the Annual Base Salary may not be reduced.

         (b) In addition to the Annual Base Salary, the Employee shall be entitled to annual cash bonus compensation ("Annual Bonus") during the Employment Period in the discretion of the Board of Directors; provided that the Annual Bonus with respect to any fiscal year shall be no less than the annual cash bonus compensation received by the Employee from the Employer with respect to fiscal year 1999 so long as Net Income (as defined below) for such fiscal year is at least equal to Net Income recorded in the Employer's financial statements for fiscal year 1999, subject to reasonable adjustment as mutually agreed by the Employer and the Employee in the event any transaction or corporate event occurs which affects the Employer's capitalization or any other transaction or corporate event (other than the Merger), including without limitation any other transactions with JGD or any of its affiliates, outside of the ordinary course of business occurs which could reasonably be expected to have a substantial impact on the Employer's Net Income; and provided, further that, during the Employment Period, the Employee shall not be entitled to receive any annual cash bonus compensation pursuant to any plan, program or arrangement of the Employer other than this Agreement and the Incentive Compensation Plan (as defined below). Any Annual Bonus shall be paid as soon as reasonably determinable but no later than March 15th of the fiscal year following the fiscal year to which such Annual Bonus relates. For purposes of this Agreement, "Net Income" means, with respect to any fiscal year of the Employer, the net after-tax income of the Employer (excluding (i) the amortization of any pushed-down goodwill resulting from the Merger, (ii) any ongoing financing or interest charges (including any fees associated therewith) incurred as a result of a change in the Employer's pre-Merger capital structure resulting from the Merger and any one time or extraordinary charges resulting from the Merger, (iii) any one time or extraordinary charges resulting from any acquisition or disposition of a business, Person (as defined in the Merger Agreement) or assets by the Employer or any of its subsidiaries or any merger, consolidation or other business combination involving the Employer after the Effective Time (as defined in the Merger Agreement) other than acquisition or disposition of assets in the ordinary course of business consistent with past practice, (iv) the impact of any change in the Employer's accounting policies or procedures and (v) any expense related to the Incentive Compensation Plan).

         (c) The Employee shall be entitled to participate in the Mikasa, Inc. Incentive Compensation Plan, as adopted on the date hereof (the "Incentive Compensation Plan").

         (d) During the Employment Period, the Employee shall be entitled to receive benefits and perquisites from the Employer, including without limitation, reimbursement of customary business expenses, reasonable reimbursement for gasoline expenses incurred for business purposes, vacation, life, short-term disability and long-term disability insurance, medical and dental insurance, 401(k) and pension benefits, which are no less favorable in the aggregate than those benefits and perquisites received by the Employee prior to the Closing (the "Benefits").

         (e) The Employee's principal work location shall be at the offices of the Employer in Secaucus, New Jersey, but the Employee will undertake such reasonable travel as may from time to time be required in connection with the performance of his obligations hereunder.

         3. Employment Period.
            -----------------

         The Employment Period shall commence on the date of the Closing and shall terminate on December 31, 2002 (the "Scheduled Termination Date"); provided, however, that the Employment Period shall terminate prior to the Scheduled Termination Date upon the earliest to occur of the following events:

         (a) The Employee's death, in which event the Employment Period shall terminate as of the date his death occurs. In the event of the termination of the Employment Period pursuant to this Section 3(a), the Employer shall promptly pay to the Employee's estate a lump sum in cash equal to the sum of (i) any earned but unpaid Annual Base Salary; (ii) any earned but unpaid Annual Bonus to which the Employee is entitled for a fiscal year completed prior to such termination (the amounts in clauses (i) and (ii), collectively, the "Accrued Obligations"); and (iii) the amount equal to the product of (x) his Annual Base Salary at the time of such termination and (y) a fraction, the numerator of which is the number of days from the date of termination to and including the Scheduled Termination Date and the denominator of which is 365 (the amount in clause (iii), the "Termination Payment").

         (b) The physical disability or mental incapacity of the Employee which entitles him to benefits under a long-term disability plan of the Employer or which would entitle the Employee to benefits if he were a participant in such plan or which would otherwise qualify the Employee for social security disability insurance benefits, in which event the Employment Period shall terminate as of the first date that the Employee would be able to receive benefits under such plan or receive such social security disability insurance benefits. In the event of the termination of the Employment Period pursuant to this Section 3(b), the Employer shall promptly pay to the Employee a lump sum in cash equal to the sum of (i) the Accrued Obligations; and (ii) the Termination Payment.

         (c) Termination by the Employer of the Employment Period for Cause (as defined below), in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(c), the Employer shall promptly pay to the Employee a lump sum in cash equal to the Accrued Obligations. For purposes of this Agreement, "Cause" means (i) any willful violation by the Employee of this Agreement or the Stockholders' Agreement that has a material adverse effect on the Employer or its affiliates; (ii) any willful engaging by the Employee, in the Employee's capacity as an employee of the Employer, in gross misconduct that has, or is intended to have, a material adverse effect on the Employer or its affiliates; or (iii) any conviction of the Employee of a felony or other serious crime involving moral turpitude; provided that any act or failure to act of the Employee shall not be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Employer.

         (d) Termination by the Employer of the Employment Period without Cause, in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(d), the Employer shall promptly pay to the Employee a lump sum in cash equal to the sum of (i) the Accrued Obligations; and (ii) the Termination Payment.

         (e) Termination by the Employee of the Employment Period for Good Reason (as defined below), in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(e), the Employer shall promptly pay to the Employee a lump sum in cash equal to the sum of (i) the Accrued Obligations; and (ii) the Termination Payment. For purposes of the Incentive Compensation Plan, the termination by the Employee of the Employment Period for Good Reason pursuant to this Section 3(e) shall be treated under the Incentive Compensation Plan as a termination of employment by the Employer without Cause. For purposes of this Agreement, "Good Reason" means (w) the assignment to the Employer of any duties or responsibilities which are materially inconsistent with the Employer's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated hereby, or any other action by the Employer which results in a material diminution in such position, authority, duties or responsibilities; (x) a significant reduction by the Employer in the compensation (including salary and bonuses) and/or benefits provided to the Employee hereunder; (y) any material breach or violation of any material provision of this Agreement or the Stockholders' Agreement by the Employer or JGD which is not cured promptly after receipt by the Employer or JGD of written notice from the Employee setting forth the specific breach or violation; or (z) the Employer's requiring the Employee to be based at any office or location outside of northern New Jersey.

         (f) Termination by the Employee of the Employment Period without Good Reason, in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(f), the Employer shall promptly pay to the Employee a lump sum in cash equal to the Accrued Obligations.

         (g) Following any termination of the Employment Period pursuant to
Section 3(a), 3(b), 3(d) or 3(e) of this Agreement, the Employer shall continue to provide the Benefits to the Employee and his eligible dependents until the Scheduled Termination Date as if his employment had not terminated; provided that the Employee's or his eligible dependent's continued participation in the plans, programs and arrangements pursuant to which the Benefits are provided is possible under the general terms and provisions of such plans, programs and arrangements. In the event that the Employee's participation in any such plan, program or arrangement is prohibited, the Employer shall arrange to provide the Employee and his eligible dependents with benefits substantially similar to those which the Employee and his eligible dependents are entitled to receive under such plans, programs or arrangements for such period.

         (h) Following the termination of his employment with the Employer at any time for any reason, the Employee and his spouse will each continue to receive until he or she, respectively, reaches age 65 or dies at the Employer's expense medical and dental insurance benefits substantially similar to those benefits received during the Employment Period.

         (i) The Employee shall not be obligated to seek or accept any future employment or in any way mitigate damages as a condition to the receipt of any payments required to be made to the Employee hereunder and the Employer shall not be entitled to offset any amounts against any such payments.

         (j) Nothing in this Agreement shall impair the rights of the Employee to any benefits to which he may be or become entitled pursuant to the terms of any employee benefit plan, program or arrangement of the Employer.

         4. Restrictive Covenants.
            ---------------------

         (a) During the 18-month period following the termination of his employment with the Employer at any time for any reason (whether during or after the Employment Period), and so long as the Employer is not in default of a material obligation hereunder or under the Stockholders' Agreement, the Employee agrees not to engage in any aspect of the Company Business (as hereinafter defined) in the United States. The Employee shall be deemed to be engaging in Company Business if he directly or indirectly, whether or not for compensation, participates in the ownership, management, operation or control of any Competitor (as hereinafter defined) or is employed by or performs consulting services for any Competitor; provided, however, that if such Competitor renders substantial services other than Company Business, the Employee shall not be prohibited from engaging in any such activities solely in connection with such other services; and provided, further, that the Employee may make passive investments in publicly traded companies that engage in Company Business in the United States where Employee's investment is less than 5% of the outstanding stock of such company.

         (b) During the 18-month period following the termination of his employment with the Employer at any time for any reason (whether during or after the Employment Period), and so long as the Employer is not in default of a material obligation hereunder or under the Stockholders' Agreement, the Employee agrees not to solicit any existing employee of the Employer or its affiliates to be employed by a Competitor in the United States.

         (c) For purposes of Section 4:

                  (i) The "Company Business" is the manufacture and sale of ceramic dinnerware, crystal and glassware products.

                  (ii) A "Competitor" is any corporation, firm, partnership, proprietorship or other entity which engages in any Company Business and which is a competitor of the Employer with respect to such Company Business.

         (d) The Employee hereby agrees that:

                  (i) Each of the covenants contained in Sections 4(a) and 4(b) hereof shall be construed as a separate covenant.

                  (ii) If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants of Section 4(a) or 4(b) hereof, then such unenforceable covenant shall be deemed limited under this Agreement to the smallest extent permissible under applicable law for the purpose of such proceeding or any other judicial proceeding to the extent necessary to permit the provisions of Sections 4(a) and 4(b) hereof to be enforced to the fullest extent permissible under applicable law.

         (e) The Employee agrees to deliver promptly to the Employer upon the termination of his employment hereunder for any reason, or at any other time that the Employer may so request, all proprietary or confidential documents (and all copies thereof) relating to the Company Business and all other property associated therewith, which he may then possess or have under his control.

         (f) The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the Employer by reason of a failure by the Employee to perform any of his obligations under this Agreement and, in particular, under this Section 4. Accordingly, if the Employer institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, the Employee hereby waives the claim or defense that the Employer has an adequate remedy at law, and the Employee shall not urge in any such action or proceeding the claim or defense that any such remedy at law exists.

         (g) The restrictions in this Section 4 shall be in addition to any restrictions imposed on the Employee by statute or at common law.

         5. Attorneys' Fees.
            ---------------

         If the Employee prevails in any litigation or arbitration commenced (including any proceedings in a bankruptcy court) between the parties hereto concerning any provision of this Agreement or the rights and duties of any party hereunder, in addition to such other relief as may be granted, the Employer shall reimburse the Employee for his attorneys' fees and court costs incurred by reason of such litigation or arbitration.

         6. Miscellaneous.
            -------------

         (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to the Employer:

         Mikasa, Inc.
         One Mikasa Drive
         Secaucus, NJ  07096-1549
         Attention:  Chief Financial Officer
                     General Counsel

         If to the Employee:

         Raymond B. Dingman
         c/o Mikasa, Inc.
         One Mikasa Drive
         Secaucus, NJ  07096-1549

         Copy to:

         J.G. Durand Industries, S.A.
         38 rue Adrien Danvers
         62510 Arques, France
         Attention:  Mr. Paul Fontaine

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

         (b) This Agreement constitutes the entire agreement among the parties hereto with respect to the matters addressed herein, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the subject matter hereof.

         (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

         (d) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employer or by the Employee.

         (e) If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

         (f) The Employer may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to its principles of conflicts of law.

         (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (i) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

         (j) Other than this Section 6(j), which shall be effective upon execution of this Agreement, the other provisions of this Agreement shall become effective immediately following the Effective Time and shall not be in full force or effect prior thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.





                                     MIKASA, INC.

                                     By:
                                     ------------------------------------------
                                     Name:
                                     Title:





                                     RAYMOND B. DINGMAN



                                     ------------------------------------------

                                                                     EXHIBIT C-3

                              EMPLOYMENT AGREEMENT
                              --------------------

         AGREEMENT, dated this 10th day of September, 2000 (the "Agreement"), between Mikasa, Inc., a Delaware corporation, and any successor thereto (the "Employer") and Anthony F. Santarelli (the "Employee").

         WHEREAS, the Employer, J.G. Durand Industries, S.A. ("JGD"), the Employee, Mountain Acquisition CORP., ("Merger Sub") and certain other parties, have entered into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Employer, with the Employer as the surviving corporation (the "Merger");

         WHEREAS, this Agreement is made in connection with the Merger Agreement, pursuant to which the Employee will receive significant benefits;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment, Duties and Agreements.
            ---------------------------------

         (a) Subject to the terms and conditions set forth herein, the Employer hereby agrees to employ the Employee as Executive Vice President -- Operations of the Employer and the Employee hereby accepts the employment of, and agrees to serve, the Employer in such capacity during the employment period as determined pursuant to Section 3 hereof (the "Employment Period"). The Employee's authority, duties and responsibilities shall be such authority, duties and responsibilities as the Employer (acting through its Board of Directors (the "Board of Directors") or other authorized person) may reasonably determine from time to time as are generally consistent with the above job title as they exist as of the Closing (as such term is defined in the Merger Agreement) or as may be otherwise agreed between the Employer and the Employee. The Employee shall report to the Board of Directors. In rendering his employment hereunder, the Employee shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Employer and all applicable policies and rules of the Employer.

         (b) During the Employment Period, the Board of Directors may request that the Employee serve as a member of the Board of Directors or as a member of any management committee or board of directors of any subsidiary of the Employer, and, if so requested, the Employee agrees to serve as a member of the Board of Directors or as a member of any other such management committee or board of directors. The Employer agrees to indemnify the Employee against all liabilities, costs, charges and expenses whatsoever incurred by the Employee in connection with any threatened, pending or completed action, suit or proceeding to which the Employee may be made a party or may be threatened to be made a party by reason of the Employee's having served on the Board of Directors or as a member of any management committee or board of directors of any subsidiary of the Employer to the fullest extent permitted by applicable law and by the by-laws and certificate of incorporation of the Employer.

         (c) During the Employment Period and as long as the Employer shall not be in default of a material obligation hereunder or under the Stockholders' Agreement between the Employee, the Employer, JGD and certain other parties named therein, dated the date hereof (the "Stockholders' Agreement"), the Employee shall devote his full business time and energy, attention, skills and ability to the performance of his obligations hereunder on an exclusive basis, shall faithfully and diligently endeavor to promote the business and best interests of the Employer, and shall make available to the Employer all knowledge possessed by him relating to any aspect of his duties and responsibilities hereunder.

         (d) During the Employment Period and so long as the Employer shall not be in default of a material obligation hereunder or under the Stockholders' Agreement, the Employee may not, except as provided in this Agreement, without the prior written consent of the Employer operate, participate in the management, operations or control of, or act as an employee, officer or director of, any type of business or service (other than as an employee of the Employer); provided that (i) the Employee may invest in any publicly traded companies where the Employee's investment is less than 5% of the outstanding stock of such company, (ii) the Employee may not serve on the Board of Directors of any Competitor (as defined below) and may serve on the board of directors of any other company with the prior written consent of the Board of Directors (which consent shall not be unreasonably withheld) and (iii) the Employee may engage on behalf of the Employer in industry activities relating to the business of the Employer such as industry trade groups.

         2. Compensation.
            ------------

         (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder, during the Employment Period, the Employer shall pay the Employee, not less than once a month, an annual base salary at the rate of US$275,000 per annum ("Annual Base Salary"). The Employee's Annual Base Salary shall be reviewed each year by the Board of Directors on the first day of each January during the Employment Period; provided that the Annual Base Salary may not be reduced.

         (b) In addition to the Annual Base Salary, the Employee shall be entitled to annual cash bonus compensation ("Annual Bonus") during the Employment Period in the discretion of the Board of Directors; provided that the Annual Bonus with respect to any fiscal year shall be no less than the annual cash bonus compensation received by the Employee from the Employer with respect to fiscal year 1999 so long as Net Income (as defined below) for such fiscal year is at least equal to Net Income recorded in the Employer's financial statements for fiscal year 1999, subject to reasonable adjustment as mutually agreed by the Employer and the Employee in the event any transaction or corporate event occurs which affects the Employer's capitalization or any other transaction or corporate event (other than the Merger), including without limitation any other transactions with JGD or any of its affiliates, outside of the ordinary course of business occurs which could reasonably be expected to have a substantial impact on the Employer's Net Income; and provided, further that, during the Employment Period, the Employee shall not be entitled to receive any annual cash bonus compensation pursuant to any plan, program or arrangement of the Employer other than this Agreement and the Incentive Compensation Plan (as defined below). Any Annual Bonus shall be paid as soon as reasonably determinable but no later than March 15th of the fiscal year following the fiscal year to which such Annual Bonus relates. For purposes of this Agreement, "Net Income" means, with respect to any fiscal year of the Employer, the net after-tax income of the Employer (excluding (i) the amortization of any pushed-down goodwill resulting from the Merger, (ii) any ongoing financing or interest charges (including any fees associated therewith) incurred as a result of a change in the Employer's pre-Merger capital structure resulting from the Merger and any one time or extraordinary charges resulting from the Merger, (iii) any one time or extraordinary charges resulting from any acquisition or disposition of a business, Person (as defined in the Merger Agreement) or assets by the Employer or any of its subsidiaries or any merger, consolidation or other business combination involving the Employer after the Effective Time (as defined in the Merger Agreement) other than acquisition or disposition of assets in the ordinary course of business consistent with past practice, (iv) the impact of any change in the Employer's accounting policies or procedures and (v) any expense related to the Incentive Compensation Plan).

         (c) The Employee shall be entitled to participate in the Mikasa, Inc. Incentive Compensation Plan, as adopted on the date hereof (the "Incentive Compensation Plan").

         (d) During the Employment Period, the Employee shall be entitled to receive benefits and perquisites from the Employer, including without limitation, reimbursement of customary business expenses, reasonable reimbursement for gasoline expenses incurred for business purposes, vacation, life, short-term disability and long-term disability insurance, medical and dental insurance, 401(k) and pension benefits, which are no less favorable in the aggregate than those benefits and perquisites received by the Employee prior to the Closing (the "Benefits").

         (e) The Employee's principal work location shall be at the offices of the Employer in Secaucus, New Jersey, but the Employee will undertake such reasonable travel as may from time to time be required in connection with the performance of his obligations hereunder.

         3. Employment Period.
            -----------------

         The Employment Period shall commence on the date of the Closing and shall terminate on December 31, 2002 (the "Scheduled Termination Date"); provided, however, that the Employment Period shall terminate prior to the Scheduled Termination Date upon the earliest to occur of the following events:

         (a) The Employee's death, in which event the Employment Period shall terminate as of the date his death occurs. In the event of the termination of the Employment Period pursuant to this Section 3(a), the Employer shall promptly pay to the Employee's estate a lump sum in cash equal to the sum of (i) any earned but unpaid Annual Base Salary; (ii) any earned but unpaid Annual Bonus to which the Employee is entitled for a fiscal year completed prior to such termination (the amounts in clauses (i) and (ii), collectively, the "Accrued Obligations"); and (iii) the amount equal to the product of (x) his Annual Base Salary at the time of such termination and (y) a fraction, the numerator of which is the number of days from the date of termination to and including the Scheduled Termination Date and the denominator of which is 365 (the amount in clause (iii), the "Termination Payment").

         (b) The physical disability or mental incapacity of the Employee which entitles him to benefits under a long-term disability plan of the Employer or which would entitle the Employee to benefits if he were a participant in such plan or which would otherwise qualify the Employee for social security disability insurance benefits, in which event the Employment Period shall terminate as of the first date that the Employee would be able to receive benefits under such plan or receive such social security disability insurance benefits. In the event of the termination of the Employment Period pursuant to this Section 3(b), the Employer shall promptly pay to the Employee a lump sum in cash equal to the sum of (i) the Accrued Obligations; and (ii) the Termination Payment.

         (c) Termination by the Employer of the Employment Period for Cause (as defined below), in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(c), the Employer shall promptly pay to the Employee a lump sum in cash equal to the Accrued Obligations. For purposes of this Agreement, "Cause" means (i) any willful violation by the Employee of this Agreement or the Stockholders' Agreement that has a material adverse effect on the Employer or its affiliates; (ii) any willful engaging by the Employee, in the Employee's capacity as an employee of the Employer, in gross misconduct that has, or is intended to have, a material adverse effect on the Employer or its affiliates; or (iii) any conviction of the Employee of a felony or other serious crime involving moral turpitude; provided that any act or failure to act of the Employee shall not be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Employer.

         (d) Termination by the Employer of the Employment Period without Cause, in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(d), the Employer shall promptly pay to the Employee a lump sum in cash equal to the sum of (i) the Accrued Obligations; and (ii) the Termination Payment.

         (e) Termination by the Employee of the Employment Period for Good Reason (as defined below), in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(e), the Employer shall promptly pay to the Employee a lump sum in cash equal to the sum of (i) the Accrued Obligations; and (ii) the Termination Payment. For purposes of the Incentive Compensation Plan, the termination by the Employee of the Employment Period for Good Reason pursuant to this Section 3(e) shall be treated under the Incentive Compensation Plan as a termination of employment by the Employer without Cause. For purposes of this Agreement, "Good Reason" means (w) the assignment to the Employer of any duties or responsibilities which are materially inconsistent with the Employer's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated hereby, or any other action by the Employer which results in a material diminution in such position, authority, duties or responsibilities; (x) a significant reduction by the Employer in the compensation (including salary and bonuses) and/or benefits provided to the Employee hereunder; (y) any material breach or violation of any material provision of this Agreement or the Stockholders' Agreement by the Employer or JGD which is not cured promptly after receipt by the Employer or JGD of written notice from the Employee setting forth the specific breach or violation; or (z) the Employer's requiring the Employee to be based at any office or location outside of northern New Jersey.

         (f) Termination by the Employee of the Employment Period without Good Reason, in which event the Employment Period shall terminate as of his last day of employment. In the event of the termination of the Employment Period pursuant to this Section 3(f), the Employer shall promptly pay to the Employee a lump sum in cash equal to the Accrued Obligations.

         (g) Following any termination of the Employment Period pursuant to
Section 3(a), 3(b), 3(d) or 3(e) of this Agreement, the Employer shall continue to provide the Benefits to the Employee and his eligible dependents until the Scheduled Termination Date as if his employment had not terminated; provided that the Employee's or his eligible dependent's continued participation in the plans, programs and arrangements pursuant to which the Benefits are provided is possible under the general terms and provisions of such plans, programs and arrangements. In the event that the Employee's participation in any such plan, program or arrangement is prohibited, the Employer shall arrange to provide the Employee and his eligible dependents with benefits substantially similar to those which the Employee and his eligible dependents are entitled to receive under such plans, programs or arrangements for such period.

         (h) Following the termination of his employment with the Employer at any time for any reason, the Employee and his spouse will each continue to receive until he or she, respectively, reaches age 65 or dies at the Employer's expense medical and dental insurance benefits substantially similar to those benefits received during the Employment Period.

         (i) The Employee shall not be obligated to seek or accept any future employment or in any way mitigate damages as a condition to the receipt of any payments required to be made to the Employee hereunder and the Employer shall not be entitled to offset any amounts against any such payments.

         (j) Nothing in this Agreement shall impair the rights of the Employee to any benefits to which he may be or become entitled pursuant to the terms of any employee benefit plan, program or arrangement of the Employer.

         4. Restrictive Covenants.
            ---------------------

         (a) During the 18-month period following the termination of his employment with the Employer at any time for any reason (whether during or after the Employment Period), and so long as the Employer is not in default of a material obligation hereunder or under the Stockholders' Agreement, the Employee agrees not to engage in any aspect of the Company Business (as hereinafter defined) in the United States. The Employee shall be deemed to be engaging in Company Business if he directly or indirectly, whether or not for compensation, participates in the ownership, management, operation or control of any Competitor (as hereinafter defined) or is employed by or performs consulting services for any Competitor; provided, however, that if such Competitor renders substantial services other than Company Business, the Employee shall not be prohibited from engaging in any such activities solely in connection with such other services; and provided, further, that the Employee may make passive investments in publicly traded companies that engage in Company Business in the United States where Employee's investment is less than 5% of the outstanding stock of such company.

         (b) During the 18-month period following the termination of his employment with the Employer at any time for any reason (whether during or after the Employment Period), and so long as the Employer is not in default of a material obligation hereunder or under the Stockholders' Agreement, the Employee agrees not to solicit any existing employee of the Employer or its affiliates to be employed by a Competitor in the United States.

         (c) For purposes of Section 4:

                  (i) The "Company Business" is the manufacture and sale of ceramic dinnerware, crystal and glassware products.

                  (ii) A "Competitor" is any corporation, firm, partnership, proprietorship or other entity which engages in any Company Business and which is a competitor of the Employer with respect to such Company Business.

         (d) The Employee hereby agrees that:

                  (i) Each of the covenants contained in Sections 4(a) and 4(b) hereof shall be construed as a separate covenant.

                  (ii) If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants of Section 4(a) or 4(b) hereof, then such unenforceable covenant shall be deemed limited under this Agreement to the smallest extent permissible under applicable law for the purpose of such proceeding or any other judicial proceeding to the extent necessary to permit the provisions of Sections 4(a) and 4(b) hereof to be enforced to the fullest extent permissible under applicable law.

         (e) The Employee agrees to deliver promptly to the Employer upon the termination of his employment hereunder for any reason, or at any other time that the Employer may so request, all proprietary or confidential documents (and all copies thereof) relating to the Company Business and all other property associated therewith, which he may then possess or have under his control.

         (f) The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the Employer by reason of a failure by the Employee to perform any of his obligations under this Agreement and, in particular, under this Section 4. Accordingly, if the Employer institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, the Employee hereby waives the claim or defense that the Employer has an adequate remedy at law, and the Employee shall not urge in any such action or proceeding the claim or defense that any such remedy at law exists.

         (g) The restrictions in this Section 4 shall be in addition to any restrictions imposed on the Employee by statute or at common law.

         5. Attorneys' Fees.
            ---------------

         If the Employee prevails in any litigation or arbitration commenced (including any proceedings in a bankruptcy court) between the parties hereto concerning any provision of this Agreement or the rights and duties of any party hereunder, in addition to such other relief as may be granted, the Employer shall reimburse the Employee for his attorneys' fees and court costs incurred by reason of such litigation or arbitration.

         6. Miscellaneous.
            -------------

         (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to the Employer:

         Mikasa, Inc.
         One Mikasa Drive
         Secaucus, NJ  07096-1549
         Attention:  Chief Executive Officer
                     General Counsel

         If to the Employee:

         Anthony F. Santarelli
         c/o Mikasa, Inc.
         One Mikasa Drive
         Secaucus, NJ  07096-1549

         Copy to:

         J.G. Durand Industries, S.A.
         38 rue Adrien Danvers
         62510 Arques, France
         Attention:  Mr. Paul Fontaine

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

         (b) This Agreement constitutes the entire agreement among the parties hereto with respect to the matters addressed herein, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the subject matter hereof.

         (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

         (d) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employer or by the Employee.

         (e) If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

         (f) The Employer may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to its principles of conflicts of law.

         (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (i) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

         (j) Other than this Section 6(j), which shall be effective upon execution of this Agreement, the other provisions of this Agreement shall become effective immediately following the Effective Time and shall not be in full force or effect prior thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.





                                     MIKASA, INC.

                                     By:
                                     ------------------------------------------
                                     Name:
                                     Title:





                                     ANTHONY F. SANTARELLI



                                     ------------------------------------------

                                                                     EXHIBIT C-4

                              EMPLOYMENT AGREEMENT
                              --------------------

         AGREEMENT, dated this 10th day of September, 2000 (the "Agreement"), between Mikasa, Inc., a Delaware corporation, and any successor thereto (the "Employer") and George T. Aratani (the "Employee").

         1. Employment, Duties and Agreements.
            ---------------------------------

         (a) Subject to the terms and conditions set forth herein, the Employer hereby agrees to employ the Employee as Chairman Emeritus of the Employer and the Employee hereby accepts the employment of, and agrees to serve, the Employer in such capacity during the employment period as determined pursuant to Section 3 hereof (the "Employment Period"). The Employee's authority, duties and responsibilities shall be such authority, duties and responsibilities as the Employer (acting through its Board of Directors (the "Board of Directors") or other authorized person) may reasonably determine from time to time as are substantially similar to those performed by the Employee prior to the Closing (as such term is defined in the Agreement and Plan of Merger among the Employer, J.G. Durand Industries, S.A. ("JGD") and certain other parties, dated as of the date hereof (the "Merger Agreement")). The Employee shall report to the Board of Directors. In rendering his employment hereunder, the Employee shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Employer and all applicable policies and rules of the Employer.

         (b) During the Employment Period, the Board of Directors may request that the Employee serve as a member of the Board of Directors or as a member of any management committee or board of directors of any subsidiary of the Employer, and, if so requested, the Employee agrees to serve as a member of the Board of Directors or as a member of any other such management committee or board of directors. The Employer agrees to indemnify the Employee against all liabilities, costs, charges and expenses whatsoever incurred by the Employee in connection with any threatened, pending or completed action, suit or proceeding to which the Employee may be made a party or may be threatened to be made a party by reason of the Employee's having served, at the request of the Employer, on the Board of Directors or as a member of any management committee or board of directors of any subsidiary of the Employer to the fullest extent permitted by applicable law and by the by-laws and certificate of incorporation of the Employer.

         (c) During the Employment Period and as long as the Employer shall not be in default of a material obligation hereunder or under the Stockholders' Agreement between the Employee, the Employer, JGD and certain other parties named therein, dated the date hereof, the Employee shall devote all necessary business time and energy, attention, skills and ability to the performance of his obligations hereunder, shall faithfully and diligently endeavor to promote the business and best interests of the Employer, and shall make available to the Employer all knowledge possessed by him relating to any aspect of his duties and responsibilities hereunder.

         2. Compensation.
            ------------

         (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder, during the Employment Period, the Employer shall pay the Employee, not less than once a month, an annual base salary at the rate of US$15,000 per annum ("Annual Base Salary"). The Employee's Annual Base Salary shall be reviewed each year by the Board of Directors on the first day of each January during the Employment Period; provided that the Annual Base Salary may not be reduced.

         (b) During the Employment Period, the Employee and his eligible dependents (to the extent such eligible dependents received such benefits and perquisites prior to the Closing) shall be entitled to receive benefits and perquisites from the Employer, including without limitation, reimbursement of customary business expenses, gas cards (for the Employee and his spouse), vacation, life, short-term disability and long-term disability insurance, medical and dental insurance, 401(k) and pension benefits, which are no less favorable in the aggregate than those benefits and perquisites received by the Employee and his eligible dependents prior to the Closing.

         (c) During the Employment Period, the Employer shall provide the Employee with an office and administrative support substantially similar to those provided to the Employee prior to the Closing.

         3. Employment Period.
            -----------------

         The Employment Period shall commence on the date of the Closing and shall terminate on December 31, 2002.

         4. Attorneys' Fees.
            ---------------

         If the Employee prevails in any litigation or arbitration commenced (including any proceedings in a bankruptcy court) between the parties hereto concerning any provision of this Agreement or the rights and duties of any party hereunder, in addition to such other relief as may be granted, the Employer shall reimburse the Employee for his attorneys' fees and court costs incurred by reason of such litigation or arbitration.

         5. Miscellaneous.
            -------------

         (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to the Employer:

         Mikasa, Inc.
         One Mikasa Drive
         Secaucus, NJ  07096-1549
         Attention:  Chief Executive Officer
                     General Counsel


         If to the Employee:

         George T. Aratani
         c/o Mikasa, Inc.
         One Mikasa Drive
         Secaucus, New Jersey  07096-1549

         Copy to:

         J.G. Durand Industries, S.A.
         38 rue Adrien Danvers
         62510 Arques, France
         Attention:  Mr. Paul Fontaine

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

         (b) This Agreement constitutes the entire agreement among the parties hereto with respect to the matters addressed herein, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the subject matter hereof.

         (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

         (d) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employer or by the Employee.

         (e) If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

         (f) The Employer may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to its principles of conflicts of law.

         (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (i) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

         (j) Other than this Section 5(j), which shall be effective upon execution of this Agreement, the other provisions of this Agreement shall become effective immediately following the Effective Time and shall not be in full force or effect prior thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.





                                     MIKASA, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:





                                     GEORGE T. ARATANI



                                     ------------------------------------------

                                                                       EXHIBIT D


         STOCKHOLDERS' AGREEMENT (this "Agreement"), dated September 10, 2000, between Mikasa, Inc. (the "Company"), J.G. Durand Industries, S.A. (the "Majority Stockholder") and the persons and trusts listed on Annex A hereto. Each such person listed on Annex A hereto (together with the trust listed on Annex A hereto with respect to such person) is sometimes referred to herein as a "Management Stockholder" and together, the "Management Stockholders."

         WHEREAS, the Company, the Majority Stockholder, the Management Stockholders and Mountain Acquisition Corp., a Delaware corporation ("MergerCo"), have entered into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for the merger of MergerCo with and into the Company, with the Company as the surviving corporation (the "Merger");

         WHEREAS, immediately following the consummation of the transactions contemplated by the Merger Agreement, the Majority Stockholder and the Management Stockholders will together own all of the shares of the outstanding common stock, par value of $0.01 per share (the "Common Stock"), of the Company (as the surviving corporation in the Merger); and

         WHEREAS, the Company, the Majority Stockholder and each of the Management Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to the shares of Common Stock, whether issued or acquired in connection with the Merger or issued or acquired thereafter, and any securities that may be issued or distributed or be issuable in respect of any such shares of Common Stock by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction (the "Shares");

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below.

     "Accounting Firm" has the meaning set forth in Section 3.14(i).

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "control," (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" has the meaning set forth in the recitals hereto.

     "Annual Dividend" has the meaning set forth in Section 3.14(iii).

     "Beneficial Owner" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof. The terms "Beneficial Ownership" and "Beneficially Own" shall have correlative meanings.

     "Board" has the meaning set forth in Section 8.1.

     "Business Day" means any day that is not a Saturday, Sunday or legal holiday in the City of New York.

     "Call" has the meaning set forth in Section 3.1.

     "Cause" means, with respect to the termination of employment of a Senior Manager by the Company, (i) any willful violation by the Senior Manager of this Agreement or his Employment Agreement, if any, that has a material adverse effect on the Company or its Affiliates; (ii) any willful engaging by the Senior Manager, in the Senior Manager's capacity as an employee of the Company, in gross misconduct that has, or is intended to have, a material adverse effect on the Company or its Affiliates; or (iii) any conviction of the Senior Manager of a felony or other serious crime involving moral turpitude; provided, that any act or failure to act of the Senior Manager shall not be considered "willful" unless done or omitted to be done by the Senior Manager not in good faith and without reasonable belief that the Senior Manager's action or omission was in the best interest of the Company.

     "Change in Management Date" means, with respect to a Put or Call exercised pursuant to Section 3.7 or Section 3.8, any date prior to the end of Fiscal Year 2003 on which the employment of the second of two Senior Managers with the Company is terminated for any reason.

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" has the meaning set forth in the recitals hereto.

     "Company" has the meaning set forth in the recitals hereto.

     "Control Transaction" means a transaction resulting in: (i) the JGD Group ceasing to Beneficially Own at least 50% of the Voting Power of the Voting Securities of the Majority Stockholder or the Company then outstanding; (ii) the Majority Stockholder ceasing to Beneficially Own 50% of the Voting Power of the Voting Securities of the Company; (iii) the merger, consolidation or other business combination of the Majority Stockholder or the Company with any other Person other than, in the case of the Majority Stockholder, any member of the JGD Group; (iv) the Majority Stockholder or the Company selling, leasing or otherwise transferring 50% or more of its assets to any Person(s); or (v) the liquidation, dissolution or winding-up of the Majority Stockholder or the Company.

     "Control Transaction Date" means, with respect to any Put exercised pursuant to Section 3.12, any date prior to the end of Fiscal Year 2003 on which a definitive agreement with respect to a Control Transaction is executed or announced.

     "Cumulative Net Income Per Share" means, with respect to any Fiscal Year, the net after-tax income of the Company (excluding (i) the amortization of any pushed-down goodwill resulting from the Merger, (ii) any ongoing financing or interest charges (including any fees associated therewith) incurred as a result of a change in the Company's pre-Merger capital structure resulting from the Merger and any one time or extraordinary charges resulting from the Merger,
(iii) any one time or extraordinary charges resulting from any acquisition or disposition of a business, Person or assets by the Company or any of its subsidiaries or any merger, consolidation or other business combination involving the Company after the Effective Time other than acquisition or disposition of assets in the ordinary course of business consistent with past practice, (iv) the impact of any change in the Company's accounting policies or procedures and (v) any expense related to the Incentive Compensation Plan) calculated on a cumulative basis with respect to such Fiscal Year and all the Fiscal Years completed prior to such Fiscal Year, if any, beginning with Fiscal Year 2001, divided by the number of Shares of Common Stock issued and outstanding immediately following the Effective Time.

     "Delivery Date" has the meaning set forth in Section 4.2.

     "Disability" means the physical disability or mental incapacity of a Senior Manager which entitles such Senior Manager to benefits under a long term disability plan of the Company or which would entitle such Senior Manager to benefits if he were a participant in such plan or which would otherwise qualify such Senior Manager for social security disability insurance benefits.

     "Dividend Gross Up" has the meaning set forth in Section 3.14(iii).

     "Drag-Along Notice" has the meaning set forth in Section 4.1.

     "Drag-Along Sale" has the meaning set forth in Section 4.1.

     "Effective Time" has the meaning set forth in the Merger Agreement.

     "Elected Shares" has the meaning set forth in Section 5.2.

     "Employment Agreement" means, with respect to a Senior Manager, the Employment Agreement, if any, between him and the Company, dated the date hereof, and/or any subsequent employment agreement mutually agreed upon between such Senior Manager and the Company.

     "Equity Securities" of any Person, means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

     "Excess Pro Rata Portion" has the meaning set forth in Section 5.2.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Family Member" has the meaning set forth in Section 2.4.

     "First Six Months Fiscal Year" has the meaning set forth in Section 3.9.

     "Fiscal Year" means a fiscal year of the Company.

     "General Put-Call Price" has the meaning set forth in Section 3.9.

     "Good Reason" means (i) the assignment to the Senior Manager of any duties or responsibilities which are materially inconsistent with the Senior Manager's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by such Senior Manager's Employment Agreement, if any, or as in effect at the time of expiration of such Employment Agreement, if any, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a significant reduction by the Company in the compensation (including salary and bonuses) and/or benefits provided to the Senior Manager under his Employment Agreement, if any, or as in effect at the time of expiration of such Employment Agreement, if any; (iii) any material breach or violation of any material provision of this Agreement or the Senior Manager's Employment Agreement, if any, by the Company or the Majority Stockholder which is not cured promptly after receipt by the Company or the Majority Stockholder of written notice from the Senior Manager setting forth the specific breach or violation; or (iv) the Company's requiring the Senior Manager to be based at any office or location outside of northern New Jersey.

     "Incentive Compensation Plan" means the Mikasa, Inc. Incentive Compensation Plan, adopted as of the date hereof.

     "Indemnified Party" shall have the meaning set forth in Section 6.7(ii).

     "Indemnifying Party" shall have the meaning set forth in Section 6.7(ii).

     "JGD Group" means J.G. Durand Industries, S.A., and its Affiliates.

     "Losses" means claims, damages, liabilities, costs (including, without limitation, costs of preparation, investigation and reasonable attorneys' fees and disbursements in connection with any action) and expenses.

     "Majority Stockholder" has the meaning set forth in the recitals hereto.

     "Management Stockholder" has the meaning set forth in the recitals hereto.

     "Merger" has the meaning set forth in the recitals hereto.

     "MergerCo" has the meaning set forth in the recitals hereto.

     "Merger Agreement" has the meaning set forth in the recitals hereto.

     "Merger Consideration" has the meaning set forth in the Merger Agreement.

     "Minimum Guaranteed Amount" means, with respect to a Share, the sum of (i)
(a) the Merger Consideration (as equitably adjusted to reflect changes in the number of Shares resulting from transactions agreed to by the parties that take place as of, or immediately prior to, the Effective Time) minus (b) the aggregate amount of any dividends in respect of such Share the record date for which is following the Effective Time and prior to the payment of the price for the applicable Put or Call and (ii) the Dividend Gross Up, if any, in respect of such Share.

     "Nominee" has the meaning set forth in Section 8.2.

     "Non-Elected Shares" has the meaning set forth in Section 5.2.

     "Notice" has the meaning set forth in Section 3.14.

     "Opinion" has the meaning set forth in Section 4.1.

     "Other Holders" has the meaning set forth in Section 6.l(ii).

     "Other Manager" means George F. Aratani.

     "Period One" has the meaning set forth in Section 3.12.

     "Period One Control Transaction Price" has the meaning set forth in Section 3.12.

     "Period Two" has the meaning set forth in Section 3.12.

     "Permitted Transferee" has the meaning set forth in Section 2.4.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Piggyback Registration" means a registration by the Company of Registrable Shares under the Securities Act pursuant to Section 6.1.

     "Pro Rata Portion" has the meaning set forth in Section 5.2.

     "Public Offering Event" has the meaning set forth in Section 9.1.

     "Put" has the meaning set forth in Section 3.1.

     "Registrable Shares" means any Shares; provided, however, that any such securities shall cease to be Registrable Shares to the extent (i) a registration statement with respect to the offer and sale of such securities has been declared effective under the Securities Act and such securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act,
(iii) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold without registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities may be sold by a Management Stockholder pursuant to Rule 144 under the Securities Act (or any similar provision then in force) within any three-month period.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Second Six Months Fiscal Year" has the meaning set forth in Section 3.9.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Selling Holder" means, with respect to a registration statement under the Securities Act in connection with a Piggyback Registration, a holder of Shares whose Registrable Shares are included therein.

     "Senior Manager" means Alfred J. Blake, Raymond B. Dingman or Anthony F. Santarelli, as the case may be.

     "Shares" has the meaning set forth in the recitals hereto.

     "Tag-Along Allotment" has the meaning set forth in Section 5.2.

     "Tag-Along Notice Date" has the meaning set forth in Section 5.3.

     "Tag-Along Sale" has the meaning set forth in Section 5.1.

     "Tag-Along Sale Date" has the meaning set forth in Section 5.3.

     "Tag-Along Sale Notice" has the meaning set forth in Section 5.3.

     "Target Cumulative Net Income Per Share" means, at the end of (i) Fiscal Year 2001, US$26,000,000, (ii) Fiscal Year 2002, US$52,000,000 and (iii) Fiscal
Year 2003, US$78,000,000, in each case divided by the number of Shares issued and outstanding immediately following the Effective Time; provided, that in each case, such figures are subject to reasonable adjustment as mutually agreed by the Majority Stockholder, the Company and the Management Stockholders if necessary to preserve the economic benefits to the parties contemplated by this Agreement in the event (a) any transaction or corporate event occurs which affects the Company's capitalization or (b) any other transaction or corporate event (other than the Merger), including without limitation any other transactions with the Majority Stockholder or any of its Affiliates, outside of the ordinary course of business occurs which could reasonably be expected to have a substantial impact on the Company's Cumulative Net Income Per Share.

     "Taxes" has the meaning set forth in Section 3.14(iii).

     "Terminating Nominee" has the meaning set forth in Section 8.4.

     "Termination Date" means the date upon which a Senior Manager's employment with the Company is terminated for any reason.

     "Transfer" means, with respect to any property, to directly or indirectly sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of such property, whether for or without consideration, and whether voluntarily or involuntarily or by operation of law.

     "Transferee" has the meaning set forth in Section 2.1.

     "2003 Put-Call Price" means, with respect to any Share, the sum of (i) the Minimum Guaranteed Amount plus (ii) the product of 8.7 multiplied by a fraction the numerator of which is (a) and the denominator of which is (b), where (a) equals the excess, if any, of (A) Cumulative Net Income Per Share for Fiscal Year 2003 over (B) Target Cumulative Net Income Per Share for Fiscal Year 2003 and (b) equals 3.

     "Voting Power" means, with respect to any Voting Securities, the aggregate number of votes attributable to such Voting Securities that could generally be cast by the holders thereof for the election of directors or similar managing persons at the time of determination (assuming such election were then being held).

     "Voting Securities" means, (i) with respect to the Company, the Equity Securities of the Company entitled to vote generally for the election of directors of the Company, (ii) with respect to the Majority Stockholder, the Equity Securities of the Majority Stockholder entitled to vote generally for the election of directors of the Majority Stockholder, and (iii) with respect to any other Person, any securities of or interests in such Person entitled to vote generally for the election of directors or any similar managing person of such Person.

     1.2 Construction and Interpretation.

     (a) The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular provision of this Agreement.

     (b) Where the context so indicates or requires, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or include the other genders or number, as the case may be.

     (c) Except as otherwise indicated, references herein to any "Article," "Section," "Annex" or "Schedule" mean an Article or Section of, or an Annex or Schedule to, this Agreement, as the case may be. Except as otherwise indicated, references herein to a "party" or the "parties" refers to a party or the parties, as the case may be, to this Agreement.

     (d) Unless otherwise expressly provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding," and the word "within" means "from and excluding a specified date and to and including a later specified date."

     (e) All Annexes and Schedules attached to this Agreement or expressly identified herein are incorporated herein by reference and made a part hereof.

                                   ARTICLE II

                                 STOCK TRANSFERS

     2.1 General Restrictions on Transfer. The Management Stockholders agree that they will not Transfer any Shares Beneficially Owned by them (or any interest therein) to another Person (any such Person, a "Transferee"), other than in accordance with all applicable provisions of this Agreement. The Company shall not transfer on its books any Shares to any Person if the relevant Transfer is not made in accordance with all applicable provisions of this Agreement, and any purported Transfer in violation hereof shall be null and void ab initio and of no effect.

     2.2 Agreement to Be Bound. No Transfer of Shares by a Management Stockholder to a Permitted Transferee shall be effective (and the Company shall not transfer on its books any Shares) unless the certificates representing such Shares issued to the Permitted Transferee shall bear the legend provided in
Section 2.3, if such a legend is required by Section 2.3. By accepting any Transfer of Shares, any Permitted Transferee shall be deemed to have agreed to be bound by the terms of this Agreement and to have accepted the rights and obligations set forth hereunder as if it were the transferor of the relevant Shares, and upon the request of the Company such Permitted Transferee shall execute and deliver to the Company an instrument or instruments in form and substance reasonably satisfactory to the Company and the Majority Stockholder confirming that the Permitted Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder as if it were the transferor of the relevant Shares.

     2.3 Legend. In addition to any other legend which may be required by applicable law, each share certificate representing Shares which are Beneficially Owned by the Management Stockholders shall have endorsed on its face the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

            IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT, DATED SEPTEMBER 10, 2000 (THE "STOCKHOLDERS' AGREEMENT"), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS' AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS SET FORTH IN SUCH STOCKHOLDERS' AGREEMENT.

To the extent the Company shall be satisfied, in its reasonable discretion, that the circumstances or provisions requiring any of the above legends have ceased to be effective, the Company will upon request reissue certificates without the applicable legend or legends.

     2.4 Permitted Transfers. Each Management Stockholder may only Transfer Shares (i) on such Management Stockholder's death by bequest or inheritance to such Management Stockholder's executors, administrators, testamentary trustees, heirs, legatees or beneficiaries, (ii) to such Management Stockholder's spouse or such Management Stockholder's lineal descendants (by blood or adoption) (hereinafter, a "Family Member"), (iii) to a trust or custodianship the beneficiaries of which may include only such Management Stockholder or Family Members, (iv) to a trust or foundation which is tax-exempt pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and which is organized and operated exclusively for charitable purposes (each Person designated in clauses (i) through (iv), a "Permitted Transferee"), (v) to the Majority Stockholder and any of its Affiliates or (vi) as required by applicable law. Each Management Stockholder may also Transfer Shares in accordance with
Article III, Article IV and Article V hereof.

                                   ARTICLE III

                                 PUT-CALL RIGHTS

     3.1 Put-Call Terms. The Majority Stockholder shall have the right (but not the obligation) to purchase the Shares Beneficially Owned by the Management Stockholders (a "Call"), and the Management Stockholders shall have the right (but not the obligation) to cause the Majority Stockholder to purchase such Shares (a "Put"), at the times, upon the terms and subject to the conditions set forth in this Article III.

     3.2 2003 Put-Call. Notwithstanding any other provision of this Article III, following the end of Fiscal Year 2003, the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by any one or more Management Stockholders and each Management Stockholder shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Management Stockholder; provided, that the Notice in respect of each such Call and Put must be given to the Majority Stockholder or Management Stockholder, as applicable, during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2003; and provided, further, that each such Call and Put shall be exercised for a price per Share equal to the 2003 Put-Call Price.

     3.3 Death or Disability Termination. If, prior to the end of Fiscal Year 2003, a Senior Manager's employment with the Company shall be terminated as a result of his death or Disability, (i) the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by such Senior Manager and (ii) such Senior Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; provided, that the Notice in respect of each such Call and Put must be given to the Majority Stockholder or Senior Manager, as applicable, during the 180-day period following the Termination Date; and provided, further, that each such Call and Put shall be exercised for a price per Share equal to the General Put-Call Price.

     3.4 Without Cause Termination. If, prior to the end of Fiscal Year 2003, a Senior Manager's employment with the Company shall be terminated by the Company without Cause:

     (i) such Senior Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; provided, that the Notice in respect of such Put must be given to the Majority Stockholder during the sixty-day period following the Termination Date; and provided, further, that the Put shall be exercised for a price per Share equal to the General Put-Call Price; and

     (ii) the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; provided, that the Call shall be exercised for a price per Share equal to the General Put-Call Price; and provided, further, that the Notice in respect of such Call must be given to such Senior Manager:

     (a) during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2001, if the Termination Date occurs during Fiscal Year 2001; provided, however, that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2001 is at least 70% of Target Cumulative Net Income Per Share for Fiscal Year 2001;

     (b) during the sixty-day period following the Termination Date, if the Termination Date occurs during the first six months of Fiscal Year 2002; provided, however that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2001 is at least 70% of Target Cumulative Net Income Per Share for Fiscal Year 2001;

     (c) during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2002, if the Termination Date occurs during the second six months of Fiscal Year 2002; provided, however that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2002 is at least 75% of Target Cumulative Net Income Per Share for Fiscal Year 2002;

     (d) during the sixty-day period following the Termination Date, if the Termination Date occurs during the first six months of Fiscal Year 2003; provided, however, that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2002 is at least 75% of Target Cumulative Net Income Per Share for Fiscal Year 2002; and

     (e) during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2003, if the Termination Date occurs during the second six months of Fiscal Year 2003; provided, however, that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2003 is at least 85% of Target Cumulative Net Income Per Share for Fiscal Year 2003.

     3.5 Good Reason Termination. If, prior to the end of Fiscal Year 2003, a Senior Manager terminates his employment with the Company for Good Reason, such Senior Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; provided, that the Notice in respect of such Put is given to the Majority Stockholder during the sixty-day period following the Termination Date; and provided, further, that such Put shall be exercised for a price per Share equal to the General Put-Call Price.

     3.6 Without Good Reason Termination. If, prior to the end of Fiscal Year 2003, a Senior Manager terminates his employment with the Company without Good Reason, the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; provided, that the Notice in respect of such Call must be given to the Senior Manager during the sixty-day period following the Termination Date; and provided, further, that such Call shall be exercised for a price per Share equal to the General Put-Call Price.

     3.7 Change in Senior Management Termination. If, prior to the end of Fiscal Year 2003, any two Senior Managers cease to be employed by the Company for any reason other than as a result of the termination of each such Senior Manager's employment by the Company for Cause, each Other Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Other Manager; provided, that the Notice in respect of such Put must be given to the Majority Stockholder during the sixty-day period following the Change in Management Date; and provided, further, that such Put shall be exercised for a price per Share equal to the General Put-Call Price.

     3.8 Change in Senior Management For Cause. If, prior to the end of Fiscal Year 2003, any two Senior Managers cease to be employed by the Company as a result of the termination of each such Senior Manager's employment by the Company for Cause, (i) the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by each Other Manager and (ii) each Other Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Other Manager; provided, that the Notice in respect of each such Call and Put must be given to the Majority Stockholder or Other Manager, as applicable, during the sixty-day period following the Change in Management Date; and provided, further, that each such Call and Put shall be exercised for a price per Share equal to the General Put-Call Price.

     3.9 Calculation of the General Put-Call Price. The General Put-Call Price of a Share in respect of a Put or Call exercised pursuant to Section 3.3,
Section 3.4, Section 3.5, Section 3.6, Section 3.7 or Section 3.8 with respect to a Termination Date or Change in Management Date, as applicable, occurring within the first six months of any Fiscal Year shall equal the sum of (i) the Minimum Guaranteed Amount plus (ii) the product of 8.7 multiplied by a fraction, the numerator of which is (a) and the denominator of which is (b), where (a) equals the excess, if any, of (A) Cumulative Net Income Per Share for the last completed Fiscal Year which began after Fiscal Year 2000 and ended prior to the Termination Date or Change in Management Date, as applicable (the "First Six Months Fiscal Year"), over (B) Target Cumulative Net Income Per Share for the First Six Months Fiscal Year and (b) equals the number of completed Fiscal Years taken into account in the calculation of Cumulative Net Income Per Share pursuant to (A) above.

     The General Put-Call Price of a Share in respect of a Put or Call exercised pursuant to Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7 or
Section 3.8 with respect to a Termination Date or Change in Management Date, as applicable, occurring within the second six months of any Fiscal Year following Fiscal Year 2000 shall equal the sum of (i) the Minimum Guaranteed Amount plus
(ii) the product of 8.7 multiplied by a fraction, the numerator of which is (a) and the denominator of which is (b), where (a) equals the excess, if any, of (A) Cumulative Net Income Per Share for the Fiscal Year in which the Termination Date or Change in Management Date, as applicable, occurs (the "Second Six Months Fiscal Year") over (B) Target Cumulative Net Income Per Share for the Second Six Months Fiscal Year and (b) equals the number of completed Fiscal Years taken into account in the calculation of Cumulative Net Income Per Share pursuant to
(A) above.

     3.10 For Cause Termination. If, prior to the end of Fiscal Year 2003, a Senior Manager's employment with the Company shall be terminated by the Company for Cause, the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; provided, that the Notice in respect of such Call must be given to the Senior Manager during the sixty-day period following the Termination Date; and provided, further, that such Call shall be exercised for a price per Share equal to the Minimum Guaranteed Amount.

     3.11 Failure to Renew Employment Agreement. If a Senior Manager and the Company fail to execute an agreement with respect to the employment by the Company of such Senior Manager after December 31, 2002, such Senior Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; provided, that the Notice in respect of such Put must be given to the Majority Stockholder during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2002; and provided, further, that such Put shall be exercised for a price per Share equal to the sum of (i) the Minimum Guaranteed Amount plus (ii) the product of 8.7 multiplied by a fraction, the numerator of which is (a) and the denominator of which is (b), where (a) equals the excess, if any, of (A) Cumulative Net Income Per Share for Fiscal Year 2002 over (B) Target Cumulative Net Income Per Share for Fiscal Year 2002 and (b) equals 2.

     3.12 Control Transaction. Subject to the provisions of Articles IV and V, if, prior to the end of Fiscal Year 2003, a definitive agreement with respect to a Control Transaction is executed or announced, each Management Stockholder shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Management Stockholder; provided, that the Notice in respect of such Put must be given to the Majority Stockholder either (x) during the sixty-day period following the Control Transaction Date ("Period One") or
(y) during the sixty-day period following the completion of the Company's audit for the Fiscal Year in which the Control Transaction Date occurs ("Period Two"); provided, however, that if the Notice is given to the Majority Stockholder on a day that is within both Period One and Period Two, the Management Stockholder shall determine the period in which the Notice was given; and provided, further, that such Put shall be exercised for a price per Share equal to the Minimum Guaranteed Amount plus:

     (i) in the event Notice of such Put is given during Period One, the product of 8.7 multiplied by a fraction, the numerator of which is (a) and the denominator of which is (b), where (a) equals the excess, if any, of (A) Cumulative Net Income Per Share for the last completed Fiscal Year which began after Fiscal Year 2000 and ended prior to the Control Transaction Date over (B) Target Cumulative Net Income Per Share for such Fiscal Year and (b) equals the number of completed Fiscal Years taken into account in the calculation of Cumulative Net Income Per Share pursuant to (A) above (the "Period One Control Transaction Price"), or

     (ii) in the event Notice of such Put is given during Period Two, the product of 8.7 multiplied by a fraction, the numerator of which is (a) and the denominator of which is (b), where (a) equals the excess, if any, of (A) Cumulative Net Income Per Share for the Fiscal Year in which the Control Transaction occurs over (B) Target Cumulative Net Income Per Share for such Fiscal Year and (b) equals the number of completed Fiscal Years taken into account in the calculation of Cumulative Net Income Per Share pursuant to (A) above.

     3.13 Purchase Right. Unless otherwise agreed in writing by the applicable Management Stockholder, in the event that any Management Stockholder continues to Beneficially Own Shares on the sixty-first day following the completion of the audit of the Company's financial statements for Fiscal Year 2003 and no Notice has been given pursuant to this Article III or Section 4.5 during the immediately preceding sixty-day period with respect to such Management Stockholder's Shares, all of such Management Stockholder's Shares shall be automatically purchased by the Majority Stockholder within five Business Days thereafter for a price per Share equal to the 2003 Put-Call Price and the aggregate purchase price for such Management Stockholder's Shares shall be paid to such Management Stockholder in a lump sum cash payment on such date of purchase.

     3.14 General. The parties agree that the following terms shall be applicable to the exercise of a Put or Call pursuant to Section 3.2 through
Section 3.12 and Section 4.5 hereof and any purchase of Shares pursuant to
Section 3.13 hereof:

     (i) The audit of the Company's financial statements for any Fiscal Year shall be completed as soon as reasonably practicable and in no event later than ninety days following the end of the relevant Fiscal Year and must be performed by a nationally recognized accounting firm mutually agreed upon by the Senior Managers, the Company and the Majority Stockholder (the "Accounting Firm"); provided, that if the Senior Managers, the Company and the Majority Stockholder cannot agree upon an accounting firm, the Senior Managers, the Company and the Majority Stockholder shall each appoint a nationally recognized accounting firm which firms shall select a nationally recognized accounting firm which shall then be the Accounting Firm.

     (ii) A party exercising a Put or Call pursuant to this Article III or
Section 4.5 shall exercise such right by giving to the other party a written notice (the "Notice") in accordance with the relevant provisions hereof specifying such party's intent to Put or Call Shares Beneficially Owned by the relevant Management Stockholder. The effective date on which a Put or Call is exercised pursuant to such Notice shall be the tenth Business Day following the later of (a) the date on which such Notice is given to the Majority Stockholder or Management Stockholder, as applicable, and (b) the completion of the audit of the Company's financial statements for the last Fiscal Year with respect to which the exercise price for such Put or Call is calculated, if any; provided, however, that the effective date of exercise of a Put exercised pursuant to
Section 4.5 must be prior to the Drag-Along Sale Date. Notwithstanding the prior sentence, the effectiveness of, and the obligation of the Majority Stockholder to honor, the exercise of a Put exercised pursuant to Section 3.12 shall be subject to the consummation of the Control Transaction and the effective date of such Put shall be the later of (x) the date determined pursuant to the immediately preceding sentence and (y) the date of the consummation of the Control Transaction; provided, however, that a Management Stockholder may exercise any other Put right he may have pursuant to this Article III or Section
4.5 prior to the effectiveness of a Put exercised pursuant to Section 3.12 notwithstanding any Notice he may have given under Section 3.12. The aggregate exercise price shall be paid to the relevant Management Stockholder in a lump sum cash payment on the effective date of exercise of a Put or Call pursuant to this Article III or Section 4.5.

     (iii) (a) The term "Dividend Gross Up" means, with respect to a Share, the amount equal to the sum of (A) the excess, if any, of (I) all U.S. federal, state and local income taxes and/or any foreign taxes applicable because of the residence or citizenship of the Management Stockholder ("Taxes") required to be paid by the Management Stockholder with respect to any and all Annual Dividends on such Share over (II) the Taxes the Management Stockholder would have been required to pay if an amount equal to such Annual Dividends had been paid to the Management Stockholder as part of the purchase price for such Share pursuant to the applicable Put or Call and (B) an additional amount such that the net amount retained by the Management Stockholder after the payment of all Taxes on the amounts described in this Section 3.14(iii) is equal to the amount described in clause (A) of this Section 3.14(iii).

     (b) The Dividend Gross Up shall be determined by the Accounting Firm. The tax rate to be used to determine the Dividend Gross Up shall be each Management Stockholder's actual marginal tax rate for each applicable tax year.

     (c) The term "Annual Dividend" means, with respect to a Share, the aggregate dividends received by a Management Stockholder in any one Fiscal Year on or after the Effective Time and prior to the payment of the price for the applicable Put or Call in excess of $.20 per Share (as equitably adjusted to reflect changes in the number of Shares resulting from transactions agreed to by the parties that take place as of, or immediately prior to, the Effective Time).

     (iv) The Management Stockholders, the Majority Stockholder and the Company shall provide the Accounting Firm with all information reasonably required by the Accounting Firm to make any determination required to be made by it under this Agreement. Any assumptions not specified herein required to be used by the Accounting Firm in determining the Dividend Gross Up shall be made by the Accounting Firm in a reasonable manner that is intended to effectuate the purposes of this Agreement. In making such determination, with respect to any matter which is uncertain, the Accounting Firm shall adopt the position which it believes more likely than not would be adopted by the Internal Revenue Service. The Accounting Firm shall provide detailed supporting calculations with respect to its determination to the Company, the Majority Stockholder and the relevant Management Stockholder; provided, that the Accounting Firm shall not provide the Company or the Majority Stockholder with the actual tax returns of the Management Stockholder or any information concerning the Management Stockholder that it is not reasonably necessary for the Company to fully understand the basis for such determination. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm hereunder shall be final, binding and conclusive upon the Company, the Majority Stockholder and the Management Stockholder, absent manifest error.

     (v) Any amounts payable pursuant to this Article III shall be subject to such income or employment tax withholding as may be required under any provision of U.S. federal, state or local tax law or any foreign tax law applicable because of the residence or citizenship of the applicable Management Stockholder, if any.

     (vi) The Accounting Firm shall determine the exercise price with respect to any Put or Call exercised pursuant to Section 3.2 through Section 3.12 and
Section 4.5 hereof and the purchase price with respect to any purchase of Shares pursuant to Section 3.13 hereof.

                                   ARTICLE IV

                                DRAG-ALONG RIGHTS

     4.1 Drag-Along Rights. Subject to the provisions of Section 4.3 and Section 4.4, if the Majority Stockholder desires to sell more than 85% of the Shares Beneficially Owned by it in good faith to an independent purchaser that is not an Affiliate of the Majority Stockholder in an arms'-length negotiated transaction, and said Transferee desires to acquire all or substantially all of the issued and outstanding Shares upon the same terms and conditions as such Transferee agreed to with the Majority Stockholder, each Management Stockholder agrees to sell (a "Drag-Along Sale"), at the Majority Stockholder's request, a proportion of the Shares Beneficially Owned by him to said Transferee (or to vote all of such Shares in favor of any merger or other transaction which would effect a sale of such Shares and waive all applicable dissenters or similar rights) equal to the proportion of Shares Beneficially Owned by the Majority Stockholder which are to be sold in the relevant transaction as specified in the applicable Drag-Along Notice, at the same price, at the same time and on the same terms and conditions as the Majority Stockholder shall have agreed to with such Transferee with respect to the Majority Stockholder's Shares. In the event a Drag-Along Sale is to be required, the Majority Stockholder shall give written notice (the "Drag-Along Notice") of such sale to the Management Stockholders not more than thirty or less than fifteen days prior to the proposed date of the Drag-Along Sale (the "Drag-Along Sale Date") including (i) the proposed amount of consideration to be received by the Beneficial Owners of Shares, (ii) the name and address of the Transferee, (iii) the date of the proposed Transfer,
(iv) the number of Shares Beneficially Owned as of the close of business on the day immediately prior to the date of delivery of the Drag-Along Notice by the Management Stockholder to whom the notice is sent, (v) confirmation that the Transferee has agreed to purchase the Management Stockholders' Shares in accordance with the terms hereof, (vi) the Opinion and (vii) any other material terms and conditions of the proposed Transfer.

     4.2 Delivery of Certificates. On the date that is at least one Business Day before the Drag-Along Sale Date (the "Delivery Date"), each Management Stockholder shall deliver a certificate or certificates for all of his Shares to be included in such Drag-Along Sale duly endorsed for Transfer, free and clear of any lien, claim, encumbrance, charge or security interest of any kind to such Transferee in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Management Stockholder's Shares.

     4.3 Consideration. The provisions of this Article IV shall only apply if cash is one of the forms of consideration to be received in the Drag-Along Sale and the Management Stockholder has the right, in his sole discretion, to receive cash as the sole form of consideration he will receive for his Shares.

     4.4 Cooperation. Each Management Stockholder participating in a Drag-Along Sale shall make commercially reasonable efforts to cooperate in good faith with the Majority Stockholder in connection with the consummation of a Drag-Along Sale; provided, that a Management Stockholder shall not be required to (i) make any representations or warranties other than standard representations concerning ownership of his Shares or (ii) agree to indemnify any Person except with respect to such Management Stockholder's own actions and disclosures; and provided, further, that a Management Stockholder's total liability pursuant to any such indemnity in connection with a Drag-Along Sale shall not exceed the net proceeds received by such Management Stockholder in such Drag-Along Sale.

     4.5 Put Right. Notwithstanding any other provision of this Article IV, in the event the Majority Stockholder's sale to which the Drag-Along Sale relates would constitute a Control Transaction, each Management Stockholder shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Management Stockholder; provided, that the Notice in respect of such Put must be given to the Majority Stockholder during the period beginning on the date of the Management Stockholder's receipt of the Drag-Along Notice and ending on the fifth Business Day immediately prior to the Delivery Date; and provided, further, that the Put shall be exercised for a price per Share equal to the Period One Control Transaction Price.

                                   ARTICLE V

                                TAG-ALONG RIGHTS

     5.1 Right to Participate in Sale. In the event that the Majority Stockholder shall determine to sell Shares Beneficially Owned by it to a third party or third parties excluding any member of the JGD Group, each Management Stockholder shall have the right to sell in such transaction, on the same terms and conditions as apply to the sale of the Majority Stockholder's Shares (a "Tag-Along Sale"), a number of such Management Stockholder's Shares not to exceed such Management Stockholder's Tag-Along Allotment.

     5.2 Tag-Along Allotment. The maximum number of Shares that a Management Stockholder shall be entitled to include in such Tag-Along Sale pursuant to
Section 5.1 (the "Tag-Along Allotment") shall be the sum of (i) the Pro Rata Portion and (ii) the Excess Pro Rata Portion of his Shares. For purposes of this
Article V, "Pro Rata Portion" shall mean, with respect to Shares Beneficially Owned by a Management Stockholder or Majority Stockholder, as the case may be, a number equal to the product of (a) the total number of such Shares then Beneficially Owned by the Management Stockholder or the Majority Stockholder, as the case may be, and (b) a fraction, the numerator of which shall be the total number of such Shares proposed to be acquired by the Transferee as set forth in the Tag-Along Sale Notice and the denominator of which shall be the total number of such Shares then issued and outstanding (including such Shares proposed to be sold by the Majority Stockholder); provided, however, that any fraction of a Share resulting from such calculation shall be disregarded for purposes of determining the Pro Rata Portion. For purposes of this Article V, "Excess Pro Rata Portion" shall mean, with respect to Shares Beneficially Owned by a Management Stockholder or the Majority Stockholder, as the case may be, a number equal to the product of (x) the number of Non-Elected Shares and (y) a fraction, the numerator of which shall be such Management Stockholder's Pro Rata Portion with respect to such Shares, and the denominator of which shall be the sum of
(1) the aggregate Pro Rata Portions with respect to the shares of Common Stock of all of the Management Stockholders that have elected to exercise in full their rights to sell their Pro Rata Portion of Shares, and (2) the Majority Stockholder's Pro Rata Portion of Shares (the aggregate amount of such denominator is hereinafter referred to as the "Elected Shares"). For purposes of this Article V, "Non-Elected Shares" shall mean the excess, if any, of the total number of Shares proposed to be acquired by a Transferee as set forth in the Tag-Along Sale Notice, less the amount of Elected Shares. Notwithstanding the foregoing, if the consummation of the sale by the Majority Stockholder to which the Tag-Along Sale relates would result in the proportion of issued and outstanding Shares Beneficially Owned by the Majority Stockholder equaling less than 50% of the proportion of issued and outstanding Shares Beneficially Owned by the Majority Stockholder immediately following the Effective Time (before application of the provisions of this Section 5.2), each Management Stockholder's Tag-Along Allotment with respect to such Tag-Along Sale shall be deemed to be equal to 100% of the number of Shares Beneficially Owned by such Management Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date.

     5.3 Sale Notice. The Majority Stockholder shall provide each Management Stockholder with written notice (the "Tag-Along Sale Notice") not more than sixty days nor less than twenty days prior to the proposed date (the "Tag-Along Sale Date") of the Tag-Along Sale. Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth (i) the name and address of each proposed Transferee of Shares in the Tag-Along Sale; (ii) the number of Shares proposed to be sold by the Majority Stockholder; (iii) the proposed amount and form of consideration to be paid for such Shares and the terms and conditions of payment offered by the proposed Transferees; (iv) the aggregate number of Shares Beneficially Owned by the Management Stockholder as of the close of business on the day immediately prior to the date of delivery of the Tag-Along Sale Notice (the "Tag-Along Sale Notice Date"); (v) the Management Stockholder's Tag-Along Allotment assuming such Management Stockholder elected to include the maximum number of Shares possible in the Tag-Along Sale; (vi) confirmation that the Transferee has been informed of the rights provided for in this Article V and has agreed to purchase Shares in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

     5.4 Tag-Along Notice. (i) Any Management Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the "Tag-Along Notice") to the Majority Stockholder no more than fifteen days after delivery of the Tag-Along Sale Notice. The Tag-Along Notice shall set forth the number of Shares that such Management Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Management Stockholder's Tag-Along Allotment. The Tag-Along Notice given by any Management Stockholder shall constitute such Management Stockholder's binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to a Management Stockholder after such Management Stockholder gives his Tag-Along Notice, then, notwithstanding anything herein to the contrary, such Management Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of the Shares referred to in his Tag-Along Notice. If the Transferee does not consummate the purchase of all of the Shares requested to be included in the Tag-Along Sale by any Management Stockholder on the same terms and conditions applicable to the Majority Stockholder, then the Majority Stockholder shall not consummate the Tag-Along Sale of any of its Shares to such Transferee, unless the Shares of all Management Stockholders and the Majority Stockholder in the Tag-Along Sale are reduced or limited pro rata in proportion to the respective number of Shares actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for each Management Stockholder participating therein and the Majority Stockholder.

     (ii) If a Tag-Along Notice from any Management Stockholder is not given to the Majority Stockholder within the fifteen day period specified above, the Majority Stockholder shall have the right to consummate the Tag-Along Sale without the participation of such Management Stockholder, but only on terms and conditions which are no more favorable in any material respect to the Majority Stockholder than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within 120 days of the Tag-Along Sale Notice Date.

     5.5 Delivery of Certificates. On the Tag-Along Sale Date, each participating Management Stockholder shall deliver a certificate or certificates for the Shares to be sold by such Management Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer free and clear of any lien, claim, encumbrance, charge or security interest of any kind to the Transferee in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such participating Management Stockholder's Shares.

     5.6 Not Applicable to Drag-Along Sales. The provisions of this Article V shall not apply to any transaction in connection with which the Majority Stockholder exercises its rights pursuant to Section 4.1.

     5.7 Cooperation. Each Management Stockholder participating in a Tag-Along Sale shall make commercially reasonable efforts to cooperate in good faith with the Majority Stockholder in connection with the consummation of the Tag-Along Sale, including, without limitation, by executing an agreement in respect of the Tag-Along Sale containing customary representations, warranties, indemnities and agreements.

     5.8 Put Right. Notwithstanding any other provision of this Article V, in the event the Majority Stockholder's sale to which the Tag-Along Sale relates would constitute a Control Transaction, each Management Stockholder shall have the right to exercise either his rights pursuant to this Article V, his rights pursuant to Section 3.12 or his rights under both Article V and Section 3.12 (in the latter case, with respect to the Shares not included in the Tag-Along Sale pursuant to Article V), in his sole discretion.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

     6.1 Piggyback Registration. (i) If the Company at any time proposes to register any securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Shares for a public offering under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any successor form thereto), the Company shall give written notice of the proposed registration to each Management Stockholder at least fifteen days prior to the filing thereof, and each Management Stockholder shall have the right to request that all or any part of his Registrable Shares of the same class or series of the securities proposed to be registered by the Company be included in such registration by giving written notice to the Company within fifteen days after the delivery of such notice by the Company. If the registration statement is to cover an underwritten offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

     (ii) Priority on Piggyback Registrations. If a Piggyback Registration relates to an underwritten primary offering of securities and the underwriters of such offering determine in their good faith judgment that the aggregate number of securities which the Company, the Selling Holders and all other eligible security holders of the Company (the "Other Holders") propose to include in such offering exceeds the maximum number of securities that can reasonably be expected to be sold within a price range acceptable to the Company, the Company will include in such registration, first, the securities which the Company proposes to sell and, second, the securities of such Selling Holders and Other Holders on a pro-rata basis among all such Selling Holders and Other Holders, taken together, based on the number of securities of the Company requested to be included by all Selling Holders and Other Holders who have requested that securities owned by them be so included (it being agreed and understood, however, that such managing underwriters shall have the right to eliminate entirely the participation in such offering by all Selling Holders and Other Holders).

     (iii) Underwriters. Shares proposed to be registered and sold for the account of any Selling Holder pursuant to a Piggyback Registration shall be sold to prospective underwriters selected or approved by the Company, on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Selling Holders and Other Holders participating in such registration, and such prospective underwriters. The Selling Holders shall be permitted to withdraw all or a part of the securities held by such Selling Holders which were to be included in such Piggyback Registration at any time prior to the effective date of the registration.

     (iv) Compliance. Notwithstanding any other provisions hereof, the Company shall use its best efforts to ensure that (a) any registration statement filed in connection with a Piggyback Registration, and any amendment thereto, and any prospectus forming a part thereof, and any supplement thereto, complies in all material respects with the Securities Act, (b) any registration statement filed in connection with a Piggyback Registration, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (c) any prospectus forming part of any registration statement filed in connection with a Piggyback Registration, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     6.2 Registration Statement. In connection with any Piggyback Registration pursuant to this Agreement, the Company will furnish each Selling Holder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Selling Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in each case including all exhibits, and such other documents as may be reasonably requested, in such quantities as may be reasonably necessary for the purposes of the proposed offer and sale covered by such registration (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement or amendment or post-effective amendment thereto, and each such prospectus or preliminary prospectus or supplement thereto). In connection with any Piggyback Registration, the Company will, at the request of the managing underwriter with respect thereto or, if not an underwritten offering, at the request of the Selling Holders, use its best efforts to register or qualify the Registrable Shares covered by such Piggyback Registration for sale under the securities laws of such states as is required to permit the offer and sale of such Registrable Shares as contemplated by the applicable registration statement and to keep each such registration or qualification effective during the period such registration statement is required to be kept effective and to do such other acts or things reasonably necessary to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement in accordance with the securities laws of such jurisdictions. In connection with any offering of Registrable Shares registered pursuant to this Agreement, the Company shall (i) furnish each Selling Holder, at the Company's expense and at least three Business Days prior to the sale of any Registrable Shares, with unlegended certificates in a form eligible for deposit with The Depository Trust Company representing ownership of the Registrable Shares which are sold pursuant to the registration statement, in such denominations and registered in such names as the managing underwriter, if any, or such Selling Holder shall reasonably request, and (ii) instruct the transfer agent and registrar of the Shares to release any stop transfer orders with respect to the Registrable Shares so sold.

     6.3 Registration Procedures. In connection with the Company's obligations to effect a Piggyback Registration pursuant to Section 6.1, the Company will as expeditiously as is practicable:

     (i) prepare and file with the Commission such amendments and post-effective amendments to the registration statement with respect to such Shares and such supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the offer and sale of all securities covered by such registration statement, in accordance with the terms hereof;

     (ii) cause all Registrable Shares covered by the registration statement to be listed on each securities exchange on which identical securities issued by the Company are then listed or are to be listed if requested by the Selling Holders holding a majority in number of the Registrable Shares covered by such registration statement or the managing underwriters, if any, and cooperate and assist in any filings required to be made with any such securities exchange or other regulatory body in connection therewith or otherwise;

     (iii) notify each Selling Holder and the managing underwriter, if any, promptly (and in any event within two Business Days): (a) when any registration statement, prospectus or any supplement or amendment thereto has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (b) of any request by the Commission or any other federal or state governmental authority for any amendments or supplements to any registration statement or prospectus or for additional information; (c) of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
(d) if, at any time prior to the closing contemplated by an underwriting agreement entered into in connection with such registration statement, that the representations and warranties of the Company contained in such agreement cease to be true and correct; (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (f) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading; and (g) of the Company's reasonable determination that a post-effective amendment to any registration statement would be required;

     (iv) use its best efforts to prevent the issuance of any order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification of any of the Shares included therein for sale in any jurisdiction and, in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, use its best efforts to promptly obtain the withdrawal of any such order;

     (v) furnish to each Selling Holder and the managing underwriters, if any, at the Company's expense, one signed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (vi) as promptly as practicable, if required, based on the advice of the Company's counsel, or, if necessary, upon the occurrence of any event contemplated by Section 6.3(iii) hereof, prepare and file a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (vii) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

     (viii) use its reasonable best efforts to provide a CUSIP number for the Registrable Shares covered by such registration statement, not later than the effective date of such registration statement;

     (ix) use its reasonable best efforts to (a) obtain opinions of counsel to the Company (which counsel and opinions shall be reasonably satisfactory to the managing underwriters, if any, and the Selling Holders), and updates thereof addressed to the managing underwriters, if any, and the Selling Holders, covering the matters customarily covered in opinions provided in underwritten offerings and such other matters as may be reasonably requested by the underwriters, if any, or the Selling Holders; and (b) obtain "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriters, if any, and the Selling Holders) from the Company's independent certified public accountants addressed to the Selling Holders and managing underwriters, if any (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings and such other matters as the underwriters, if any, or the Selling Holders shall reasonably request. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder or, if not an underwritten offering, as otherwise reasonably requested by the Selling Holders;

     (x) make available for inspection by a representative of the holders of a majority of the Registrable Shares being sold and any attorneys or accountants retained by such holders (and, to the extent reasonably requested, furnish copies), in connection with the preparation of a registration statement pursuant to this Agreement, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative(s), attorney(s) or accountant(s) in connection with such registration;

     (xi) enter into such agreements reasonably requested by the Selling Holders (including, as applicable, an underwriting agreement in form, scope and substance as is customary in similar offerings and is reasonably satisfactory to the Company) and take all such other customary and reasonable actions in connection therewith (including such customary and reasonable actions as may be requested by the managing underwriters, if any) in order to expedite or facilitate the disposition of the Registrable Shares, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

     (a) make such representations and warranties to the Selling Holders and the underwriters, if any, with respect to the business of the Company and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, if and when reasonably requested; and

     (b) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Shares being included in the registration statement or the managing underwriters, if any, to evidence compliance with clause (a) above and with any provisions contained in the underwriting agreement or other similar agreement entered into by the Company.

     The above shall be done at each closing under such underwriting or similar agreement or, if not an underwritten offering, when otherwise reasonably requested by the Selling Holders.

     (xiii) if requested by the managing underwriter in an underwritten offering of Registrable Shares, use reasonable efforts to cause each holder of ten percent (10%) or more of the securities of the same class as the securities included in such underwritten offering, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 promulgated under the Securities Act) of any such securities during the ten days prior to and the ninety days after such underwritten offering has been completed (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing such registration otherwise agree;

     (xiv) if requested, furnish each Selling Holder with a copy (or a reasonable number of copies, as requested) of the registration statement (together with the exhibits thereto) and each amendment thereto prior to the filing thereof with the Commission;

     (xv) if requested by the managing underwriters, if any, or a Selling Holder, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, or such Selling Holder reasonably requests to be included therein relating to the sale of the Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being sold to underwriters, the purchase price being paid therefor by such underwriters or such Selling Holders and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

     (xvi) upon the occurrence of any event that would cause a registration statement (a) to contain a material misstatement or omission or (b) to be not effective and usable for the offer and sale of Registrable Shares, the Company shall promptly file an amendment to such registration statement, in the case of clause (a), correcting any such misstatement or omission and, in the case of either clause (a) or (b), use its commercially reasonable efforts to cause such amendment to be declared effective and such registration statement to become usable as soon as reasonably practicable thereafter;

     (xvii) otherwise use its reasonable best efforts to (a) comply with all applicable rules and regulations of the Commission and to take all other steps reasonably necessary to effect the registration of the Registrable Shares covered by such registration statement as contemplated hereby, and (b) make available to its security holders an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule thereto) no later than forty-five days after the end of any twelve-month period (or ninety days after the end of any twelve-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (A) commencing at the end of any fiscal quarter in which Shares are sold to underwriters in a firm commitment or best efforts underwritten offering and (B) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a registration statement, which statements shall cover said twelve-month periods; and

     (xviii) in connection with any underwritten offering, cooperate with all marketing efforts reasonably requested by the managing underwriter or managing underwriters in connection with the sale of the Shares, including, without limitation, participation in a reasonable number of road-show presentations and other marketing activity by members of the Company's senior management and other employees of the Company requested by such managing underwriter or managing underwriters.

     6.4 Holdback Agreements. The Company and each Management Stockholder agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering effected in connection with a Piggyback Registration, not to effect any public sale or distribution of any of the Company's Shares, including a sale pursuant to Rule 144, except as part of such underwritten offering, during the period beginning ten days prior to, and ending one hundred and eighty days after, the closing date of the underwritten offering made pursuant to such registration statement. The foregoing provisions shall not apply to the Company or any holder of Registrable Shares if such Person is prevented by applicable law or regulation from entering into any such agreement; provided, however, that any such Person shall undertake not to effect any public sale or distribution of the class of securities covered by such registration statement (except as part of such underwritten offering) during such period unless it has provided sixty days' prior written notice of such sale or distribution to the managing underwriter.

     6.5 Registration Expenses. All expenses, disbursements and fees incurred by the Company and the Selling Holders in connection with carrying out their obligations under this Article VI, including, but not limited to, (i) the reasonable and documented fees and expenses of one law firm (plus local counsel) for the Selling Holders, (ii) all registration, filing fees and expenses (including fees with respect to filings made with any securities exchange and the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of any securities exchange), (iii) fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Shares and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or holders of a majority of the Registrable Shares being sold may designate), (iv) printing expenses (including printing certificates for the Registrable Shares to be sold and the registration statements and prospectuses), messenger and delivery expenses, duplication, word processing, and telephone expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and "cold comfort" letters incident to such registration) and fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares which shall be borne by the seller thereof) and other Persons retained by the Company, (vii) internal expenses of the Company, including all salaries and expenses of its officers and employees performing legal or accounting duties, (viii) expenses of any annual audit or quarterly review, including the fees and expenses of any Person, including special experts, retained by the Company with regard to such annual audit or quarterly review,
(ix) the expense of any liability insurance, and (x) the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or to be listed will be borne by the Company regardless of whether a registration statement becomes effective.

     6.6 Conditions to Selling Holders' Piggyback Registration Rights. It shall be a condition of each Selling Holder's rights hereunder that:

     (i) Cooperation. Such Selling Holder shall cooperate with the Company by supplying information and executing documents relating to such Selling Holder or the securities of the Company owned by such Selling Holder in connection with the relevant registration that are reasonably requested by the Company;

     (ii) Undertakings. Such Selling Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of any securities exchange or which the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

     (iii) Indemnification. Such Selling Holder shall execute and deliver an agreement to indemnify to the fullest extent permitted by law and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Securities Act), and each Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against such Losses to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed, but only with respect to written information about or pertaining to such Selling Holder furnished by such Selling Holder specifically for inclusion in a registration statement filed in connection with a registration made under this Article VI.

     6.7 Indemnification.

     (i) Indemnification by the Company. In the case of any offering registered under the Securities Act pursuant to this Agreement, the Company agrees to indemnify to the fullest extent permitted by law and hold harmless each Selling Holder against any and all Losses, to which they or any of them may become subject under the Securities Act or any other statute or under common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon (a) any untrue statement or alleged untrue statement of a material fact contained in a registration statement relating to the offer or sale of the Registrable Shares covered thereby, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto, including the information deemed part of such registration statement pursuant to Rule 430A promulgated under the Securities
Act), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 6.7 shall not apply to such Losses which shall arise from the sale of Registrable Shares to any Person if such Losses shall arise out of, shall be caused by or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, (x) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by and about such Selling Holder specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto; (y) if such untrue statement or omission was made in any preliminary prospectus to the extent that (A) the prospectus corrected such untrue statement or such omission and (B) the Selling Holder was legally required to and failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Selling Holder of Registrable Shares to the Person asserting the claim from which such Losses arise and the Company made the prospectus available to such Selling Holder in accordance with the terms of the Agreement; or (z) if any such Losses arise out of, are caused by or are based upon an untrue statement or omission in the prospectus, to the extent that (A) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Selling Holder was legally required but failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Shares to the Person asserting the claim from which such Losses arise. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be a party.

     (ii) Conduct of Indemnification Proceedings. Any Person entitled to indemnity under this Agreement (an "Indemnified Party") shall give prompt written notice to the party from which such indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been actually and materially prejudiced by such failure. The Indemnifying Party shall have the right exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that under such circumstances an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof; provided further, however, that the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party agrees to pay such fees and expenses; or (b) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (c) the Indemnified Party shall have been advised by counsel that (A) there may be one or more material defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or its Affiliates, or
(B) a conflict of interest likely exists if one counsel represents such Indemnified Party and such Indemnifying Party or its Affiliate, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel which such counsel shall be designated by the Indemnified Party and be reasonably acceptable to the Indemnifying Party) at any time for such Indemnified Party, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding, unless it contains as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

     (iii) Contribution. (a) If the indemnification provided for in this Section
6.7 is unavailable to an Indemnified Party in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations appropriate under the circumstances. The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.7 were determined by pro-rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.7, no Indemnifying Party that is a Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Holder from the sale of Shares exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (iv) Underwriting Agreement to Govern. At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Section 6.7; provided, however, that the indemnification provisions of such underwriting agreement as they relate to Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information regarding such Selling Holder furnished by such Selling Holders.

     6.8 Rule 144. Following a Public Offering Event, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Management Stockholder, the Company will deliver to such Management Stockholder a written statement as to whether it has complied with such requirements.

     6.9 Termination of Registration Rights. The rights of a Management Stockholder pursuant to this Article VI shall terminate with respect to Shares held by such Management Stockholder to the extent such Shares may be sold by such Management Stockholder pursuant to Rule 144 under the Securities Act (or any similar provision then in force) within any three-month period.

                                  ARTICLE VII

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     7.1 Representations and Warranties of the Company .

     The Company represents and warrants to the Management Stockholders and the Majority Stockholder as follows:

     (i) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (ii) Authority. The Company has full corporate power and authority to execute, deliver and perform all of its obligations under Agreement and to consummate the transactions contemplated hereby.

     (iii) Binding Obligation. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and, assuming the due execution by the party seeking enforcement against the Company, this Agreement constitutes a binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (iv) No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which it is subject, (b) violate any order, judgment or decree applicable to it, or (c) conflict with, or result in a breach or default under, any term or condition of its certificate or articles of incorporation or its bylaws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

     7.2 Representations and Warranties of the Majority Stockholder. The Majority Stockholder represents and warrants to each Management Stockholder and to the Company as follows:

     (i) Organization. It is a societe anonyme duly organized, validly existing and in good standing under the laws of France.

     (ii) Authority. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     (iii) Binding Obligation. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and, assuming the due execution by the party seeking enforcement against it, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (iv) No Conflict. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which it is subject, (b) violate any order, judgment or decree applicable to it, or (c) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws, trust or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

     (v) Ownership of VCA. The Majority Stockholder is the owner of 50% of the issued and outstanding shares of capital stock of Verrerie Cristallerie D'Arques.

     7.3 Representations and Warranties of the Management Stockholders. Each of the Management Stockholders represents and warrants to each other, to the Company and to the Majority Stockholder as follows:

     (i) Valid Trust. If a trust, the trust agreement creating such trust is a legal, valid and binding trust agreement, and such trust is a valid trust under the laws of the jurisdiction in which it was created.

     (ii) Authority. If a trust, such trust has the requisite power and authority to execute, deliver, and perform all of its obligations under, this Agreement and to consummate the transactions contemplated hereby.

     (iii) Binding Obligation. Assuming the due execution by the party seeking enforcement against him, this Agreement constitutes his binding obligation, enforceable against him in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (iv) No Conflict. The execution, delivery and performance of this Agreement by him and the consummation by him of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which he is subject, (b) violate any order, judgment or decree applicable to him, or (c) conflict with, or result in a breach or default under, any term or condition of any material agreement or other material instrument to which he is a party or by which he or his property is bound.

     7.4 Additional Representations and Warranties of the Management Stockholders and the Majority Stockholder Each of the Management Stockholders represents and warrants to the Majority Stockholder and to the Company, and the Majority Stockholder represents and warrants to each of the Management Stockholders and the Company that the Shares Beneficially Owned by him or it were acquired for investment only and not with a view to any public distribution thereof, and there is not any current plan or intention on such party's part to offer to sell, exchange or otherwise dispose of the Shares Beneficially Owned by him or it in violation of any of the requirements of the Securities Act.

     7.5 Additional Agreements of the Company, the Majority Stockholder and the Management Stockholders

     (i) Each of the Majority Stockholder and the Company agree to give notice in writing to each of the Other Managers of the termination of employment with the Company of a Senior Manager for any reason no later than three Business Days after the Termination Date.

     (ii) Each of the Majority Stockholder and the Company agree to give notice in writing to each of the Management Stockholders of the execution or announcement of a definitive agreement with respect to a Control Transaction no later than three Business Days after the Control Transaction Date.

     (iii) The Majority Stockholder hereby agrees to guarantee absolutely and unconditionally all of the obligations of the Company to the Management Stockholders under Article III and Section 4.5 of this Agreement irrespective of any circumstances whatsoever which might otherwise constitute a legal or equitable discharge or defense of the liabilities of a surety or guarantor or that otherwise limit recourse against the Majority Stockholder, other than performance; provided, that the obligations of the Majority Stockholder under this Section 7.5(iii) are independent of the obligations of the Company and a separate action or actions may be brought and prosecuted against the Majority Stockholder whether or not action is brought against the Company and whether or not the Company is joined in any such action or actions.

     (iv) Each of the Majority Stockholder, the Company and each Management Stockholder agree that with respect to any Shares Beneficially Owned by a Management Stockholder which are held in a trust, such Shares shall be treated for all purposes under this Agreement as Shares held directly by such Management Stockholder.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

     8.1. Board Composition. Commencing as of the Effective Time and so long as any Senior Manager continues to Beneficially Own any Shares, the Senior Managers who then Beneficially Own Shares shall have the right to nominate a number of persons as candidates for election as members of the Board of Directors of the Company (the "Board") equal to the number of Senior Managers who then Beneficially Own Shares. The Majority Stockholder shall be entitled to nominate any number of candidates for election in its sole discretion. As used herein, the term "Nominees" refers to each person nominated to be elected to the Board. The Majority Stockholder may cause the total number of members of the Board to be increased at any time in its discretion, and the Management Stockholders shall take all necessary actions reasonably requested by the Majority Stockholder to effectuate the foregoing.

     8.2. Board Action. Except as otherwise expressly provided herein or as required by law, all actions to be taken by the Board will require the affirmative vote of a majority of the members of the Board.

     8.3. Election of Nominees. Each party hereto will use his or its best efforts to cause the Nominees to be elected in any and all elections of directors of the Company held during the period specified in Section 8.1 hereof. Without limiting the generality of the foregoing, each of the Management Stockholders and the Majority Stockholder will vote, grant a consent with respect to, or cause to be voted for the election of the Nominees, in all elections of directors of the Company held, or written consents in lieu thereof given, during the period specified in Section 8.1 hereof, all securities entitled to vote or consent in such election that such Person has the power to vote or with respect to which such Person has the power to grant a consent (or in respect of which such Person has the power to direct the vote or grant a consent) in accordance with the terms of this Section 8.3.

     8.4. Vacancies. Each Nominee will hold his or her office as a director of the Company until the earlier of (i) the expiration of his or her term as provided in the Company's certificate of incorporation, by-laws or applicable law and (ii) his or her death, resignation, incapacity or removal from the Board in accordance with Section 8.5. If any Nominee designated pursuant to Section
8.1 ceases to serve as a director of the Company for any reason during his or her term (a "Terminating Nominee"), a Nominee for the vacancy resulting therefrom may be designated by the party who originally designated the Terminating Nominee.

     8.5. Removal of Nominees. Only the Senior Managers may remove a Nominee designated by the Senior Managers from the Board and only the Majority Stockholder may remove a Nominee designated by the Majority Stockholder from the Board. Any such Nominee may be removed by the Senior Managers or the Majority Stockholder, as applicable, at any time, for any reason. If at any time the Senior Managers or the Majority Stockholder, as applicable, shall desire to have a Nominee removed from the Board pursuant to this Section 8.5, the Senior Managers or the Majority Stockholder, as applicable, shall so notify the Company, and each party hereto shall use its best efforts to take or cause to be taken all such action as may be required to remove such Nominee from the Board.

     8.6. Committees. Commencing as of the Effective Time and so long as any Senior Manager continues to Beneficially Own any Shares, each committee of the Board established by the Board shall have at least one director designated by the Senior Managers, unless such committee is required by the Company's certificate of incorporation, by-laws or applicable law to be composed entirely of non-executive directors.

     8.7. Compensation. The directors shall not receive any compensation for their services, but shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

                                   ARTICLE IX

                                     GENERAL

     9.1 Public Offering. In the event the Company effects a bona fide offering of Shares to the public (a "Public Offering Event"), (i) at the election of a Management Stockholder, the provisions of Article II hereof shall cease to be effective with respect to such Management Stockholder's Shares, (ii) the purchase provisions of Section 3.13 shall cease to be effective with respect to the Shares of the Management Stockholders, (iii) the right of the Majority Stockholder to Call the Shares of any Management Stockholder pursuant to Article III hereof shall cease to be effective and (iv) the right of each Management Stockholder to Put his Shares to the Majority Stockholder pursuant to Article III or Section 4.5 hereof shall cease to be effective at the time that more than 50% of the issued and outstanding Shares are held by members of the public unrelated to the Majority Stockholder or any of its Affiliates or any of the Management Stockholders. Upon any Transfer of Shares by a Management Stockholder following any Public Offering Event, any remaining provisions of this Agreement relating to such Shares shall cease to be effective.

     9.2 Anti-Dilution Adjustments. In the event the Company changes the number of Shares issued and outstanding as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares, issuance of Shares for less than fair value or similar transaction with respect to the issued and outstanding Shares, adjustments shall be made to the provisions set forth herein so as to preserve, as nearly as practicable, the economic benefits to the parties contemplated hereby.

     9.3 Recapitalization, Exchanges, Etc., Affecting the Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Shares and (ii) any and all Common Stock or any common stock of any successor or assign of the Company which may be issued in respect of, in exchange for, or in substitution for any Shares, as a result of a recapitalization, reclassification, merger, consolidation or other transaction.

     9.4 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would result from a failure by any party to comply with any of the terms of this Agreement. Any party hereto shall, therefore, be entitled to injunctive relief, including specific performance, to enforce the terms of this Agreement, without the posting of any bond. If an action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     9.5 Notices. (i) Except as otherwise expressly provided herein, any and all notices, demands or other communications required or permitted hereunder shall be in writing and shall be made by hand delivery, or by first-class, registered or certified mail with postage prepaid or by facsimile or telecopy, addressed to the relevant party at the address set forth below:

     (a) If to the Company, to:

             Mikasa, Inc.
             One Mikasa Drive
             Secaucus, NJ  07096
             Attention:  Chief Executive Officer
                         General Counsel

             with a copy (which shall not constitute notice) to:

             Kirkland & Ellis
             Citigroup Center
             153 East 53rd Street
             New York, New York 10022
             Attention:  Frederick Tanne, Esq.
             Telephone:  (212) 446-4800
             Facsimile:  (212) 446-4900

     (b) If to the Majority Stockholder, to:

             J.G. Durand Industries, S.A.
             38 rue Adrien Danvers
             62510 Arques, France
             Telecopy: 33 3 21 95 4774
             Attention: Mr. Paul Fontaine

             with a copy (which shall not constitute notice) to:

             Kirkland & Ellis
             Citigroup Center
             153 East 53rd Street
             New York, New York 10022
             Attention:  Frederick Tanne, Esq.
             Telephone:  (212) 446-4800
             Facsimile:  (212) 446-4900

     (c) If to any of the Management Stockholders, to the address and/or telephone number set forth below such Management Stockholder's name on the signature pages hereto or to such other address as such Management Stockholder shall have provided.

             with a copy (which shall not constitute notice) to:

             Cleary, Gottlieb, Steen & Hamilton
             One Liberty Plaza
             New York, New York  10006
             Attention: Victor I. Lewkow, Esq.
                        David Leinwand, Esq.
             Telephone: (212) 225-2000
             Facsimile: (212) 225-3999

     (ii) Any party may change its address for notice by notice given to each other party in accordance with the foregoing. No objection may be made to the method of delivery of any notice actually and timely given.

     9.6 Permitted Transferees Bound. All Shares Beneficially Owned by a Permitted Transferee shall, for all purposes, be subject to the terms of this Agreement, whether or not such Permitted Transferee has executed a consent to be bound by this Agreement. Notwithstanding anything to the contrary contained herein, any Person who purchases Shares from a Management Stockholder pursuant to a Tag-Along Sale or Drag-Along Sale shall not be bound by this Agreement.

     9.7 Effectiveness; Amendment; Waiver. Except as otherwise expressly set forth herein, this Agreement may be amended, modified, supplemented or terminated only by a written agreement of the Majority Stockholder, the Company and such Management Stockholders as Beneficially Owned in the aggregate at least 80% of all Shares Beneficially Owned by all Management Stockholders at the time of the execution of such written agreement; provided, however, that all parties hereto agree that this Agreement and all other related agreements (including the Merger Agreement) shall be amended to the extent required in order to provide for the addition of Management Stockholders as parties to this Agreement and such other relevant agreements in accordance with Annex A hereto. Other than this Section 9.7, which shall be effective upon execution of this Agreement, the other provisions of this Agreement shall become effective immediately following the Effective Time and shall not be in full force or effect prior thereto.

     9.8 Additional Documents; Further Assurances. Each party hereto agrees to execute any and all further documents and writings and to perform such other reasonable actions which may be or become necessary to effect the terms of this Agreement.

     9.9 No Third-Party Benefits. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective permitted successors and assigns.

     9.10 Successors and Assigns. Except as otherwise expressly set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided, however, (i) neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or the Majority Stockholder, except that the Majority Stockholder may assign its rights and obligations (except its obligations under Section 7.5(iii)) hereunder (including the rights and obligations to purchase Shares and pay the exercise price pursuant to any Put or Call exercised hereunder or the purchase right pursuant to Section 3.13) to the Company or any member of the JGD Group, provided, that any such assignment shall not relieve the Majority Stockholder of its obligations hereunder, and (ii) no rights or obligations of any Management Stockholder under this Agreement may be transferred or assigned except that any Management Stockholder shall be permitted to transfer its rights and obligations hereunder in connection with a Transfer of Shares made to a Permitted Transferee in compliance with all of the provisions of this Agreement.

     9.11 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

     9.12 Integration. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     9.13 Governing Law. THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

     9.14 Attorneys' Fees. If a Management Stockholder prevails in any litigation or arbitration commenced (including any proceedings in a bankruptcy court) between the parties hereto concerning any provision of this Agreement or the rights and duties of any Person hereunder, in addition to such other relief as may be granted, the Majority Stockholder shall reimburse the Management Stockholder for his attorneys' fees and court costs incurred by reason of such litigation or arbitration.

     9.15 Headings. The headings and table of contents in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

     9.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.17 Consent to Jurisdiction. Each party hereto agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of New York. Each party hereto hereby irrevocably and unconditionally consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of any such proceeding. Each party hereto consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each party hereto waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such proceeding in any court in the State of New York has been brought in an inconvenient forum.

     9.18 No Inconsistent Agreements. No party will hereafter enter into any agreements with respect to the Shares which are inconsistent with or violate or limit in any material respects the rights granted to the other parties in this Agreement.

     9.19 Inclusion of Trusts. Reference to any Management Stockholder made herein, including by use of the term "him" or the possessive "his" with respect to such Management Stockholder, shall be deemed to include any trust referred to on Annex A hereof with respect to such Management Stockholder. Unless otherwise transferred in accordance with the terms hereof, a Management Stockholder shall be deemed to Beneficially Own any Shares held by any trust referred to on Annex A hereto with respect to such Management Stockholder.

                                   * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.




                                     MIKASA, INC.


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                     J.G. DURAND INDUSTRIES, S.A.


                                     By:
                                        ---------------------------------------
                                         Name:
                                         Title:

                                     MANAGEMENT STOCKHOLDERS


                                     RAYMOND B. DINGMAN, on behalf of
                                       himself, and

                                     THE RAYMOND BURNETT DINGMAN
                                       SEPARATE PROPERTY TRUST



                                     ------------------------------------------
                                     Address:



                                     ALFRED J. BLAKE



                                     ------------------------------------------
                                     Address:



                                     ANTHONY F. SANTARELLI



                                     ------------------------------------------
                                     Address:



                                     GEORGE T. ARATANI, on behalf of
                                       himself, and

                                     THE GEORGE T. ARATANI AND
                                       SAKAYE I. ARATANI REVOCABLE
                                       LIVING TRUST



                                     ------------------------------------------
                                     Address:


-------------------------------------------------------------------------------
                                                                         ANNEX A


                             MANAGEMENT STOCKHOLDERS


Raymond B. Dingman, together with the
Raymond Burnett Dingman Separate Property
Trust

Alfred J. Blake

Anthony F. Santarelli

George T. Aratani, together with the
George T. Aratani and Sakaye I. Aratani
Revocable Living Trust

Prior to September 24, 2000, a certain other holder of Common Stock may exchange up to 318,000 shares of Common Stock for shares of New Preference Stock (as defined in the Merger Agreement).

                                                                       EXHIBIT E


                                  MIKASA, INC.
                           INCENTIVE COMPENSATION PLAN

         1.  Definitions

                  (a) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this Plan, the term "control," (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  (b) "Award" means a unit representing a fixed percentage of the Plan Pool.

                  (c) "Beneficial Owner" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof. The terms "Beneficial Ownership" and "Beneficially Own" shall have correlative meanings.

                  (d)  "Board" means the Board of Directors of Mikasa.

                  (e) "Cause" means, with respect to the termination of employment of a Participant by Mikasa, (i) any willful engaging by the Participant, in the Participant's capacity as an employee of Mikasa, in gross misconduct that has, or is intended to have, a material adverse effect on Mikasa or its Affiliates; (ii) any conviction of the Participant of a felony or other serious crime involving moral turpitude or (iii) any other circumstance that would constitute "Cause" under any written employment agreement with Mikasa to which the Participant is a party; provided, that any act or failure to act of the Participant shall not be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of Mikasa.

                  (f) "Committee" means a committee composed of four individuals designated by JGD (or, at JGD's option, two individuals with two votes each) ("JGD Designees") and three executive officers of Mikasa selected by the Board prior to the consummation of the Merger ("Mikasa Designees"); provided, that if any of the Mikasa Designees ceases to be an employee of Mikasa for any reason, such executive officer shall cease to be a Mikasa Designee and another executive officer of Mikasa will be selected by the departing Mikasa Designee together with (or solely by, if the Mikasa Designee has died) the remaining Mikasa Designees, and such other executive officer will thereby become a Mikasa Designee.

                  (g) "Consummation Date" has the meaning set forth in Section 8 hereof.

                  (h) "Control Transaction" means a transaction resulting in:
                  (i) the JGD Group ceasing to Beneficially Own at least 50% of the Voting Power of the Voting Securities of Mikasa then outstanding; (ii) the merger, consolidation or other business combination of Mikasa with any other Person; (iii) Mikasa selling, leasing or otherwise transferring 50% or more of its assets to any Person(s); or (iv) the liquidation, dissolution or winding-up of Mikasa.

                  (i) "Disability" means the physical disability or mental incapacity of a Participant which entitles such Participant to benefits under a long term disability plan of Mikasa or which would entitle such Participant to benefits if he were a participant in such plan or which would otherwise qualify such Participant for social security disability insurance benefits.

                  (j) "Effective Time" has the meaning set forth in the Merger Agreement.

                  (k) "Equity Securities" of any Person, means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (m) "Fiscal Year" means a fiscal year of Mikasa occurring during the Plan Period.

                  (n) "Formula" shall have the meaning set forth in Section 4 hereof.

                  (o) "Grant Date" means, with respect to a Fiscal Year, the date, which shall be as soon as practicable following the completion of such Fiscal Year, on which grants of Awards are made to Participants generally pursuant to Section 3 hereof with respect to such completed Fiscal Year.

                  (p) "JGD" means J.G. Durand Industries, S.A., a societe anonyme organized under the laws of France, and any successor thereto.

                  (q)  "JGD Group" means JGD and its Affiliates.

                  (r)  "Merger" has the meaning set forth in the Merger
                  Agreement.

                  (s) "Merger Agreement" means the Agreement and Plan of Merger, dated September 10, 2000, among Mikasa, JGD, Mountain Acquisition Corp. and certain other parties, as it may be amended from time to time.

                  (t) "Mikasa" means Mikasa, Inc., a Delaware corporation, and any successor thereto.

                  (u) "Net Income" means, with respect to any Fiscal Year, the net after-tax income of Mikasa (excluding (i) the amortization of any pushed-down goodwill resulting from the Merger, (ii) any ongoing financing or interest charges (including any fees associated therewith) incurred as a result of a change in Mikasa's pre-Merger capital structure resulting from the Merger and any one time or extraordinary charges resulting from the Merger, (iii) any one time or extraordinary charges resulting from any acquisition or disposition of a business, Person or assets by Mikasa or any of its subsidiaries or any merger, consolidation or other business combination involving Mikasa after the Effective Time other than acquisition or disposition of assets in the ordinary course of business consistent with past practice, (iv) the impact of any change in Mikasa's accounting policies or procedures and (v) any expense related to this Plan).

                  (v) "Participants" shall mean the Mikasa Designees and the employees of Mikasa as may be selected by the Mikasa Designees from time to time to participate in this Plan pursuant to
                  Section 3 hereof.

                  (x) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  (y)  "Plan" means this Mikasa, Inc. Incentive Compensation
                  Plan.

                  (z) "Plan Period" means Fiscal Years 2000, 2001, 2002 and 2003; provided, that the Plan Period will continue until the Grant Date with respect to Fiscal Year 2003.

                  (aa) "Plan Pool" means the cash pool to be distributed to the Participants in accordance with this Plan; provided that the Plan Pool shall not exceed the Plan Pool Maximum.

                  (bb)  "Plan Pool Maximum" means $15,000,000.

                  (cc) "Voting Power" means, with respect to any Voting Securities, the aggregate number of votes attributable to such Voting Securities that could generally be cast by the holders thereof for the election of directors or similar managing persons at the time of determination (assuming such election were then being held).

                  (dd) "Voting Securities" means, (i) with respect to Mikasa, the Equity Securities of Mikasa entitled to vote generally for the election of directors of Mikasa, and (ii) with respect to any other Person, any securities of or interests in such Person entitled to vote generally for the election of directors or any similar managing person of such Person.

         2.  Administration of this Plan

         This Plan shall be administered by the Committee. Except to the extent authority is expressly granted to the Mikasa Designees or the JGD Designees hereunder, the Committee shall have full authority to administer this Plan, including authority to interpret and construe any provision of this Plan and to adopt such rules and regulations for administering this Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties. No member of the Board or the Committee shall be liable to any Participant for any action, omission, or determination relating to this Plan.

         3.  Grant of Awards

         The percentage of the Plan Pool represented by all of the Awards granted pursuant to this Section 3 shall not equal greater than 100%; provided that the percentages of the Plan Pool represented by any Awards or portions thereof that are forfeited by Participants pursuant to Section 7 hereof may be reallocated as new Awards to newly-hired employees, employees who have been promoted or employees whose job responsibilities have been increased, whether or not such employees have already received Awards pursuant to this Plan, as may be determined by the JGD Designees (if such employees are Mikasa Designees) or the Mikasa Designees. On the Grant Date with respect to each Fiscal Year during the Plan Period (a) the JGD Designees shall grant an Award to each Mikasa Designee and (b) the Mikasa Designees, in consultation with the JGD Designees (whose opinion shall be taken into account), shall grant an Award to each of the other Participants in the Plan; provided that on the Grant Date with respect to Fiscal Year 2000 Awards shall be granted with respect to 25% of the Plan Pool and on each successive Grant Date Awards shall be granted such that the aggregate Awards outstanding on the Grant Date with respect to Fiscal Years 2001, 2002 and 2003 shall equal at least 50%, 75% and 100% of the Plan Pool, respectively; and provided further that an employee hired, promoted or whose job responsibilities increased after the Grant Date with respect to any Fiscal Year may be granted an Award at the time of such event.

         4.  Plan Pool

         With respect to each Fiscal Year, as soon as practicable following the completion of the audit of Mikasa's financial statements for such Fiscal Year, an irrevocable amount will be credited to a bookkeeping account for the Plan Pool. Each such annual irrevocable amount credited shall be determined by Mikasa in accordance with the formula set forth on the attached Exhibit A ("Formula"), which determination shall be confirmed by Mikasa's auditors in conjunction with the completion of the audit for such Fiscal Year; provided that in no event shall the Plan Pool be greater than the Plan Pool Maximum.

         5.  Payment of Awards

         Subject to Sections 8 and 9, as soon as practicable following the completion of the audit of Mikasa's financial statements for Fiscal Year 2003,
(i) the Plan Pool will be determined by Mikasa by applying the Formula with respect to Fiscal Year 2003 and adding the result of such application to the amounts credited to the Plan Pool with respect to prior Fiscal Years, which determination shall be confirmed by Mikasa's auditors in conjunction with the completion of the audit for Fiscal Year 2003, (ii) the Committee will calculate the cash payments to be made to the Participants based upon their aggregate vested and outstanding Awards and (iii) Mikasa shall make the cash payments to all Participants with respect to their aggregate vested and outstanding Awards.

         6.  Vesting of Awards

         On each Grant Date, so long as a Participant is employed by Mikasa on such Grant Date, the aggregate Awards granted to such Participant on or prior to such Grant Date shall vest as follows: (i) with respect to Fiscal Year 2000's Grant Date, 0%; (ii) with respect to Fiscal Year 2001's Grant Date, 30%; (iii) with respect to Fiscal Year 2002's Grant Date, 60%; and (iv) with respect to Fiscal Year 2003's Grant Date, 100%.

         7.  Termination of Employment

                  (a) Termination of Employment by Mikasa for Cause. Unless set forth otherwise in any written employment agreement between Mikasa and a Participant, if Mikasa terminates the employment of a Participant with Mikasa for Cause during the Plan Period, such Participant shall forfeit all of his Awards (whether or not vested) and shall not be entitled to any payments by Mikasa with respect to such Awards pursuant to this Plan or otherwise.

                  (b) Termination of Employment by the Participant. Unless set forth otherwise in any written employment agreement between Mikasa and a Participant, if a Participant terminates his employment with Mikasa for any reason during the Plan Period, Mikasa shall pay to such Participant at the time payments under the Plan are made generally to other Participants a cash amount based upon the aggregate vested portion of his Awards as of the date of such termination, but the Participant shall forfeit the unvested portion of his Awards upon such termination and shall not be entitled to any payments by Mikasa with respect to such unvested portion pursuant to this Plan or otherwise.

                  (c) Termination of Employment due to Death or Disability or by Mikasa without Cause. Unless set forth otherwise in any written employment agreement between Mikasa and a Participant, if a Participant's employment with Mikasa is terminated as a result of the death or Disability of the Participant or Mikasa terminates the employment of a Participant with Mikasa without Cause during the Plan Period, such Participant's aggregate Awards shall automatically vest in full upon such termination, and Mikasa shall pay to the Participant at the time payments under the Plan are made generally to other Participants a cash amount based upon his aggregate vested and outstanding Awards.

         8.  Control Transactions

         Upon the date of the consummation of a Control Transaction (the "Consummation Date"), the Plan Pool shall be determined by Mikasa (which determination shall be confirmed by Mikasa's auditors) by adding (i) the amounts credited to the Plan Pool with respect to the Fiscal Years in the Plan Period completed prior to the Consummation Date, (ii) if a Fiscal Year has been completed prior to the Consummation Date but no amount has yet been credited, the result of the application of the Formula with respect to such Fiscal Year and (iii) with respect to the uncompleted Fiscal Year during which the Consummation Date occurs, the result of the application of the Formula with respect to the completed portion of such Fiscal Year. As soon as practicable after the determination of the Plan Pool, payments shall be made to the Participants in accordance with their aggregate outstanding Awards (regardless of whether such Awards are vested or unvested) and the Committee will also distribute any unallocated portion of the Plan Pool among the Participants in such manner as it may determine in its discretion.

         9.  Termination and Amendment

         The Committee may terminate or amend this Plan at any time, in whole or in part, in its discretion, subject to the agreement of at least two Mikasa Designees. Upon termination of the Plan, the Plan Pool shall be determined by Mikasa (which determination shall be confirmed by Mikasa's auditors), subject to the Plan Pool Maximum, by adding (i) the amounts credited to the Plan Pool with respect to the Fiscal Years in the Plan Period completed prior to the date of such termination, (ii) if a Fiscal Year has been completed prior to the date of such termination but no amount has yet been credited, the result of the application of the Formula with respect to such Fiscal Year, and (iii) with respect to the uncompleted Fiscal Year during which such termination occurs, the result of the application of the Formula with respect to the completed portion of such Fiscal Year. As soon as practicable after the determination of the Plan Pool, payments shall be made to the Participants in accordance with their aggregate outstanding Awards (regardless of whether such Awards are vested or unvested) and the Committee will also distribute any unallocated portion of the Plan Pool among the Participants in such manner as it may determine in its discretion.

         10.  Certain Adjustments

         In the event of a merger or consolidation involving Mikasa, the acquisition or disposition by Mikasa of any substantial business unit, the occurrence of any transaction or corporate event which affects Mikasa's capitalization or the occurrence of any other transaction or corporate event (other than the Merger), including without limitation any other transactions with JGD or any of its Affiliates, outside of the ordinary course of business which could reasonably be expected to have a substantial impact on Mikasa's Net Income for any Fiscal Year, the Committee will review, in good faith, the effect of such event on the operation of the Plan and will reasonably adjust the Formula as it determines to be appropriate in light of the circumstances, subject to the agreement of at least two Mikasa Designees.

         11.  Miscellaneous

                  (a) Non-Assignability. The right of a Participant or of any other person to any payment under this Plan shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void.

                  (b) Beneficiaries. If a Participant shall not be alive at the time an amount is to be paid to the Participant under this Plan, the amount shall be paid to his beneficiary designated pursuant to this Section 11(b) or to his estate if he shall have no such beneficiary. Each Participant may designate or change his beneficiary by delivering a written designation to the Committee.

                  (c) Applicable Law. This Plan and all rights under this Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to its principles of conflicts of law.

                  (d) Applicable Withholdings. Mikasa may withhold from any amounts payable to the Participants under this Plan all federal, state, city or other taxes that Mikasa may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

                  (e) No Contract of Employment. Nothing contained in this Plan shall confer upon any Participant any right with respect to the continuation of such Participant's employment by Mikasa or interfere in any way with the right of Mikasa at any time to terminate such employment.

                  (f) No Right to Participate. Except as otherwise set forth herein or in any written employment agreement between Mikasa and a Participant, no employee shall have any claim or right to participate in this Plan. The selection of an employee to be granted an Award pursuant to this Plan with respect to any Fiscal Year shall not give such employee any right to be granted an Award with respect to any subsequent Fiscal Year. Except as otherwise set forth herein, the administration of the Plan is intended to be entirely discretionary on the part of the Committee.

                  (f) Plan Unfunded. This Plan shall be unfunded. Payments under this Plan shall be made from the general assets of Mikasa. The Participants in this Plan shall be general unsecured creditors of Mikasa. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of Mikasa in connection with the Participant's participation in this Plan.

                  (g) Construction. All references herein to the masculine gender shall include the feminine. All Exhibits attached to this Plan are incorporated herein by reference and made a part hereof. The headings in this Plan are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

                  (h) Example. An example of a Participant's receipt of Awards and payout of such Awards under various scenarios is attached hereto as Exhibit B for illustrative purposes only. To the extent that the attached example is inconsistent with the express terms of this Plan, the express terms of this Plan shall govern.

                                                                       EXHIBIT A


FORMULA

     (*) : % of incremental Net Income credited to Plan Pool

     Plan Pool Maximum : 15,000,000

     Minimum Net Income for each Fiscal Year which must be achieved in order for any amounts to be credited to the Plan Pool with respect to such Fiscal Year

                       2000                                 2001
                    17,500,000                           21,000,000

                      2000                                 2001
             Net Income        % (*)              Net Income         %(*)
          From        Up to                   From        Up to
           -         7,500,000    0.0%          -        10,000,000    0.0%
         7,500,000  12,500,000    3.0%      10,000,000   16,000,000    3.0%
        12,500,000  15,000,000   11.0%      16,000,000   20,000,000   11.0%
        15,000,000  25,000,000   13.5%      20,000,000   30,000,000   13.5%
      If more than  25,000,000   15.0%     If more than  30,000,000   15.0%


                       2002                                2003
                   23,800,000                          27,700,000

                      2002                                2003
             Net Income         % (*)            Net Income         % (*)
         From        Up to                    From        Up to
           -        12,000,000    0.0%         -        15,000,000     0.0%
       12,000,000   16,000,000    3.0%      15,000,000  18,000,000     3.0%
       16,000,000   25,000,000   11.0%      18,000,000  25,000,000    11.0%
       25,000,000   37,000,000   13.5%      25,000,000  44,000,000    13.5%
      If more than  37,000,000   15.0%    If more than  44,000,000    15.0%


Examples (for illustrative purposes only)


                                    2000                  2001                 2002                   2003


Net Income                       15,000,000            19,200,000            23,400,000            27,600,000
Credit to Plan Pool                       0                     0                     0                     0
Plan Pool                                 0                     0                     0                     0

Net Income                       22,500,000            28,800,000            35,100,000            41,400,000
Credit to Plan Pool               1,437,500             1,808,000             2,473,500             3,074,000
Plan Pool                         1,437,500             3,245,500             5,719,000             8,793,000

Net Income                       25,000,000            32,000,000            39,000,000            46,000,000
Credit to Plan Pool               1,775,000             2,270,000             3,030,000             3,725,000
Plan Pool                         1,775,000             4,045,000             7,075,000            10,800,000

Net Income                       27,500,000            35,200,000            42,900,000            50,600,000
Credit to Plan Pool               2,150,000             2,750,000             3,615,000             4,415,000
Plan Pool                         2,150,000             4,900,000             8,515,000            12,930,000

Net Income                       32,500,000            41,600,000            50,700,000            59,800,000
Credit to Plan Pool               2,900,000             3,710,000             4,785,000             5,795,000
Plan Pool                         2,900,000             6,610,000            11,395,000            15,000,000


                                                                       EXHIBIT F


                                SUPPORT AGREEMENT


     This SUPPORT AGREEMENT, is entered into as of September 10, 2000, among J.
G. Durand Industries, S.A., a societe anonyme organized under the law of France ("Diamond"), Mountain Acquisition Corp., a Delaware corporation ("MAC"), and the persons listed on Schedule A hereto (each a "Shareholder", and, collectively, the "Shareholders"). Capitalized terms not otherwise defined herein have the meanings set forth in the Merger Agreement (defined below).

     WHEREAS, Mikasa, Inc., a Delaware corporation (the "Company"), the Shareholders, Diamond and MAC have, simultaneously with the execution and delivery of this Agreement, entered into an Agreement and Plan of Merger (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of MAC with and into the Company (the "Merger"), which Merger Agreement and Merger have been recommended by the Special Committee of the Company's Board of Directors;

     WHEREAS, each Shareholder is the record and beneficial owner of the number of shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Shareholder's name on Schedule A hereto and under the heading "Total Shares" (such shares of the Company Common Stock, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with shares of the Company Common Stock that may be acquired after the date hereof by such Shareholder, including shares of the Company Common Stock issuable upon the exercise of options to purchase the Company Common Stock (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Shares"); and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Diamond and MAC have requested that the Shareholders enter into this Agreement.

     NOW, THEREFORE, to induce Diamond and MAC to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. Representations and Warranties of the Shareholders. Each Shareholder acting solely in its capacity as a holder of the shares and not as a director or employee of the Company or in any other capacity, hereby, severally and not jointly, represents and warrants to, and agrees with, Diamond and MAC as follows:

         (a) Authority. The Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Shareholder. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Diamond and MAC, constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to creditors rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity). Except for the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Agreement by the Shareholder nor the consummation by the Shareholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local, municipal or foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal (a "Governmental Entity"), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any lien, charge, security interest or other encumbrance of any nature (a "Lien") upon any of the properties or assets of the Shareholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "Contract") to which the Shareholder is a party or by which the Shareholder or any of the Shareholder's properties or assets, including the Shareholder's Shares, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Shareholder or any of the Shareholder's properties or assets, including the Shareholder's Shares.

         (b) The Shares. The Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, and the Shareholder has good and marketable title to such Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements with respect to the ownership, transfer or voting of the Shares, except for any such Liens or proxies arising hereunder. The Shareholder owns of record or beneficially no shares of the Company Common Stock other than such Shareholder's Shares and shares of the Company Common Stock issuable upon the exercise of Company stock options, as set forth on Schedule A hereto.

         (c) Merger Agreement. The Shareholder understands and acknowledges that Diamond and MAC are entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder covenants and agrees that it will timely perform all of its obligations under the Merger Agreement.

     2. Representations and Warranties of Diamond and MAC. Diamond and MAC hereby jointly and severally represent and warrant to, and agree with, the Shareholders as follows:

         (a) Authority. Diamond and MAC each have the requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Diamond and MAC and the consummation of the transactions contemplated hereby have been duly authorized by all necessary organizational action on the part of Diamond and MAC. This Agreement has been duly executed and delivered by Diamond and MAC and, assuming this Agreement constitutes a valid and binding obligation of the Shareholders, constitutes a valid and binding obligation of Diamond and MAC enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to creditors rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity). Except for the expiration or termination of the waiting periods under the HSR Act, and filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Agreement by Diamond or MAC nor the consummation by Diamond or MAC of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien, upon any of the properties or assets of Diamond or MAC under, any of the terms, conditions or provisions of any Contract to which Diamond or MAC is a party or by which Diamond or MAC or any of their respective properties or assets may be bound or (iii) violate any Order or Law applicable to Diamond or MAC or any of their respective properties or assets.

         (b) Securities Act. The Shares will be acquired in compliance with, and Diamond and MAC will not offer to sell or otherwise dispose of any Shares so acquired by it in violation of the registration requirements of, the Securities Act of 1933, as amended.

         (c) Merger Agreement. Diamond and MAC each covenant and agree that it will timely perform all of its obligations under the Merger Agreement.

     3. Covenants of the Shareholders. Each Shareholder, severally and not jointly, to the extent he has the capacity to vote, solely in his capacity as holder of the Shares and not as a director or employee of the Company or in any other capacity, agrees as follows:

         (a) Such Shareholder shall not, except as contemplated by the terms of this Agreement or the Merger Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of his Shares to any person other than Diamond, MAC or their designees, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to his Shares or (iii) take any other action that would in any way materially restrict, limit, interfere with or frustrate the performance of his obligations hereunder or the transactions contemplated hereby.

         (b) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each Shareholder shall as requested by MAC (including, without limitation, by cooperating with MAC with respect to the proxy granted to MAC pursuant to
Section 6 below), vote (or cause to be voted) such Shareholder's Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the vote, consent or other approval of stockholders of the Company is sought, such Shareholder shall as requested by MAC as provided above vote (or cause to be voted) such Shareholder's Shares against (i) any Competing Transaction (as defined in the Merger Agreement) or
(ii) any amendment of the Company's Certificate of Incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions").

     4. Notice of Acquisition of Additional Shares. Each Shareholder hereby agrees, while this Agreement is in effect, to promptly notify MAC of the number of any new shares of Company Common Stock acquired by such Shareholder, if any, after the date hereof.

     5. Grant of Proxy Coupled with an Interest; Appointment of Proxy.

         (a) Each Shareholder hereby grants to, and appoints, Paul Fontaine, and any other individual who shall hereafter be designated by MAC, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote such Shareholder's Shares, or grant a consent or approval in respect of such Shares, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and (ii) against any Competing Transaction or Frustrating Transaction.

         (b) Each Shareholder represents that any proxies heretofore given in respect of such Shareholder's Shares are not irrevocable, and that all such proxies, if any, are hereby revoked.

         (c) Each Shareholder hereby affirms that the proxy set forth in this
Section 5 is coupled with an interest and is irrevocable until the termination of this Section 5 in accordance with Section 13 hereof. Each Shareholder hereby further affirms that the proxy is given in connection with the execution of the Merger Agreement, and that this proxy is given to secure the performance of the duties of such Shareholder under this Agreement.

     6. Further Assurances. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Diamond or MAC may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Shareholder's Shares as contemplated by Section 3. Diamond and MAC each agree to use reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement and the Merger Agreement (including legal requirements of the HSR Act).

     7. Competing Transaction Fee.

         (a) Each Shareholder agrees, severally and not jointly, that in the event the Company or such Shareholder consummates or participates in a Competing Transaction (including, without limitation, by means of a tender offer) or enters into definitive agreements related to a Competing Transaction at any time during the twelve month period after the termination of the Merger Agreement (i) pursuant to Sections 9.01(d)(ii) or 9.01(g) of the Merger Agreement or (ii) pursuant to Sections 9.01(c), 9.01(d)(i) or 9.01(f)(i) of the Merger Agreement (provided that in the case of this clause (ii), a proposal relating to any Competing Transaction has been made to the Company or a Shareholder at or prior to the time of the termination by Diamond and MAC of the Merger Agreement pursuant to Sections 9.01(c), 9.01(d)(i) or 9.01(f)(i) thereof), such Shareholder shall pay to Diamond an amount in cash equal to the Competing Transaction Fee simultaneously with the closing of a Competing Transaction that was consummated or participated in within such twelve month period following the termination of the Merger Agreement or with respect to which a definitive agreement was entered into as described above within such twelve month period following the termination of the Merger Agreement.

         (b) For purposes hereof, the "Competing Transaction Fee" shall mean, with respect to each Shareholder, the product of (x) .50, multiplied by (y) (1) the total number of Shares owned by such Shareholder as of the time of termination of the Merger Agreement minus (2) the number of Shares (if any) that such Shareholder rolls over in, or otherwise retains following, the Competing Transaction (provided that if the number of Shares to be rolled over or otherwise retained by such Shareholder in the Competing Transaction is greater than the number of Shares to be rolled over by such Shareholder in the Merger, the number of Shares for purposes of this clause (2) shall be the number of Shares to be rolled over by such Shareholder in the Merger), multiplied by (z) the excess, if any, of (1) the highest price per share of Company Common Stock (whether paid to a Shareholder or any other holder of Company Common Stock) paid in such Competing Transaction over (2) $16.50.

For purposes of clarity, if the Company or any Shareholder enters into any agreement or understanding relating to any Competing Transaction prior to the date which is twelve months after the termination of the Merger Agreement as provided in paragraph (a) above and such Competing Transaction is consummated at anytime thereafter, the Competing Transaction Fee will be payable upon consummation of such Competing Transaction regardless of whether such Competing Transaction is consummated prior to or after the date which is twelve months after the termination of the Merger Agreement as provided in paragraph (a) above. Notwithstanding anything in this Agreement to the contrary, no amount shall be payable by a Shareholder pursuant to this Section 7 unless and until a Competing Transaction is consummated as described in paragraph (a) above.

     8. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Diamond and MAC shall each have the right to assign its rights, interests and obligations hereunder to any of its affiliates at its sole option and without the prior written consent of the other parties hereto; provided that no such assignment shall relieve Diamond or MAC of its respective obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9. General Provisions.

         (a) Payments. All payments required to be made to any party to this Agreement shall be made by Wire Transfer to an account designated by the recipient at least one business day prior to such payment.

         (b) Expenses. Subject to the terms of the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         (c) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) if to Diamond or MAC, to

                      c/o J. G. Durand Industries
                      38 rue Adrien Danvers
                      62510 Arques, France
                      Telecopy:        33 3 21 95 4774
                      Attention:       Mr. Paul Fontaine

                      with a copy to:

                      Kirkland & Ellis
                      153 East 53rd Street
                      New York, NY 10022
                      Telecopy:        (212) 446-4900
                      Attention:       Frederick Tanne, Esq.

                      and

                  (ii) if to a Shareholder, to the address set forth under the name of such Shareholder on Schedule A hereto with a copy to:

                      Cleary, Gottlieb, Steen and Hamilton
                      One Liberty Plaza
                      New York, NY 10006
                      Telecopy:        (212) 225-3999
                      Attention:       Victor I. Lewkow, Esq.
                                       David Leinwand, Esq.

         (e) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (f) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         (g) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law principles.

        (i) Publicity. Diamond and MAC on the one hand and the Shareholders on the other hand shall consult with each other and the Company before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Merger Agreement. Prior to the closing of the Merger, Diamond, MAC and the Shareholders shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by Law or any listing agreement with the NYSE or any securities exchange to which Diamond, MAC or the Company is a party and, in such case, shall use reasonable effects to consult with all the parties hereto prior to such release or statement being issued. The parties shall agree on the text of a joint press release by which Diamond, MAC and the Company will announce the execution of this Agreement.

     10. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director, employee or officer of the Company makes any agreement or understanding herein in his or her capacity as a director, employee or officer of the Company. Each Shareholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Shares and nothing herein shall limit or affect any actions taken by, or requires that any actions be taken by, such Shareholder in his capacity as an officer, employee or director of the Company.

     11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     13. Termination. The provisions of Sections 3, 4 and 5 hereof shall terminate automatically and be of no further force and effect on the earlier to occur of (a) the consummation of the Transactions (as defined in the Merger Agreement) and (b) the termination of the Merger Agreement, and the other provisions (including, without limitation, Section 7) of this Agreement shall survive any termination of the Merger Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, Diamond, MAC and each Shareholder have caused this Agreement to be duly authorized, executed and delivered, all as of the date first written above.

                                     J.G. DURAND INDUSTRIES


                                     By:
                                        ---------------------------------------
                                     Its:


                                     MOUNTAIN ACQUISITION CORP.


                                     By:
                                        ---------------------------------------
                                     Its:

                                  SHAREHOLDERS:


                                     RAYMOND B. DINGMAN, on behalf of
                                       himself, and

                                     THE RAYMOND BURNETT DINGMAN
                                       AND SUSAN VOGEL DINGMAN
                                       COMMUNITY PROPERTY TRUST,
                                       and

                                     THE RAYMOND BURNETT DINGMAN
                                       SEPARATE PROPERTY TRUST



                                     ------------------------------------------
                                     Address:



                                     ALFRED J. BLAKE



                                     ------------------------------------------
                                     Address:



                                     ANTHONY F. SANTARELLI



                                     ------------------------------------------
                                     Address:



                                     GEORGE T. ARATANI, on behalf
                                       of himself, and

                                     THE GEORGE T. ARATANI
                                       AND SAKAYE I. ARATANI REVOCABLE
                                       LIVING TRUST



                                     ------------------------------------------
                                     Address:

                                   SCHEDULE A


                                                           Options to Purchase
Shareholder                                Common Shares      Common Shares
----------                                 -------------   -------------------

Alfred J. Blake                             3,956,353            247,500
---------------

Raymond B. Dingman                                  0            497,500
------------------

  Raymond Burnett Dingman and Susan
  Vogel Dingmanperty Trust                    109,845                  0

  Raymond Burnett Dingman Separate
  Property Trust                            1,184,192                  0

Anthony F. Santarelli                       1,587,038            240,000
---------------------

George T. Aratani                                   0                  0
-----------------

  George T. Aratani and Sakaye I.
  Aratani Revocable Living Trust            2,488,469                  0
                                            ---------           ---------


Total                                       9,325,897            985,000